Exhibit 2.1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT

by and among

QUEST DIAGNOSTICS INCORPORATED,

OXFORD IMMUNOTEC LIMITED,

OXFORD IMMUNOTEC, INC.

and

Solely for the purposes of Section 5.4, Section 5.6, Section 5.12, Section 5.16, Article VII and Article IX,

OXFORD IMMUNOTEC GLOBAL PLC

Dated as of September 25, 2018

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

i

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(continued)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(continued)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Annexes

Annex I – Definitions

Exhibits

Exhibit A – Reference Working Capital Statement
Exhibit B – Supply Agreement
Exhibit C – Restructuring Transactions
Exhibit D – Purchase Price Allocation Methodology
Exhibit E – Transitional Services Agreement
Exhibit F – Technology License Agreement
Exhibit G – Holdco Joinder

Exhibit H – Norwood Lease Termination

Exhibit I – New Norwood Lease

Exhibit J – Sublease Term Sheet

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT

This LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 25, 2018, by and among (i) Quest Diagnostics Incorporated, a Delaware corporation (the “Buyer”), (ii) Oxford Immunotec Limited, a limited company incorporated in England and Wales (“Olive”), (iii) Oxford Immunotec, Inc., a Delaware corporation (the “Company”), and (iv) solely for the purposes of Section 5.4, Section 5.6, Section 5.12, Section 5.16, Article VII and Article IX, Oxford Immunotec Global PLC, a public limited company incorporated in England and Wales (“Parent”). The Company, the Buyer, Olive and Holdco (as defined below) are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Certain capitalized terms used herein are defined in Annex I.

W I T N E S E T H:

WHEREAS, as of the date hereof, Olive owns all of the issued and outstanding Shares (as defined below);

WHEREAS, prior to the Closing, the Company, Parent and the Seller shall, and shall cause their applicable Affiliates to, effect and carry out the Restructuring Transactions, as set forth on Exhibit C hereof and, as a result of the Restructuring Transactions, a newly-incorporated, direct, wholly-owned Subsidiary of Olive (such Subsidiary, “Holdco”), among other things, shall become the owner of all issued and outstanding Shares and thereafter the Company shall convert from a corporation to a limited liability company;

WHEREAS, promptly following its incorporation, Holdco shall become a party to this Agreement as provided herein;

WHEREAS, as of the Closing, Holdco will own all of the issued and outstanding Interests; and

WHEREAS, Olive wishes to cause the sale to Buyer, and Buyer wishes to purchase, all of the Interests, upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties and Parent hereby agree as follows:

Article I

PURCHASE AND SALE

1.1          Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Holdco shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from Holdco, free and clear of all Liens (other than any transfer restrictions arising under applicable securities Laws), all of Holdco’s right, title and interest in and to the Interests in exchange for the consideration set forth in this Article I.

1.2          Purchase Price. The consideration for the purchase and sale of the Interests pursuant to this Agreement (such consideration, the “Purchase Price”) will be an amount in cash calculated as follows:

(a)     the Base Purchase Price,

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(b)     plus Closing Date Cash,

(c)     minus Closing Date Debt,

(d)     minus the aggregate amount of all Unpaid Company Transaction Expenses,

(e)     plus the amount (if any) by which the Estimated Net Working Capital exceeds the Maximum Target Net Working Capital or minus the amount (if any) by which the Estimated Net Working Capital is less than the Minimum Target Net Working Capital (an example of such calculations is referred to in additional detail in Exhibit A).

The Purchase Price shall be subject to adjustment pursuant to Section 1.3 and the terms and conditions of the Escrow Agreement.

1.3          Closing Date Estimates; Purchase Price Adjustment.

(a)     The Company shall prepare and provide to the Buyer no later than five (5) Business Days prior to the Closing Date an estimated balance sheet of the Company as of the Measuring Time (the “Estimated Closing Balance Sheet”), together with a written statement signed by the chief financial officer of the Company (the “Estimated Closing Statement”) setting forth in reasonable detail its good faith estimated calculations of the Closing Date Debt, the Unpaid Company Transaction Expenses, the Closing Date Cash and the Net Working Capital (such estimate, the “Estimated Net Working Capital”) and the Purchase Price (the “Estimated Purchase Price”).  The Estimated Closing Balance Sheet and the Estimated Closing Statement will be prepared in accordance with the definitions of Closing Date Debt, Unpaid Company Transaction Expenses, Closing Date Cash, Net Working Capital and Purchase Price herein, and with GAAP and the accounting principles, practices, methodologies and policies applied by the Company in preparation of the corresponding line items of the Most Recent Balance Sheet and Reference Working Capital Statement (the “Accounting Principles”), it being understood that in the event of an inconsistency between GAAP and the Accounting Principles, the Accounting Principles shall prevail.  The Closing Date payment to be made under Section 1.4 shall be calculated using the Estimated Closing Statement and the Estimated Purchase Price reflected therein.  The Seller and its Representatives will make available or cause to be made available to the Buyer and its Representatives prior to the Closing Date all work papers and other books and records used in preparing the Estimated Closing Statement, and provide reasonable access to members of its accounting and financial staff in connection with the Buyer’s review thereof.  The Seller will review any comments proposed by the Buyer with respect to the Estimated Closing Statement, and will consider, in good faith, any appropriate changes with respect to such comments, and adjust the Estimated Purchase Price to reflect any agreed changes.

(b)     As promptly as practicable and in any event within sixty (60) days after the Closing Date, the Buyer shall prepare or cause to be prepared, and will provide to the Seller, a consolidated balance sheet of the Company as of the Measuring Time (the “Proposed Final Closing Balance Sheet”), together with a written statement (the “Proposed Final Closing Statement”) setting forth in reasonable detail its proposed final determinations of the Closing Date Debt, Unpaid Company Transaction Expenses, Closing Date Cash, Net Working Capital and Purchase Price.  The Proposed Final Closing Balance Sheet and the Proposed Final Closing Statement will be prepared in accordance with definitions of Closing Date Debt, Unpaid Company Transaction Expenses, Closing Date Cash, Net Working Capital and Purchase Price herein, and with GAAP and the Accounting Principles, it being understood that in the event of an inconsistency between GAAP and the Accounting Principles, the Accounting Principles shall prevail.  The Buyer will cause the Company and its Representatives to make available or cause to be made available to the Seller and its Representatives all work papers and other books and records used in preparing the Proposed Final Closing Balance Sheet and the Proposed Final Closing Statement, and provide reasonable access to members of its accounting and financial staff in connection with the Seller’s review thereof.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)     The Proposed Final Closing Balance Sheet and the Proposed Final Closing Statement (and the proposed final determinations of the Closing Date Debt, Unpaid Company Transaction Expenses, Closing Date Cash, Net Working Capital and Purchase Price reflected thereon) will be final, conclusive and binding on the Parties unless and to the extent the Seller provides a written notice (the “Dispute Notice”) to the Buyer no later than the forty-fifth (45th) day after the delivery to the Seller of the Proposed Final Closing Balance Sheet and the Proposed Final Closing Statement; provided, however, that the Seller may raise objections only on the basis that the amounts reflected on the Proposed Final Closing Balance Sheet were not arrived at in accordance with GAAP, the Accounting Principles or the applicable definitions set forth herein, or were arrived at based on manifest mathematical or clerical error. Any Dispute Notice must set forth in reasonable detail (i) any item on the Proposed Final Closing Balance Sheet or the Proposed Final Closing Statement which the Seller reasonably believes has not been prepared in accordance with this Agreement and the disputed amount of such item and (ii) the basis for the Seller’s alternative calculation of each such item and the resulting Purchase Price.

(d)     The Buyer and the Seller will attempt to promptly resolve the matters raised in the Dispute Notice in good faith.  If the Buyer and the Seller do not reach agreement in resolving all matters raised in the Dispute Notice within twenty (20) days after delivery of the Dispute Notice pursuant to Section 1.3(c), then the Buyer and the Seller shall submit any remaining disputed items to EisnerAmper LLP or another nationally recognized independent accounting firm chosen jointly by the Buyer and the Seller (any such firm, the “Accounting Firm”). In the event that EisnerAmper LLP has not agreed to act as the Accounting Firm and an alternative Accounting Firm has not been selected by mutual agreement of the Buyer and the Seller within ten (10) Business Days following the date that was twenty (20) days after delivery of the Dispute Notice, then the Buyer and the Seller shall each promptly select an accounting firm and promptly cause such two accounting firms to mutually select a third, nationally recognized independent accounting firm to act as the Accounting Firm.  Promptly, but in no event later than thirty (30) days following its appointment, the Accounting Firm shall determine (it being understood that in making such determination, the Accounting Firm shall be functioning as an expert and not as an arbitrator), based solely on written submissions by the Buyer and the Seller and not by independent review, only those items in dispute and shall render a written report as to the resolution of the dispute and the resulting computation of the Purchase Price, which determination shall be conclusive and binding on the Parties.  In resolving any disputed item, the Accounting Firm (i) shall be bound by the Company’s consistent application of GAAP and the provisions of this Section 1.3(d) and (ii) may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party.  The aggregate fees, costs and expenses of the Accounting Firm shall be allocated to and borne by the Seller and the Company based on the inverse of the percentage that the Accounting Firm’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Accounting Firm; provided that any initial engagement fee shall be borne fifty percent (50%) each by the Seller and the Company, which amounts shall, following the abovementioned final determination by the Accounting Firm, be re-allocated and reimbursed to the applicable Party by the other Party, so that the amount of such initial engagement fee shall have been paid in the proportion of the allocation determined by the Accounting Firm in accordance with this Section 1.3(d).  For example, should the difference between the Seller’s calculations and the Buyer’s calculations of the items in dispute total in amount to $1,000 and the Accounting Firm awards $600 in favor of the Seller’s position, sixty percent (60%) of the costs of its review (including any applicable portion of the Accounting Firm’s initial engagement fee) would be borne by the Company and forty percent (40%) (including any applicable portion of the Accounting Firm’s initial engagement fee) would be borne by the Seller.  During the review by the Accounting Firm, each Party agrees that it will, and agrees to cause its independent accountants to, cooperate and assist in the calculation of the Purchase Price and in the conduct of the review by the Accounting Firm of any proposed calculations of the Purchase Price or the components thereof, including the making available, to the extent necessary, of books, records, work papers and personnel; provided, however, that the accountants of the Seller or the Buyer shall not be obliged to make any work papers available to the Accounting Firm except in accordance with such accountants’ normal disclosure procedures and then only after such firm has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)          The balance sheet of the Company as of the Measuring Time and the statement setting forth the Closing Date Debt, Unpaid Company Transaction Expenses, Closing Date Cash, Net Working Capital and Purchase Price that is final and binding on the Parties, as determined either through agreement of the Parties pursuant to Section 1.3(c) or Section 1.3(d), or through the action of the Accounting Firm pursuant to Section 1.3(d) are referred to as the “Final Closing Balance Sheet” and the “Final Closing Statement”, respectively.  The date on which the Final Closing Statement becomes final and binding on the Parties is referred to as the “Determination Date”.

(f)          Within five (5) days after the Determination Date:

(i)       if the Final Purchase Price is greater than the Estimated Purchase Price, then an amount in cash equal to the amount by which the Final Purchase Price exceeds the Estimated Purchase Price shall be paid by the Buyer to an account of the Seller or its designee, as designated by the Seller in writing;

(ii)      if the Final Purchase Price is less than the Estimated Purchase Price, then an amount in cash equal to the amount by which the Estimated Purchase Price exceeds the Final Purchase Price shall be paid to the Buyer from the Escrow Account in accordance with the terms of the Escrow Agreement; provided that, in the event such difference exceeds the funds remaining in the Escrow Account, then the remaining amount shall be paid by the Seller to an account of the Buyer or its designee, as specified by the Buyer in writing; and

(iii)     if the Final Purchase Price is equal to the Estimated Purchase Price, then there shall not be any adjustment.

Any amount paid pursuant to this Section 1.3(f) shall be treated as an adjustment to the Final Purchase Price for Tax reporting purposes.

1.4          Closing. The closing of the sale and purchase of the Interests (the “Closing”) shall take place at 10:00 a.m. New York time at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or such other date, time or place as the Seller and the Buyer may agree in writing, on the date that is three (3) Business Days after the conditions set forth in Article VI have been satisfied or, to the extent lawful, waived (other than those conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time); provided, however, that in no event shall the Closing take place prior to November 1, 2018. The date on which the Closing takes place is referred to as the “Closing Date”.

1.5          Closing Deliveries and Payments.

(a)          At the Closing, the Company shall deliver or cause to be delivered to the Buyer:

(i)      a certificate of a duly authorized officer of the Company certifying as to the matters set forth in Section 6.1(a), Section 6.1(b) and Section 6.1(e); and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)     a certificate of good standing from the Secretary of State of the State of Delaware with respect to the Company, dated no earlier than five (5) Business Days prior to the date of the Closing Date.

(b)          At the Closing, Holdco shall deliver or cause to be delivered to the Buyer:

(i)      a duly executed counterpart to an amendment to the limited liability company agreement of the Company, reflecting the assignment of the Interests from Holdco to the Buyer;

(ii)     the resignations, effective as of the Closing, of such managers of the Company as are requested in writing by the Buyer at least three (3) Business Days prior to the Closing Date;

(iii)    a validly completed IRS Form W-9 for Holdco and a certificate satisfying the requirements of Treasury Regulations Section 1.1445-2(b) certifying that Holdco is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code;

(iv)    a certificate of a duly authorized officer of Holdco certifying as to the matters set forth in Section 6.1(c), Section 6.1(d) and Section 6.1(e);

(v)      a duly executed counterpart to the Escrow Agreement;

(vi)    a duly executed counterpart to the Supply Agreement;

(vii)   a duly executed counterpart to the Transitional Services Agreement;

(viii)  the duly executed (by Olive and the Company) Technology License Agreement;

(ix)    the duly executed (by Olive and the Company) Trademark Assignment Agreement; and

(x)     the duly executed (by Holdco and the Company) Sublease Agreement.

(c)          At the Closing, the Buyer shall:

(i)      pay (or cause to be paid) an amount equal to the Payoff Amount set forth in the Payoff Letters, by wire transfer of immediately available funds in the amounts and to the accounts set forth in the Payoff Letters, which payment shall satisfy and discharge in full all obligations of the Company under the Company Credit Facility;

(ii)     pay (or cause to be paid) to the Escrow Agent, by wire transfer of immediately available funds, an amount equal to the Escrow Amount into the Escrow Account;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)    pay (or cause to be paid) to accounts specified by the Company at least two (2) Business Days prior to the Closing Date, by wire transfer of immediately available funds, such amounts as are necessary to pay in full the Unpaid Company Transaction Expenses;

(iv)    pay (or cause to be paid) to Holdco, by wire transfer of immediately available funds, to an account specified by the Seller at least two (2) Business Days prior to the Closing Date an amount equal to the Estimated Purchase Price minus the Escrow Amount;

(v)     deliver a duly executed counterpart to an amendment to the limited liability company agreement of the Company, reflecting the assignment of the Interests from Holdco to the Buyer;

(vi)    deliver to the Seller a certificate of a duly authorized officer of the Buyer certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b);

(vii)   deliver to the Seller a duly executed counterpart to the Escrow Agreement by the Buyer and by the Escrow Agent;

(viii)  deliver to the Seller a duly executed counterpart to the Supply Agreement; and

(ix)     deliver to the Seller a duly executed counterpart to the Transitional Services Agreement.

(d)         All deliveries, payments and other transactions and documents required at the Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the Party entitled to the benefit thereof has lawfully waived satisfaction or performance thereof as a condition precedent to Closing).

1.6        Withholding. Notwithstanding any other provision of this Agreement, the Company, the Buyer and the Escrow Agent (each, a “Withholding Party”) shall be entitled to deduct and withhold from any amounts otherwise payable to any Person (such Person, a “Payment Recipient”) in accordance with this Agreement such amounts as required to be deducted and withheld under the Code or any other Tax Law with respect to the making of such payment. Such Withholding Party shall timely remit such deduction or withholding to the appropriate Taxing Authority. To the extent that amounts are so withheld and timely paid over to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Party otherwise entitled to receive such payment pursuant to this Agreement; provided, however, that the Parties shall reasonably cooperate to minimize any such withholding Taxes. The Withholding Party shall, to the extent reasonably practicable, provide the Payment Recipient with prior written notice of its intent to withhold, the legal basis therefor and a reasonable opportunity to furnish forms, certificates or other items that would reduce or eliminate such withholding Taxes. If the Withholding Party receives a refund of such withholding Taxes, in whole or in part, such Withholding Party shall refund such amount to the Payment Recipient within a reasonable period of time.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as provided in the Disclosure Schedules (which have been prepared in accordance with, and qualify the representations and warranties contained in this Article II in the manner provided in, Section 9.10), each of Olive, the Company and Holdco jointly and severally represents and warrants to the Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

2.1          Power and Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and the other Company Documents and to perform its obligations hereunder and thereunder. The Company has taken all actions required to be taken by or on the part of the Company to authorize and permit the execution and delivery by the Company of this Agreement and each of the other Company Documents, and the performance by the Company of its obligations hereunder and thereunder, and no approval of the stockholders of Parent is required in connection therewith. This Agreement has been, and each of the other Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute or will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfer, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exceptions”).

2.2          Organization. The Company is (a) as of the date of this Agreement, a corporation, and as of the Closing shall be, a limited liability company, in each case that is duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or licensed by it or the nature of its business makes such qualification, licensing or good standing necessary, except, in the case of (b) only, where the failure to be so qualified or licensed or in good standing is not material to the Business. The Company has all requisite power and authority to carry on the Business as now conducted and to own and use the properties and assets now owned and used by it.

2.3          Capitalization and Subsidiaries.

(a)        (i) As of the date of this Agreement, the entire authorized capital stock of the Company consists of 3,000 Shares, of which 100 Shares are issued and outstanding and are held of record solely by Olive, free and clear of any and all Liens. All of such issued and outstanding Shares are duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive rights or other similar right. The Company does not hold shares of its capital stock in its treasury. The Shares have been offered, sold and issued in compliance with all applicable securities Laws and other applicable Laws. Other than the Shares, the Company has no other classes of authorized, issued or outstanding shares of equity as of the date of the Agreement.

(ii)     As of the Closing, Holdco will be the sole member of the Company and all the membership interests of the Company will consist of the Interest owned by Holdco, and Holdco will hold of record such Interest, free and clear of any and all Liens. Such Interest will be duly authorized and validly created, and will not have been created in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or other similar right. Such Interest will be created in compliance with all applicable securities Laws and other applicable Laws. Other than such Interest, as of the Closing the Company will have no other classes of authorized, existing or outstanding membership interests.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)     There is no existing option, warrant, call, right or Contract to which the Company is a party requiring, and there are no securities of the Company outstanding which, upon conversion or exchange, would require, the issuance, sale or transfer of any additional Shares (or, as of the Closing, Interests) or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Shares (or, as of the Closing, Interests) or other equity securities of the Company. There are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem or otherwise acquire any Shares (or, as of the Closing, Interests) or other equity interests of any Person or (ii) provide funds to, or make any investment in (in each case in the form of a loan, capital contribution or otherwise) any debt or equity of any Person. There are no outstanding equity appreciation, phantom equity, profit participation, exit payments or similar rights to which the Company is a party. There are no bonds, debentures, notes or other indebtedness of the Company, in each case having the right to vote or consent (or that are convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which equity holders of the Company may vote. There are no voting trusts, irrevocable proxies or other Contracts to which the Company, Olive or Holdco is a party or is bound with respect to the voting or consent of the Shares (or, as of the Closing, the Interests).

(c)     The Company has no Subsidiaries other than, as of the date of this Agreement, the Company Subsidiary, and does not own, directly or indirectly, any shares of capital stock of, or other equity interests in, any Person other than, as of the date of this Agreement, the Company Subsidiary. As of the Closing, the Company will not have any Subsidiaries.

(d)     The Data Archive contains correct and complete copies of the Organizational Documents of the Company, each of which are in full force and effect. None of Olive, the Company or Holdco is in violation of any of the provisions of the Company’s Organizational Documents in any material respect.

2.4         No Violation; Approval and Consents. Neither the execution and delivery of this Agreement or the other Company Documents by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will:

(a)     require the consent, waiver, approval, Order or authorization of, or filing with, any Governmental Body, other than (i) required filings under the HSR Act, (ii) filing notice of change of ownership of any laboratories with the Centers for Medicare and Medicaid Services and any state regulator where any laboratory of the Company is registered or any other similar Governmental Body and (iii) any such consent, waiver, approval, Order, authorization or filing that, if not obtained or made, would not reasonably be expected to (A) materially impair or materially delay the consummation of the transactions contemplated to be consummated at Closing by this Agreement or any Company Document or (B) be material to the Business;

(b)     except as would not reasonably be expected to be material to the Business, result in a breach, violation or termination of, or acceleration of obligations under (except in respect of any Employee Plan), or loss of a material benefit under, or default under, or require the consent of any third party under, or give rise to the imposition of a Lien on any of the assets or properties of the Company under, any Listed Company Contract;

(c)     assuming that all consents, waivers, approvals, orders, authorizations and filings listed on Schedule 2.4(a) or described in Section 2.4(a) have been obtained or made, result in a violation of any applicable material Legal Requirement, Permit or Order to which the Company is party or by which any of its assets or properties is subject; or

(d)     result in a breach or violation of the Organizational Documents of the Company.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.5         Financial Statements; Undisclosed Liabilities; Minute Books. Attached hereto as Schedule 2.5(a) are true, correct and complete copies of the unaudited pro forma financial statements of the Company, assuming completion of the Restructuring Transactions, which statements shall include (a) a balance sheet as of [***], as well as the related statement of income of the Company for the fiscal year then ended (the “Annual Financial Statements”), (b) the balance sheet as of [***] (respectively, the “Most Recent Balance Sheet” and the “Most Recent Balance Sheet Date”) and the statement of income of the Company for the three-month period ending on [***] (the items described in this clause (b), the “Most Recent Financial Statements” and, collectively with the Annual Financial Statements, the “Financial Statements”) and (c) a statement of the revenues from sales of the TB and tick-borne disease testing Products, and of the volume of sales of the TB testing Product, in each case for the seven-month period ending on [***] (the “Revenue Statement”). The Revenue Statement is accurate in all material respects and was prepared in accordance with the Company’s books and records. The Financial Statements (i) present fairly in all material respects the financial position of the Company and the results of operations of the Company as of the respective dates thereof and for the periods covered thereby, in each case assuming the completion of the Restructuring Transactions and that the Company was a standalone entity and, as a result, include any charges and expenses for services provided by Parent or its Subsidiaries or otherwise received by the Company as a result of being a Subsidiary of Parent, in accordance with the assumptions on Schedule 2.5(b) and (ii) were derived from the consolidated financial statements of Parent that were prepared in accordance with GAAP, in accordance with the assumptions on Schedule 2.5(b). The Company does not have any Liabilities of a type required by GAAP to be set forth on a balance sheet of the Company (or in the notes thereto), except for (A) Liabilities reflected or reserved against in the Most Recent Balance Sheet or notes thereto, (B) Liabilities incurred in the Ordinary Course of Business since the Most Recent Balance Sheet Date, (C) Liabilities disclosed in, related to or arising under any Contract (to the extent arising in accordance with the terms of such Contract and not as a result of being in breach of, or in connection with a default under, such Contract), and (D) Unpaid Company Transaction Expenses. The Company maintains systems of internal accounting controls that are sufficient to provide reasonable assurances (x) that all material transactions are executed in accordance with management’s general or specific authorization, (y) that all material transactions are recorded as necessary to permit the preparation of the Financial Statements in conformity with GAAP, and (z) regarding the reliability of financial reporting. The Company is not, and has never been, required to file any forms or reports with the U.S. Securities and Exchange Commission. Since [***], there has not been (1) any significant deficiency or weakness in the system of internal accounting controls used by the Company, (2) any fraud or willful misconduct by any employee of the Company involved in or responsible for the preparation of financial statements or (3) any written claim or allegation regarding any of the foregoing. As of the date of this Agreement, the Company has $30,000,000 in outstanding principal loans under the Company Credit Facility in the form of term loans, and $0 outstanding under the Company Credit Facility in the form of revolving loans. The minute books and the ownership record books of the Company are correct and complete in all material respects, and are in the Data Archive.

2.6         Title to Tangible Assets; Condition and Sufficiency of Tangible Assets. The Company has good and valid title to, or holds pursuant to valid and binding leases, all of the tangible properties and tangible assets reflected on the Most Recent Balance Sheet and that are used by the Company in the conduct of the Business as of the date of this Agreement and as of the Closing Date, except for any assets and properties that have been sold or otherwise disposed of in the Ordinary Course of Business and not in violation of this Agreement since the Most Recent Balance Sheet Date (the “Assets”). The Assets are not subject to any Liens other than Permitted Exceptions and the Liens described on Schedule 2.6. Each item of material tangible personal property included in the Assets is in all material respects in good operating condition and state of repair (ordinary wear and tear excepted). The Assets constitute all of the tangible assets needed to operate the Business and all of the tangible properties and assets forming a part of, used or held in, the Business and, on the Closing Date (assuming receipt of all relevant Governmental Body approvals and completion of the Restructuring Transactions), the Assets will, taking into account the rights granted and the services to be performed pursuant to the Supply Agreement and the Transitional Services Agreement, constitute all of the tangible assets, rights and properties necessary for the Company to conduct the Business, in each case in all material respects as the Business is conducted by the Company as of the date of this Agreement and as of immediately prior to the Closing. This Section 2.6 does not relate to (a) Intellectual Property, such items being instead the subject of Section 2.12 and (b) inventory, such item being instead the subject of Section 2.25.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.7         Ordinary Course of Business; No Material Adverse Effect. Since the Most Recent Balance Sheet Date until the date of this Agreement: (a) other than with respect to preparation for consummating the Restructuring Transactions, the Company has operated in the Ordinary Course of Business and has not taken any actions that would have been prohibited by Section 5.3 (Conduct of the Business Pending the Closing), other than pursuant to clauses (e) and (l) thereunder, had such Section 5.3 been in effect at all times since the Most Recent Balance Sheet Date; and (b) as of the date of this Agreement, there has not been any Material Adverse Effect.

2.8          Taxes.

(a)     The Company has timely filed or has caused to be timely filed on its behalf (in each case, after giving effect to extensions), all Income Tax Returns and all other material Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all material respects. All income and other material Taxes of the Company (including Taxes for which the Company may be liable as a transferee or successor, by assumption or operation of Law or Contract (except for customary Tax indemnification provisions in commercial Contracts entered into in the Ordinary Course of Business the primary purpose of which is not Taxes) as a member of a consolidated, combined, unitary or similar Tax group or otherwise) that are due and payable have been paid. No written claim from any Taxing Authority of any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by such jurisdiction has been received by the Company, and, to the Company’s Knowledge, no such claim has been threatened.

(b)     The accruals, reserves and provisions for Taxes on the books and records of the Company are adequate to cover all Tax liabilities of the Company for any periods prior to the Closing Date.

(c)     The Company has properly withheld and paid to the relevant Taxing Authority all material amounts of Taxes required to have been withheld and paid with respect to third parties (including with respect to amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder, or other party), and complied with all information reporting and backup withholding provisions of applicable Law in all material respects.

(d)     There are no outstanding audits or examinations in respect of Taxes of the Company that would reasonably be expected to result in a Tax liability for the Company. All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Company have been fully paid and no power of attorney granted by the Company with respect to any Taxes would remain in force after the Closing Date.

(e)     There has been no waiver of any statute of limitations in respect of Taxes of the Company nor any extension of time with respect to an assessment or deficiency relating to Taxes of the Company that in either case is still in effect, other than an extension arising out of an extension of the due date for filing a Tax Return in the Ordinary Course of Business and there has been no request by any Governmental Body to provide such a waiver or extension.

(f)     The Company is not a party to or bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreement or similar Contract, except for customary Tax indemnification provisions in commercial Contracts entered into in the Ordinary Course of Business the primary purpose of which is not Taxes.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)     The Company is not currently subject to any Lien, other than Permitted Exceptions, imposed on any of its assets or properties as a result of the failure of the Company to pay Taxes that are due and payable.

(h)     The Company has not engaged in any “reportable transaction” for purposes of Treasury Regulations Section 1.6011-4(b), including any transaction which the IRS has determined to be a “listed transaction” for purposes of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

(i)     The Company has not agreed to make, nor is it required to make, any adjustment to its Tax Returns or treatment of its Tax items by reason of a change in accounting method or otherwise. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period as a result of any (i) closing agreement within the meaning of Section 7121 of the Code executed on or prior to the Closing Date, (ii) change in a method of accounting for a taxable period ending on or before the Closing Date, (iii) intercompany transaction entered into prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) election pursuant to Section 108(i) of the Code or (vi) election made under Section 965(h) of the Code to pay the “net tax liability” (as defined therein) in installments.

(j)     The Company has not entered into any closing agreements within the meaning of Section 7121 of the Code or received any private letter rulings, technical advance memoranda or similar agreement or rulings that would remain in force after the Closing Date.

(k)     The Conversion will qualify for tax-free treatment under Section 368(a)(1)(F) of the Code, and the Company shall have no liability for Taxes as a result of any of the transactions contemplated by the Restructuring Transactions.

(l)     From the time of completion of the Conversion until the Closing, the Company will be classified as a disregarded entity for United States federal income Tax purposes.

(m)     The Company has made available to the Buyer true, correct and complete copies of all Income Tax Returns of the Company relating to the taxable periods ending on December 31, 2014, December 31, 2015, and December 31, 2016, and any audit report issued within the last three (3) years relating to any Taxes due from or with respect to the Company.

(n)     The Company (i) has no liability for the Taxes of any Person by reason of Treasury Regulations Section 1.1502-6 (or any analogous provision of state, local or foreign Law), contract, assumption, transferee or successor liability, except for customary Tax indemnification provisions in commercial Contracts entered into in the Ordinary Course of Business the primary purpose of which is not Taxes or (ii) has never been a member of an affiliated, consolidated, combined or unitary group filing for federal or state income Tax purposes, in each case, other than a group that included the Company and the Company Subsidiary.

(o)     The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock within the last two (2) years (or otherwise as part of a plan with this transaction) intended to qualify under Section 355 of the Code.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(p)     Notwithstanding anything else in this Article II to the contrary, (i) the representations and warranties set forth in Section 2.5 (to the extent any Taxes or Liabilities related thereto are the subject of such representations and warranties), this Section 2.8 and in Section 2.11(g), Section 2.11(i) and Section 2.11(j) represent the only representations and warranties of the Company hereunder relating to Tax matters and (ii) no representation and warranty is made or given in this Agreement with respect to the existence, amount or usability of the income Tax attributes of the Company or any of its Subsidiaries for Post-Closing Tax Periods (such as net operating losses, capital loss carry forwards, foreign tax credit carry forwards, business interest carry forwards, asset bases and depreciation periods).

(q)     For purposes of this Section 2.8, other than Section 2.8(l), any reference to the Company shall be deemed to include any Person that merged with or was liquidated or converted into the Company.

2.9          Real Property.

(a)     The Company does not own, and has never owned, any real property.

(b)     Schedule 2.9(b)(i) sets forth a list of (i) the addresses of all real property leased, subleased, or licensed by, or for which a right to use or occupy has been granted to, the Company, but excluding any real property leased solely for purposes of any storage or warehousing that are managed by a third party and identified in Schedule 2.9(b)(ii) (the real property required to be set forth in Schedule 2.9(b)(i), the “Leased Real Property”) and (ii) the identity of the lessor and lessee of each parcel of Leased Real Property, including whether any signatory to any lease in respect of the Leased Real Property is a physician or, to the Knowledge of the Company, has an immediate family member who is a physician. Schedule 2.9(b)(i) also identifies, with respect to each Leased Real Property, each material lease, sublease, license or other Contract under which such Leased Real Property is occupied or used (the “Real Property Leases”). The Data Archive contains true and correct copies of the Real Property Leases, in each case as amended or otherwise modified and in effect.

(c)     There are no written or oral subleases, licenses, concessions, occupancy agreements or other Contracts to which the Company is a party, granting to any Person (other than the Company) the right of use or occupancy of the Leased Real Property and, to the Company’s Knowledge, there is no Person (other than the Company) in possession of the Leased Real Property. The Company has a valid leasehold interest in the Leased Real Property, free and clear of all Liens other than Permitted Exceptions. The Leased Real Property represents all the real property occupied or held for occupation by the Company in the Business.

(d)     To the Company’s Knowledge, no condition in respect of the Leased Real Property exists requiring material repairs, alterations or corrections. The Company has not received on or prior to the date of this Agreement any written notice of the intention of any Governmental Body or other Person to take all or any part of any Leased Real Property. To the Company’s Knowledge, no condemnation action is pending or threatened that would preclude or materially impair the current use of any Leased Real Property. To the Company’s Knowledge, the Company’s current use of the Leased Real Property does not violate in any material respect any restrictive covenant of record that materially affects any of the Leased Real Property.

2.10         Legal Compliance. The Company is in all material respects in compliance with all applicable Laws and the Company has not been in material violation of any Laws applicable to it since [***]. Since [***], to the Company’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (a) would reasonably be expected to constitute or result in a material violation by the Company of, or a failure on the part of the Company to comply with, any Law, or (b) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except as would not result in material Liability to the Company. None of Olive, the Company or Holdco has received any written notice from a Governmental Body asserting any material violation by the Company of applicable Law since [***]. This Section 2.10 does not relate to environmental matters or Environmental Laws, such items being instead the subject of Section 2.14, or to any of the matters specifically covered under Section 2.20 or Section 2.21.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.11         Employee Plans.

(a)     Schedule 2.11(a) sets forth a correct and complete list of all Employee Plans that will continue to be sponsored or maintained by the Company immediately after Closing. With respect to each material Employee Plan that will continue to be sponsored or maintained by the Company immediately after the Closing or with respect to which the Company would reasonably be expected to have Liability after the Closing (other than Liability for payments pursuant to the Transitional Services Agreement), the Data Archive contains a true, correct and complete copy of the following documents, to the extent applicable: (i) all plan documents, including any related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) for the three (3) most recent plan years, (A) the IRS Form 5500 and all schedules thereto, (B) audited financial statements and (C) actuarial or other valuation reports; (iii) the most recent IRS determination letter or opinion letter, as applicable; (iv) all non-routine correspondence with a Governmental Body; (v) the most recent summary plan descriptions and other material communications to employees regarding the Employee Plans; and (vi) written summaries of all non-written Employee Plans.

(b)     Each Employee Plan, including any associated trust or fund, has been established, maintained and administered in all material respects in accordance with its terms and with all applicable Laws, except to the extent any noncompliance would not reasonably be expected to result in Liability to the Company following the Closing. Except as would not reasonably be expected to result in Liability to the Company following the Closing, no non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Employee Plan.

(c)     Neither the Company nor any of its ERISA Affiliates has within the past six (6) years, sponsored, been obligated to contribute to, has or had any liability in respect of, (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA), (ii) except for any “multiple employer plan” created by the Company or to which the Company otherwise becomes subject before Closing to allow Continuing Employees to continue to participate in an Employee Plan following Closing, a “multiple employer plan” as defined in Section 413(e) of the Code, or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(d)     Each Employee Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or the prototype or volume submitter plan on which such Employee Plan is based has received an opinion or advisory letter from the IRS) upon which it may rely regarding the qualified status under the Code of such Employee Plan, and the trust related thereto is exempt from United States federal income Tax under Section 501 of the Code and, to the Company’s Knowledge, nothing has occurred since the receipt of such determination letter or opinion or advisory letter that would reasonably be expected to result in the loss of such qualification or material Liability to the Company after the Closing.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)     None of the Employee Plans provides for post-employment or retirement health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state Law and at the sole expense of such participant or the participant’s beneficiary, except to the extent the Company would not reasonably be expected to have Liability with respect to such benefits following the Closing.

(f)     With respect to any Employee Plan that will continue to be sponsored or maintained by the Company immediately after the Closing or with respect to which the Company would reasonably be expected to have Liability after Closing (other than Liability for payments pursuant to the Transitional Services Agreement), (i) no actions, suits, claims (other than routine claims for benefits in the Ordinary Course of Business), audits, inquiries, proceedings or lawsuits are pending, or, to the Company’s Knowledge, threatened against or on behalf of any such Employee Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any such Employee Plan with respect to the operation thereof, and (ii) to the Company’s Knowledge, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits, claims, audits, inquiries, proceedings or lawsuits. No event has occurred and no condition exists that would, by reason of the Company’s affiliation with any of its ERISA Affiliates, subject the Company to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Laws.

(g)     Other than in connection with de minimis employee recognition awards in individual amounts of less than [***], the Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Section 409A or Section 4999 of the Code or otherwise.

(h)     Except as provided in this Agreement, neither the execution of this Agreement or any other Company Document nor any of the transactions contemplated hereby or thereby shall, either alone or in conjunction with any other event: (i) result in the Company being required to make any payment or provide any benefit to any current or former director, officer, employee, independent contractor or consultant of the Company; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any Continuing Employee; (iii) limit or restrict the right of the Company to merge, amend or terminate any Employee Plan that will continue to be sponsored or maintained by the Company immediately after the Closing or with respect to which the Company would reasonably be expected to have Liability after the Closing (other than Liability for payments pursuant to the Transitional Services Agreement); or (iv) increase the amount payable under or result in any other material obligation to any Continuing Employee pursuant to any Employee Plan that will continue to be sponsored or maintained by the Company immediately after the Closing or with respect to which the Company would reasonably be expected to have Liability after the Closing (other than Liability for payments pursuant to the Transitional Services Agreement).

(i)     Neither the execution and delivery of this Agreement or any other Company Document nor the consummation of the transactions contemplated hereby or thereby shall, either alone or in connection with any other events give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(j)     There is no Contract, Employee Plan, plan or arrangement covering any employee or former employee of the Company that provides or could provide for the payment of any amount (i) that would not be deductible under Section 162(a)(1) or 404 of the Code or (ii) that would give rise to additional Tax under Section 409A.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.12        Intellectual Property.

(a)     Schedule 2.12(a) sets forth a true and complete list of all licenses and other agreements under which (i) any Person grants to the Company any right or authorization to use any Company IP Rights, other than commercial off-the-shelf software licensed to the Company, or (ii) the Company grants any other Person any right or authorization to use any Company IP Rights.

(b)     Schedule 2.12(b) sets forth a true and complete list of (i) all Registered Intellectual Property owned by, purported to be owned by, or under a duty of assignment to, the Company and (ii) all Transferred Marks. The Company (A) is the exclusive owner of all such Registered Intellectual Property, and (B) as of Closing, will be the exclusive owner of all such Transferred Marks (assuming execution of the Trademark Assignment Agreement at the Closing as required pursuant to this Agreement), in each case (A) and (B), free and clear of all Liens, except for Permitted Exceptions.

(c)     (i) The Company owns, is licensed or has the right to use all of the Company IP Rights and, assuming execution of the Technology License Agreement at the Closing as required pursuant to this Agreement, will be licensed and have the right to use all of the Licensed IP Rights; (ii) the Company has not received any written notice asserting that the conduct of the Business as currently conducted violates (A) any material Intellectual Property license agreement between the Company and any other Person or by which the Company is otherwise bound or (B) infringes or misappropriates the Intellectual Property of any other Person; (iii) the conduct of the Business as currently conducted does not infringe any valid Intellectual Property of any other Person in any material respect; (iv) there is no pending or, to the Company’s Knowledge, threatened, Legal Proceeding contesting the validity, ownership or right to use, sell, license or dispose of any material Company IP Rights owned by or exclusively licensed to the Company, or any Licensed IP Rights; and (v) to the Company’s Knowledge, there is no unauthorized use, infringement or misappropriation by any Person of any material Company IP Rights owned by the Company or of any Licensed IP Rights. This Section 2.12(c) constitutes the sole representation and warranty in this Agreement with respect to any actual or alleged infringement or misappropriation by the Company of the Intellectual Property of any Person.

(d)     The Company IP Rights constitute, collectively with the rights granted pursuant to the Technology License Agreement, the Trademark Assignment Agreement and the Transitional Services Agreement, all Intellectual Property necessary for the conduct of the Business in all material respects as the same is currently conducted by the Company. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts (other than routine recordation fees or other routine administrative costs in connection with any recording of an assignment or license of any Company IP Rights or Transferred Marks required as a result of the consummation of the transactions contemplated by this Agreement) with respect to, nor require the consent of any other Person in respect of, any Company IP Rights. It is understood and agreed that, solely for purposes of the representations and warranties made on the Closing Date (and for the avoidance of doubt, not as the same representations and warranties are made on the date of this Agreement) pursuant to Section 2.12(c) and Section 2.12(d), the definition of “Business” shall be deemed to exclude any actions taken at the Buyer’s express request with respect to [***].

(e)     The Company has a policy requiring that (i) all employees, independent contractors and consultants that have access to confidential information, know-how and trade secrets of the Company agree to protect such confidential information, know-how and trade secrets and (ii) all employees, independent contractors and consultants that author, develop or otherwise create Intellectual Property in the course of his, her, or its employment or other relationship with the Company transfer and assign to the Company all such Intellectual Property, and the Company owns all Intellectual Property developed by such employees within the scope of such employees’ employment with the Company.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)     The Company Business Systems, together with the services to be provided pursuant to the Transitional Services Agreement, are sufficient in all material respects for the immediate needs of the Business as it is currently conducted by the Company, and the Company has purchased a sufficient number of seat licenses for the Company Business Systems for the immediate needs of the Business as it is currently conducted by the Company. The Company maintains commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities. Since [***], there has not been any material failure with respect to any of the Company Business Systems that has not been remedied or replaced in all material respects.

(g)     The Company possesses all source code and other documentation and materials necessary to compile and operate the Company Software, and no source code to any Company Software has been disclosed, delivered, licensed or otherwise made available, and the Company does not have a duty or obligation to disclose, deliver, license or otherwise make available any source code for any Company Software to any third party (other than to employees and independent contractors engaged to assist in the development or maintenance of Company Software who have executed written agreements to keep the source code confidential and use it only on behalf of the Company).

(h)     The Company Software and any software included in the Licensed IP Rights operates substantially in accordance with its respective documentation.

(i)     There are, and since [***], there have been, no defects, technical concerns or problems in any of the Company Software or any software included in the Licensed IP Rights, and each item of the Company Software and each item of software included in the Licensed IP Rights is free in all material respects from any and all viruses, technical concerns or other software routines or hardware components that permit the unauthorized disablement or erasure of Company Software or any software included in the Licensed IP Rights or data or other software of users.

(j)     The Company does not use any open source, public source or freeware software or any modification or derivative thereof (i) in a manner that would grant or purport to grant to any Person any rights to or immunities under any of the Company Software or any software included in the Licensed IP Rights, or (ii) under any license requiring the Company to disclose or distribute the source code to any of the Company Software or any software included in the Licensed IP Rights, to license or provide the source code to any of the Company Software or any software included in the Licensed IP Rights for the purpose of making derivative works, or to make available for redistribution to any Person the source code to any of the Company Software or any software included in the Licensed IP Rights at no or minimal charge.

2.13        Permits. The Company holds and is not in material violation of, or material default under, all Permits that are necessary for the operation of the Business. All such Permits are valid and in full force and effect and no material modification, termination, suspension or cancellation thereof is pending or, to the Company’s Knowledge, threatened, and no such Permit will be revoked, terminated or not renewed as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents. The Data Archive contains true, complete and correct copies of all: (i) subpoenas and civil investigative demands in the possession or control of the Company or any of its Affiliates related to any and all certification, licensure or other governmental investigations, inspections, inquiries and audits relating to the Business, since [***]; (ii) subpoenas related to utilization, reimbursement or other government or third party audits or investigations since [***] in the possession or control of the Company or any of its Affiliates; and (iii) Permits issued to the Company or its Affiliates pursuant to CLIA. Since [***], none of the Company or any of its Affiliates has made any filings or disclosures pursuant to Section 1877 of the Social Security Act (42 U.S.C. Section 1395nn) and the regulations promulgated thereto (the “Stark Law”), as well as pursuant to any similar counterpart state Law. This Section 2.13 does not relate to environmental matters, such items being instead the subject of Section 2.14.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.14        Environmental Matters. (a) The Company is and since [***] has been in compliance in all material respects with all Environmental Laws applicable to it, (b) the Company has all Permits required under applicable Environmental Laws, and is and has been since [***] in compliance in all material respects with the respective requirements of such Permits, (c) there is not now pending or, to the Company’s Knowledge, threatened any action against the Company in connection with any past or present violation of or noncompliance with such Environmental Laws, including any action related to any transportation, delivery or shipment of Hazardous Materials to facilities owned or operated by third parties, and (d) since [***], there have been no releases of Hazardous Materials in circumstances that necessitate reporting, removal or remediation pursuant to any applicable Environmental Law (i) by the Company, (ii) to the Company’s Knowledge, on, in, under, to or from any real property leased or operated by the Company (other than any real property leased solely for purposes of any storage or warehousing managed by a third party) or (iii) to the Company’s Knowledge, on, in, under, to or from any real property formerly owned, leased or operated by the Company (other than any real property leased solely for purposes of any storage or warehousing managed by a third party).

2.15        Material Contracts.

(a)        Schedule 2.15(a) sets forth each of the following Contracts which the Company is bound by or a party to and which are in force as of the date of this Agreement (excluding, for the avoidance of doubt, any Contracts pursuant to which the Company has no material continuing obligations or material obligations requiring performance after the date of this Agreement, or Contracts where the Company’s remaining obligations are limited to confidentiality or indemnification (unless there is an ongoing dispute or material claim involving the Company with respect to such indemnification obligation)):

(i)     other than as described on Exhibit C, any Contract relating to the acquisition or disposition of any operating business, including any former Subsidiary, division or business of the Company (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise);

(ii)     any Contract for the sale of any assets or properties (other than Products or services in the Ordinary Course of Business) of the Company which involves a payment in excess of $50,000;

(iii)     any partnership, limited liability company, joint venture or similar Contract, or any Contract involving the sharing of revenues, profits, losses, costs, or Liabilities;

(iv)     any Contract governing Indebtedness of the Company in excess of $10,000 individually;

(v)      any employment or consulting agreement or other Contract with a Service Provider (other than those whose employment or relationship with the Company will be transferred to the Seller as part of the Restructuring Transactions) whose annual base compensation or other payments in the fiscal year ending December 31, 2017 exceeded or in the fiscal year ending December 31, 2018 are expected to exceed, [***] in the aggregate (including base salary and bonus) or who is a medical director or laboratory director for the Company;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vi)     any collective bargaining agreements or other labor agreements or Contracts with trade unions or other labor organizations;

(vii)    any Contract to provide or receive management or consulting services, in each case with a physician or physician group;

(viii)   any Contract with any Affiliate of the Company (including the Seller) that would remain in effect after the Closing;

(ix)     any Contract that contains a covenant by the Company (A) not to compete with any Person or in any geographic area, or otherwise not to engage in any line of business, (B) not to solicit any Person as a customer, client, payor or employee, other than as included in customary confidentiality, non-disclosure or similar agreements entered in the Ordinary Course of Business, or (C) to refer any testing to a third party, other than, in each of clauses (A) through (C), where such Contract is immaterial to the Business;

(x)     any Contract that (A) requires the use of any supplier or third party for all or substantially all requirements or needs relating to any goods or services, (B) requires the provision to the other parties thereto of “most favored nations” pricing, (C) provides for minimum volume requirements, minimum purchase requirements, or other similar requirements, or (D) on its face, purports to supersede the pricing set forth in any other Contract;

(xi)     any Contract that requires the marketing or co-marketing of any goods or services of a third party;

(xii)     any Payor Agreement;

(xiii)    any Contract with [***];

(xiv)     any Contract for the provision or other supply of shipping boxes or other containers used in the Business to transport samples or specimens, including in respect of any customization thereto;

(xv)     any Contract with any Material Customer;

(xvi)     any Contract with any Material Payee;

(xvii)    any settlement agreement, conciliation or consent decree or similar agreement;

(xviii)   any Contract providing for severance, separation benefits, retention, change in control or other similar payments or benefits paid or provided by the Company to any Service Provider, independent consultant or agent;

(xix)     any Contract under which (A) any Person has directly or indirectly guaranteed any Liabilities of the Company and (B) the Company has directly or indirectly guaranteed any Liabilities of any other Person;

(xx)      any lease of equipment to the Company providing for payments by the Company in excess of [***] per year and that cannot be terminated upon notice of sixty (60) days or less without material penalty; and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xxi)     any Contract not required to be disclosed pursuant to any of the other subsections of this Section 2.15(a) that provides for annual or aggregate payments to or by the Company in excess of [***] (other than purchase orders entered into in the Ordinary Course of Business).

The Data Archive contains true and correct copies of each Contract listed on Schedule 2.15(a), in each case, as amended or otherwise modified and in effect.

(b)        Each Contract set forth on Schedule 2.9(b)(i), Schedule 2.12(a) or Schedule 2.15(a) (each, a “Listed Company Contract”) is in full force and effect and is a legal, binding and enforceable obligation of the Company, and to the Company’s Knowledge, each other party to such Listed Company Contract, in each case, in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to the Bankruptcy and Equity Exceptions.

(c)        Neither the Company, nor, to the Company’s Knowledge, any other party to any Listed Company Contract, is in material breach or violation of, or material default under any Listed Company Contract. As of the date of this Agreement, none of the Company, Olive or Holdco has received any written notice that any party to a Listed Company Contract intends to cancel, terminate, accelerate or modify any Listed Company Contract or to not exercise any option to renew thereunder.

(d)        Schedule 2.15(d) sets forth each Contract which the Company is a party to which has expired or been terminated in accordance with its terms, but pursuant to which the Company has any material continuing obligation.

2.16        Transactions with Affiliates. None of Olive, any Subsidiary of Olive or any officer, director or employee of any of the foregoing or of the Company owns, or since [***] has owned (of record or as a beneficial owner) any financial or profit interest, directly or indirectly, in a Person that has had business dealings or a material financial interest in any transaction with the Company, including any interest in any Person that purchases from or sells, licenses, leases or furnishes to the Company any goods, services, inventory or other assets or property, Intellectual Property or other property rights or services. None of the Seller, any Affiliate of the Seller (other than the Company) or any executive officer or director (or the equivalent) of the Company is a party to any material Contract or transaction with the Company, other than with respect to the payment of compensation to directors, officers or employees in the Ordinary Course of Business.

2.17        Litigation; Governmental Orders. As of the date hereof, (a) there is no Legal Proceeding pending or, to the Company’s Knowledge, threatened in writing, against the Seller (with respect to the Company), the Company or its property or the Business, and (b) no Order is or has been directed or addressed specifically to the Company or its property or the Business. Neither the Company nor, to the Company’s Knowledge, its directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) or any Affiliate or Representative of the Seller involved with the Business has been (i) convicted of, charged with or, to the Company’s Knowledge, investigated for a Health Care Program related offense or misconduct, relating to the Business, including any overpayments owed by the Company or its Affiliates to any Health Care Program relating to the Business, (ii) within the period of three (3) years prior to the date hereof, convicted of, charged with or, to the Company’s Knowledge, investigated for a violation of any Law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, in any such case, related to the Business, (iii) excluded or suspended from participation in any Health Care Program, with respect to the Business, or (iv) within the period of three (3) years prior to the date hereof, subject to any Order that has had or would reasonably be expected to have a material impact on the Business.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.18        Insurance. Schedule 2.18 sets forth a listing of all policies or binders of insurance covering the operations of the Company, all of which are in full force and effect. The Company has not received written notice of a default with respect to its obligations under, or notice of cancellation or termination of, any such policies. All premiums due and payable in respect of each such policy have been paid. To the Company’s Knowledge, there is no claim pending under any such policy as to which coverage has been questioned, denied, or disputed and the Company is in compliance in all material respects with the terms of all such policies.

2.19         Labor Matters. The Company has provided to the Buyer a true and correct list of the following information as of the date hereof and updated no earlier than five (5) Business Days prior to the Closing for each of its employees (other than those employees to be transferred to Holdco or Olive in connection with the Restructuring Transactions and whose employment is not primarily related to the Business): employer, job title, location, date of hiring, and current compensation rate. There is no work slowdown, lockout, stoppage, picketing or strike pending, or to the Company’s Knowledge, threatened between the Company, on the one hand, and its employees, on the other hand, and there has been no such event since [***]. The Company is currently in compliance in all material respects, and since [***] has been in compliance in all material respects, with all applicable Laws respecting employment and employment practices, including those related to wages, hours and the payment and withholding of taxes. During the three (3) year period prior to the date hereof, the Company has not effectuated: (i) a “plant closing” or (ii) a “mass layoff”, in each case, as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”), or similar state law. The Company has not misclassified any person as an independent contractor, temporary employee, leased employee, volunteer or any other servant or agent compensated other than through reportable wages as an employee of the Company (each a “Contingent Worker”) and no Contingent Worker has been improperly excluded from any Employee Plan and the Company does not employ or engage any volunteer workers, paid or unpaid interns or any other unpaid workers. There are no material claims or disputes pending, threatened in writing or, to the Knowledge of the Company, orally, in each case against the Company, involving any employee, former employee, group of employees, group of former employees of, or any individual or group of individuals that applied for employment with the Company. There are no unfair labor practice or discrimination complaints pending or, to the Company’s Knowledge, threatened, against the Company before the National Labor Relations Board or any other Governmental Body. No employee of the Company is represented by a labor union or organization with respect to his or her Company employment, the Company is not party to, or otherwise subject to, any collective bargaining agreement or other similar labor union or organization contract, and to the Company’s Knowledge there is no organizational activity by or on behalf of any labor union or organization with respect to any employee of the Company.

2.20        Certain Business Practices. Neither Olive nor Holdco (in each case with respect to the Company) or the Company or, to the Company’s Knowledge, any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has, in respect of the Business: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Body, in the United States or any other country, which is in any manner illegal under any Law of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Company or any officer, director, partner, employee or agent of any such customer or supplier for an unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.21        Health Care Compliance.

(a)     The Company is conducting the Business and since [***], has conducted the Business in compliance in all material respects with all applicable Health Care Laws, and to the Company’s Knowledge, neither the Company nor any employees of the Company are or have been engaged in any activity that would constitute a material violation of any applicable Health Care Law. Without limiting the generality of the foregoing: (i) there is no, and since [***], there has been no, Legal Proceeding pending, or, to the Company’s Knowledge, threatened in writing, alleging Company’s noncompliance with any Health Care Law; and (ii) the Company is not a party to a corporate integrity agreement or a certificate of compliance agreement with the Office of Inspector General of the U.S. Department of Health and Human Services, or similar government-mandated compliance program and, since [***], has not been served with or received any search warrants, subpoenas, or civil investigative demands from any Governmental Body.

(b)     Since [***], the Company has not directly billed any client or customer in New York, New Jersey or Rhode Island, unless an exception for such billing existed under applicable state law.

(c)     Since [***], the Company has not received any pending notice of denial of payment, recoupment, or overpayment, set-off, penalty or fine from any Health Care Program, other than notices of a non-material nature received in the Ordinary Course of Business, and the Company does not have outstanding overpayments or refunds due to Health Care Programs or any other third party in excess of $50,000 in the aggregate. The Company has, [***].

(d)     The Company has not waived or discounted patient responsibility for any services except as permitted by applicable Laws.

(e)     No physician or referring physician, as those terms are defined in the regulations promulgated pursuant to the Stark Law, who practices any medical specialty other than pathology and who has a “financial relationship,” as defined in the Stark Law (whether direct or indirect investment or ownership interest or direct or indirect compensation arrangement, a “Financial Relationship”) with the Company, and no physician or referring physician, as those terms are defined in the Stark Law, whose immediate family member, as that term is defined in the Stark Law, has such a Financial Relationship with the Company, directly or indirectly makes (or has made) referrals, as that term is defined in the Stark Law, of patients or services to the Business other than, in each such case, referrals which comply with, or are exempt from, the requirements of the Stark Law, including because the Financial Relationship qualifies for an exception under the Stark Law. The foregoing representation and warranty shall similarly be true and correct as it relates to any prohibition under any applicable state Legal Requirement that is similar to the Stark Law. There are no Financial Relationships between any of the directors, employees or Affiliates of the Company or their immediate family members, as defined by the Stark Law, on the one hand, and any of the Company’s clients, customers or payors (collectively, “Customers”) or any of such Customers’ respective directors, employees, Affiliates or immediate family members, on the other hand, in each case, relating to the Business.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)     [***]. The Company has current collection agreements in place [***], and Schedule 2.21(f)(ii) sets forth all such specimen collection agreements that are currently in force and are with individuals or entities who provide phlebotomy services in a Customer’s office. The Company has in place policies prohibiting the provision of computer hardware, fax machines, printers or software to Customers or potential customers and, to the Company’s Knowledge, neither Olive (on behalf of the Company) nor the Company has provided computer hardware, fax machines, printers or software to Customers or potential customers, other than as specifically set forth on Schedule 2.21(f)(iii). Schedule 2.21(f)(iv) sets forth a complete list of all supplies that each of Olive (on behalf of the Company) and the Company provides to Customers. To the Company’s Knowledge, neither Olive (on behalf of the Company) nor the Company has provided any other supplies other than those supplies listed on Schedule 2.21(f)(iv). The Company also enters into consulting and other agreements with actual or potential Customers, including professional services agreements, research agreements and clinical study or clinical trial agreements. The Company monitors compliance with the maximum gift policy existing under the Stark Law and, to the Company’s Knowledge, has not exceeded the limitations set forth thereon on gifts to any Customer or potential customer of the Business. The Company has in place policies to require all arrangements with all Health Care Providers, including Customers, to comply with applicable Health Care Laws. Other than as specifically set forth in Schedule 2.21(f)(i), Schedule 2.21(f)(ii), Schedule 2.21(f)(iii) or Schedule 2.21(f)(iv), or in the consulting and other agreements with actual and potential Customers specifically described in this Section 2.21(f), to the Company’s Knowledge, neither Olive (on behalf of the Company) nor the Company has provided any services, items, supplies, remuneration or any other benefit to any Customer or potential Customer. None of the relationships described in this Section 2.21(f), including those on Schedule 2.21(f)(i), Schedule 2.21(f)(ii), Schedule 2.21(f)(iii) and Schedule 2.21(f)(iv), are in violation of federal anti-kickback Laws or any corresponding state kickback prohibitions and do not render unlawful billings to any Health Care Program by Olive (on behalf of the Company) or the Company resulting from referrals by such Customers under the Stark Law or any corresponding state self-referral prohibitions.

(g)     Since [***], no action or claim under the Federal False Claims Act or any other federal or state whistleblower statute against the Company has been unsealed or, to the Company’s Knowledge, filed and, to the Company’s Knowledge, no Person has filed or threatened to file such claim against the Company.

(h)     To the Company’s Knowledge, the Company is in good standing to participate in all Health Care Programs in which it participates or from which it receives reimbursement, and is not in violation in any material respect of the conditions of participation or coverage of such Health Care Programs or any applicable Payor Agreements. Since [***], the Company has not received any written or, to the Company’s Knowledge, oral, notice threatening to terminate (or terminating) any material Payor Agreement.

(i)     To the Company’s Knowledge, each Health Care Provider possesses each professional license, Drug Enforcement Agency number (if applicable), and Medicare, Medicaid or TRICARE provider number (if applicable) required by Law, any Governmental Body or Health Care Program for such Health Care Provider to provide his or her medical services on behalf of the Company.

(j)     Since [***], to the Company’s Knowledge, no Health Care Provider has (i) had any professional license, Drug Enforcement Agency number (if applicable), or Health Care Program provider number suspended, revoked or terminated, (ii) been reprimanded, sanctioned or disciplined by any state licensing board or other Governmental Body, professional society, hospital, commercial third party payor or specialty board, or (iii) had a final judgment or settlement without judgment entered against him or her in connection with a malpractice or similar action.

(k)     There are no inspections or proficiency tests conducted pursuant to CLIA or the rules promulgated by any state regulator of laboratories, in each case, for which the Company has not yet received a report or results.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.22        Privacy and Data Protection.

(a)     The Company: (i) is currently conducting its business in material compliance with HIPAA; (ii) since [***], has conducted its business in material compliance with HIPAA; (iii) is currently conducting its business in material compliance with all other applicable Laws governing or relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer of “Personal Information” (or similar terms such as “Personally Identifiable Information,” as defined by applicable Laws), medical records, or other records generated in the course of providing or paying for health care services (collectively, “Personal Information” and such Laws, collectively, “Privacy Laws”); and (iv) has established, implemented, updated, and maintained, and has utilized commercially reasonable efforts to enforce, such policies, programs, procedures, Contracts and systems with respect to the collection, compilation, use, storage, processing, sharing, safeguarding, disposal, destruction, disclosure or transfer, and other forms of processing of any and all Personal Information (collectively, “Privacy Policies”), as are necessary to protect, physically and electronically, information and assets from unauthorized disclosure, access, use, dissemination or modification, and as are otherwise necessary to comply with HIPAA and other Privacy Laws. Since [***], there have been no investigations by or, to the Company’s Knowledge, complaints to, the Office for Civil Rights of the U.S. Department of Health and Human Services with respect to HIPAA compliance by the Company or, to the Company’s Knowledge, its business associates or subcontractors. To the Company’s Knowledge, since [***], the Company has not experienced any: (A) breach of security, as defined by the Privacy Laws, or other unauthorized access or use of any of the Company Business Systems with respect to Personal Identifiable Information; (B) “Breach” of “Unsecured Protected Health Information,” as such terms are defined by HIPAA; (C) “Security Incident,” as defined by HIPAA, except for any Security Incident that has not resulted in, and would not reasonably be expected to result in, material liability to the Company; (D) other actual breach, misappropriation, or unauthorized disclosure, access, use, dissemination or modification of any Personal Information; or (E) breach or violation of any Privacy Policies except as has not resulted in, and would not reasonably be expected to result in, material liability to the Company. The Company is not a party to or the subject of any pending or, to the Company’s Knowledge, threatened, Legal Proceeding involving or relating to a claim against the Company of any breach, misappropriation, unauthorized disclosure, access, use, dissemination, modification or any similar violation or infringement of Personal Information. To the Company’s Knowledge, the transactions contemplated by this Agreement will not result in any liabilities in connection with any Data Security Requirements.

(b)     The Company does not receive, collect, compile, use, store, process, share or safeguard any “Personal Information” (or similar terms such as “Personally Identifiable Information,” as defined by applicable Laws) in respect of any Person outside the United States.

(c)     The Data Archive contains copies of all business associate agreements under which the Company is a business associate or a covered entity, as such terms are defined in 45 C.F.R. § 160.103, as amended. The Company is not in material breach of any such business associate agreement.

2.23        Receivables. All accounts receivable of the Company shown on the Most Recent Balance Sheet and, as of the Closing Date, all accounts receivable of the Company shown on the Estimated Closing Balance Sheet have arisen from bona fide transactions consummated by the Company in the Ordinary Course of Business, are not subject to discount except for normal cash and other trade discounts accrued in the Ordinary Course of Business or discounts made pursuant to a Listed Company Contract, and, to the extent owed by a Material Customer or a Commercial Payor, are not owed by a debtor that, to the Company’s Knowledge, (a) is the subject of any voluntary or involuntary bankruptcy proceeding or (b) has provided the Company with notice that such debtor is not able to pay its obligations owing to the Company as they become due.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.24        Customers, Commercial Payors, and Payees. Schedule 2.24 sets forth the Company’s: (a) (i) [***] largest customers in respect of testing for tick-borne diseases (other than commercial payors) and (ii) [***] largest customers in respect of tuberculosis testing, in each case in this clause (a) as measured by volume for the 12-month period ended on [***] (collectively, the “Material Customers”); (b) [***] largest commercial payors, as measured by the amount of payments to the Company for the 12-month period ended on [***] (the “Commercial Payors”); and (c) the Company’s [***] largest vendors as a percentage of, and in respect of, the Company’s procurement of supplies or services for use in the Business, for the 12-month period ended on [***] (the “Material Payees”), indicating whether any such Material Payee is the Company’s sole source of supply in respect of the supplies or services provided by such Material Payee. From [***] to the date of this Agreement, the Company has not had a dispute of any material significance with any Material Customer, Commercial Payor or Material Payee. From [***] to the date of this Agreement, no Material Customer, Commercial Payor or Material Payee has provided written notice to the effect that such Material Customer, Commercial Payor or Material Payee intends to cease its relationship with the Company or intends to, outside the Ordinary Course of Business, materially decrease the rate of, or materially change the terms with respect to, the services provided to or by the Company.

2.25        Inventory. The inventory of the Company is usable in the Ordinary Course of Business. The inventory of the Company set forth in the Most Recent Balance Sheet was valued at the lower of cost or market value (net realizable value) and is stated therein in accordance with GAAP. Adequate reserves have been reflected in the Most Recent Balance Sheet for obsolete, excess, damaged, slow-moving or otherwise unusable inventory, which reserves were calculated in a manner consistent with GAAP. The inventory of the Company constitutes sufficient quantities to conduct the Business in the Ordinary Course of Business and, in any event, for at least thirty (30) days.

2.26        Brokers. There are no brokerage commissions, finders’ fees or similar compensation payable in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of the Company, other than to Perella Weinberg Partners L.P., whose fees and expenses will be paid by Olive or one of its Affiliates, other than the Company (or otherwise included in Unpaid Company Transaction Expenses). The Company is not a party to any Contract with Perella Weinberg Partners L.P.

Article III

REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER

Holdco and Olive each jointly and severally represents and warrants to the Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

3.1        Power and Authorization. Such Seller has all requisite power and authority to execute and deliver this Agreement and the other Seller Documents and to perform its obligations hereunder and thereunder. Such Seller has taken all actions required to be taken by or on the part of such Seller to authorize and permit the execution and delivery by such Seller of this Agreement and each of the other Seller Documents to which it will be a party, and the performance by such Seller of its obligations hereunder and thereunder. This Agreement has been, and each of the other Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by either Olive or Holdco, as applicable, and assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute or will constitute the legal, valid and binding obligation of Olive or Holdco, as applicable, enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by the Bankruptcy and Equity Exceptions.

3.2        Organization. Such Seller is (a) an entity that is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (b) duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or licensed by it or the nature of its business makes such qualification, licensing or good standing necessary, except, in the case of (b) only, where the failure to be so qualified or licensed or in good standing would not reasonably be expected to prevent or materially impair or materially delay the ability of such Seller to consummate the transactions contemplated hereby.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.3        Title to Shares and Interests. (a) Olive is the record owner of and as of the date of this Agreement has good and valid title to, the Shares, free and clear of any Liens (other than any transfer restrictions arising under applicable securities Laws) and (b) as of the Closing Date, Holdco will be the record owner of the Interests and will have good and valid title to the Interests, free and clean of any Liens (other than any transfer restrictions arising under applicable securities Laws). Upon consummation of the transactions contemplated by this Agreement, the Buyer will own all of the outstanding Interests of the Company, free and clear of any Liens (other than any transfer restrictions arising under applicable securities Laws). The Shares are not, and as of the Closing Date the Interests will not be, subject to any voting trust agreement or other Contract (except for the limited liability company agreement of the Company, as in effect after the Conversion), including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Shares or Interests, as applicable.

3.4         No Violation; Approval and Consents. Neither the execution and delivery of this Agreement or the other Seller Documents by Olive or Holdco, as applicable nor the consummation by the Seller of the transactions contemplated hereby or thereby, nor compliance by Olive and Holdco with any of the provisions hereof or thereof will:

(a)     require the consent, waiver, approval, Order or authorization of, or filing with, any Governmental Body, other than (i) required filings under the HSR Act, (ii) filing notice of change of ownership of any laboratories with the Centers for Medicare and Medicaid Services and any state regulator where any laboratory of the Company is registered, or any other similar Governmental Body and (iii) any such consent, waiver, approval, Order, authorization or filing that, if not obtained or made, would not reasonably be expected to (A) prevent or materially impair the ability of such Seller to consummate the transactions contemplated to be consummated at Closing by this Agreement or any applicable Seller Document or (B) be material to the Business;

(b)     result in a breach, violation or termination of, or acceleration of obligations under, or loss of a material benefit under, or default under, or require the consent of any third party under, any Contract to which such Seller is a party, except for such breaches, violations, terminations, accelerations, losses, defaults or consents as would not reasonably be expected to prevent or materially impair or materially delay the ability of such Seller to consummate the transactions contemplated to be consummated at Closing by this Agreement or any applicable Seller Document;

(c)     result in a violation of any applicable material Legal Requirement, Permit or Order to which such Seller or any of its Affiliates is subject, except as would not reasonably be expected to prevent or materially impair the ability of such Seller to consummate the transactions contemplated to be consummated at Closing by this Agreement or any applicable Seller Document; or

(d)     result in a material breach or violation of the Organizational Documents of such Seller.

3.5         Brokers. There are no brokerage commissions, finders’ fees or similar compensation payable in connection with the transactions contemplated hereby based on any Contract made by or on behalf of the Seller or any of its Affiliates, other than to Perella Weinberg Partners L.P., whose fees and expenses will be paid by Olive or one of its Affiliates, other than the Company (or otherwise included in Unpaid Company Transaction Expenses).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article IV

REPRESENTATIONS AND WARRANTIES RELATING TO THE BUYER

The Buyer represents and warrants to the Seller and the Company, as of the date of this Agreement and as of the Closing Date, as follows:

4.1         Power and Authorization. The Buyer has all requisite power and authority to execute and deliver this Agreement and the other Buyer Documents and to perform its obligations hereunder and thereunder. The Buyer has taken all actions required to be taken by or on the part of the Buyer to authorize and permit the execution and delivery by the Buyer of this Agreement and each of the other Buyer Documents, and the performance by the Buyer of its obligations hereunder and thereunder. This Agreement has been, and each of the other Buyer Documents will be at or prior to the Closing, duly and validly executed and delivered by the Buyer, and assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute or will constitute the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by the Bankruptcy and Equity Exceptions.

4.2         Organization. The Buyer is (a) a corporation that is duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or licensed by it or the nature of its business makes such qualification, licensing or good standing necessary, except, in the case of (b) only, where the failure to be so qualified or licensed or in good standing would not reasonably be expected to prevent or materially impair or materially delay the ability of the Buyer to consummate the transactions contemplated hereby.

4.3         No Violation or Approval; Consents. Neither the execution and delivery by the Buyer of this Agreement or the other Buyer Documents nor the consummation by the Buyer of the transactions contemplated hereby or thereby, nor compliance by the Buyer with any of the provisions hereof or thereof will:

(a)     require the consent, waiver, approval, Order or authorization of, or filing with, any Governmental Body, other than (i) required filings under the HSR Act, (ii) filing notice of change of ownership of any laboratories with the Centers for Medicare and Medicaid Services and any state regulator where any laboratory of the Company is registered, or any other similar Governmental Body and (iii) any such consent, waiver, approval, Order, authorization or filing that, if not obtained or made, would not reasonably be expected to prevent or materially impair the ability of the Buyer to consummate the transactions contemplated to be consummated at Closing by this Agreement or any Buyer Document;

(b)     result in a breach, violation or termination of, or acceleration of obligations under, or loss of a material benefit under, or default under, or require the consent of any third party under, any Contract to which the Buyer is party, except for such breaches, violations, terminations, accelerations, defaults or consents as would not reasonably be expected to prevent or materially impair or materially delay the ability of the Buyer to consummate the transactions contemplated to be consummated at Closing by this Agreement or any Buyer Document;

(c)     result in a violation of any applicable material Legal Requirement, Permit or Order to which the Buyer or any of its Affiliates is subject, except as would not reasonably be expected to prevent or materially impair the ability of the Buyer to consummate the transactions contemplated to be consummated at Closing by this Agreement or any Buyer Document; or

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)     result in a material breach or violation of the Organizational Documents of the Buyer.

4.4         Availability of Funds. The Buyer has, and at the time of the Closing the Buyer will have, immediately available funds in an amount sufficient to pay in cash all amounts payable by the Buyer pursuant to Article I and to otherwise perform its obligations under this Agreement.

4.5         Litigation. As of the date hereof, there is no Legal Proceeding pending or, to the knowledge of the Buyer, threatened in writing, against the Buyer or any of its Affiliates, nor any outstanding Orders against the Buyer or any of its Affiliates that, in each case would reasonably be expected to, individually or in the aggregate, (a) prevent or materially impede or delay the consummation by the Buyer of the transactions contemplated by this Agreement or (b) have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement and the other Buyer Documents.

4.6         Brokers. There are no brokerage commissions, finders’ fees or similar compensation payable in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of the Buyer or any of its Affiliates.

4.7        Investment Intent. The Buyer is acquiring the Interests for investment for its own account and not with a view to, or for sale in connection with, any distribution of any part thereof. The Buyer acknowledges that the Interests and the sale thereof have not been registered under the securities Laws of any jurisdiction.

4.8          Company and Seller Representations; Independent Investigation.

(a)     The Buyer acknowledges and agrees that, other than the representations and warranties of the Company and of the Seller specifically contained in Article II and Article III, respectively, and in the Ancillary Documents, there are no representations or warranties of the Company or the Seller or any other Person either expressed, statutory or implied with respect to the Company or the Business, including with respect to any of their respective rights or assets, or the transactions contemplated hereby or thereby, individually or collectively. The Buyer, together with and on behalf of its Affiliates and Representatives, specifically disclaims that it or they are relying upon or have relied upon any such other representations or warranties that may have been made by any Person, and the Buyer, together with and on behalf of its Affiliates and Representatives, acknowledges and agrees that each of Olive, Holdco and their respective Affiliates (including, before the Closing, the Company) have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person. Without limiting the generality of the foregoing, except as expressly provided in Article II and Article III or in any Ancillary Document, the Buyer acknowledges and agrees that none of Olive, Holdco and their respective Affiliates (including, before the Closing, the Company) or their respective Representatives makes any representations or warranties relating to (i) the maintenance, repair, condition, design, performance or marketability of any right or asset of any of the Company, including with respect to title, validity, enforceability, non-infringement, merchantability or fitness for a particular purpose, (ii) the operation of the Company or the Business by the Buyer after the Closing or (iii) the probable success or profitability of the Company or the Business after the Closing. Notwithstanding the foregoing and any provision to the contrary in this Agreement, the Seller hereby expressly agrees and acknowledges that the Buyer may rely, and is relying, on the express representations and warranties in Article II and Article III and in any Ancillary Document.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)     The Buyer acknowledges that it, its Affiliates and their respective Representatives have been permitted access to the books and records, facilities, equipment, personnel, Contracts and other properties and assets of the Company that it, its Affiliates and their respective Representatives have requested to see and review, and that it, its Affiliates and their respective Representatives have had the opportunity to meet with the officers and employees of the Seller, the Company and their respective Affiliates to discuss the Company and the Business. Except as expressly set forth in Article II and Article III or in any Ancillary Document, the Buyer acknowledges and agrees that no Person, including the Buyer Indemnified Parties, shall have any claim (whether in warranty, contract, tort (including negligence or strict liability) or otherwise) or right to indemnification pursuant to Article VII (or otherwise) with respect to any information, documents or materials, whether oral or written, made available or otherwise furnished to or for the Buyer, its Affiliates or their respective Representatives by the Company or the Seller, any of their respective Affiliates, or any of their respective Representatives, including any financial projections or other statements regarding future performance and any other information, documents or material in any “data room,” management presentation, “break-out” discussions, responses to questions submitted on behalf of the Buyer, its Affiliates or their respective Representatives or otherwise furnished to the Buyer, its Affiliates or their respective Representatives in any form in expectation of the transactions contemplated hereby.

(c)     The Buyer, its Affiliates and their respective Representatives have received and may continue to receive from the Company, the Seller, their respective Affiliates and their respective Representatives certain estimates, projections and other forecasts for the Company and certain plan and budget information. The Buyer acknowledges that these estimates, projections, forecasts, plans and budgets, and the assumptions on which they are based, were prepared for specific purposes and may vary significantly from each other. Further, the Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets and that, except to the extent such matter is the subject of the representations and warranties in Article II, (i) the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, its Affiliates or their respective Representatives (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets) and (ii) the Buyer is not relying on any estimates, projections, forecasts, plans or budgets made available or otherwise furnished by the Company, the Seller, their respective Affiliates or their respective Representatives, and the Buyer shall not, and shall cause its Affiliates and their respective Representatives not to, hold any such Person liable with respect thereto (whether in warranty, contract, tort (including negligence or strict liability) or otherwise).

Article V

COVENANTS

5.1          Regulatory Approvals.

(a)     Each of the Parties shall cooperate with one another to prepare all necessary documentation (including furnishing all information required) under the HSR Act to effect promptly all necessary filings and to obtain all consents, waivers and approvals necessary to consummate the transactions contemplated by this Agreement.  Each Party shall promptly inform the other Parties of any oral communication or written communications with any Governmental Antitrust Entity regarding any such filings or the transactions contemplated by this Agreement.  Subject to applicable Law, the Parties will consult and cooperate with one another in connection with any analyses, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the HSR Act or other applicable Competition Laws.

(b)       (i) Without limiting the generality of the undertakings pursuant to this Section 5.1, the Parties shall provide or cause to be provided as promptly as practicable, to any Governmental Antitrust Entity, information and documents requested by any Governmental Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including filing no later than [***] after the date hereof, any notification and report form and related material required under (A) the HSR Act by the Buyer and the Company and (B) other applicable Competition Laws by the Buyer and the Company, and thereafter to respond promptly to any request for additional information or documentary material that may be made.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)     Further, each of the Parties shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Antitrust Entity with respect to the transactions contemplated by this Agreement under any Competition Law.  Each of the Buyer, the Seller and the Company shall use its reasonable best efforts to take such action as may be required to cause the early termination of the notice periods under the HSR Act or other applicable Competition Laws with respect to the transactions contemplated by this Agreement as promptly as possible after the execution of this Agreement.  In the event that the Buyer decides to litigate any decision by a Governmental Antitrust Entity, the Company and the Seller shall use their respective reasonable best efforts to cooperate with the Buyer in such litigation.

(iii)     For purposes of this Section 5.1, “reasonable best efforts” of the Buyer shall not require (nor shall anything in this Section 5.1 or otherwise in this Agreement require) the Buyer or any of its Affiliates to take any action that would prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Buyer, its Affiliates or the Company of any portion of the business or assets of the Buyer or its Affiliates, or the Company, or compel the Buyer or its Affiliates, or the Company, to dispose of, hold separate or license any portion of the business, assets or Intellectual Property of the Buyer or its Affiliates, or the Company, respectively, in each case as a result of the transactions contemplated by this Agreement and the Ancillary Documents.

(c)        With regard to any Governmental Antitrust Entity, neither the Company nor any of its Representatives shall, without the Buyer’s prior written consent in the Buyer’s sole discretion, discuss or commit to any divestiture transaction, or discuss or commit to alter their businesses or commercial practices in any way, or otherwise discuss, take or commit to take any action that limits the Buyer’s freedom of action with respect to, or the Buyer’s ability to retain any of its, its Affiliates’ or the Company’s respective businesses, product lines or assets or otherwise receive the full benefits of this Agreement.

(d)        Each of the Buyer, on the one hand, and the Seller and the Company, on the other hand, shall promptly notify the other of any communication it or any of its Affiliates receives from any Governmental Body (including a Governmental Antitrust Entity) relating to the matters that are the subject of this Agreement and, to the extent practicable and legally permitted, permit the other to review in advance any proposed communication by such party to any such Governmental Body. Neither the Buyer, on the one hand, nor the Seller or the Company, on the other hand, shall (or permit any of their respective Affiliates to) agree to participate in any in-person meeting or any material communication scheduled reasonably in advance, in each case with any Governmental Body (including a Governmental Antitrust Entity) in respect of any filings, investigation (including any settlement of the investigation), litigation or other inquiry unless it consults with the other in advance and, to the extent permitted by such Governmental Body, gives the other the opportunity to attend and participate at such meeting or material communication. The Buyer, on the one hand, and the Seller and the Company, on the other hand, will promptly provide each other with copies of all correspondence, filings or communications between them or any of their Representatives or Affiliates, on the one hand, and any Governmental Body or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that neither Party shall be obligated to provide the other with any such materials that are deemed by the possessing party, in its sole discretion, to be confidential or protected by privilege.

(e)        The Buyer and Olive shall each be [***] and any other filing fees for filings required under other Competition Laws.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.2         Access to Books and Records. From the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Article VIII (the “Pre-Closing Period”), and subject to the requirements of any Law, the Company shall (a) provide the Buyer and its authorized Representatives, upon reasonable notice, with reasonable access during normal business hours to the offices, properties, personnel, books and records of the Company and shall instruct its Representatives to cooperate with the Buyer’s Representatives as reasonably necessary in order for the Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the Business, affairs and properties of the Company, including providing access to books, records, equipment and personnel used by the Seller or the Company (or their respective Affiliates) in connection with [***]; provided, however, that the activities of the Buyer and its Representatives shall be conducted in a manner so as not to interfere unreasonably with the operation of the business of the Company; and (b) furnish to the Buyer and its Representatives such additional information as the Buyer and its Representatives may reasonably request from time to time; provided, however, that the reasonableness of such access and requests under clause (a) or (b) shall be determined by taking into account, among other considerations, any other prior access or review by the Buyer or its Representatives to the same or substantially similar information or documents in such offices, properties, personnel, books and records. Nothing contained in this Section 5.2 shall obligate the Company or any of its Affiliates to, in the Company’s discretion, (i) breach any duty of confidentiality owed to any Person (whether such duty arises contractually, statutorily or otherwise), Law or any Contract with any other Person, (ii) waive any privileges, including the attorney-client privilege, (iii) share any information which constitutes trade secrets or other competitively sensitive information, or (iv) cause significant competitive harm to the Company or their businesses if the transactions contemplated hereby are not consummated; provided that the Company shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts to provide such access and information in a manner that would not breach any such duty of confidentiality, result in sharing such competitively sensitive information or causing such competitive harm. Prior to the Closing, when accessing any offices, facilities or properties of the Company, the Buyer shall, and shall cause its Affiliates and Representatives to, comply with all safety and security requirements for such office, facility or property as communicated to them. All requests for information made pursuant to this Section 5.2 shall be directed to Karen Koski or such other Person or Persons as may be designated by the Company, and the Buyer shall not directly or indirectly contact any officer, director, employee, agent or Representative of any of the Seller, the Company or any of their respective Affiliates without the prior approval of such designated Person(s). If so reasonably requested by the Seller or the Company, the Buyer shall, and shall cause its Affiliates (as applicable) to, enter into a customary joint defense agreement with the Seller, the Company or their Affiliates with respect to any information to be provided to the Buyer pursuant to this Section 5.2.

5.3         Conduct of the Business Pending the Closing. During the Pre-Closing Period, except as otherwise expressly provided in or contemplated by this Agreement, or as required by Law, or pursuant to the Restructuring Transactions, or with the prior written consent of (such consent not to be unreasonably withheld, delayed or conditioned), or at the express request of, the Buyer, or as set forth on Schedule 5.3, the Company shall (i) operate its Business in the Ordinary Course of Business, (ii) use its commercially reasonable efforts to keep available to the Company the services of its employees, independent contractors and consultants, (iii) use its commercially reasonable efforts to preserve and maintain its relationships with customers, suppliers, distributors and other Persons with which the Company has significant business relations and (iv) not:

(a)     transfer, issue, sell, pledge, encumber or dispose of any Shares, Interests, or other securities of, or other ownership interests in, the Company or grant options, warrants, calls or other rights to purchase or otherwise acquire Shares, Interests, or other securities of, or other ownership interests in, the Company;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)     (i) effect any recapitalization, reclassification, stock split, combination or like change in the capitalization of the Company, or amend the terms of any outstanding securities or the underlying agreements related thereto of the Company or (ii) redeem, purchase or otherwise acquire directly or indirectly any of the capital stock of the Company;

(c)     amend the Organizational Documents of the Company, by operation of law or otherwise;

(d)     spend or commit to any new capital expenditures (other than capital expenditures already reserved pursuant to the budget for the current fiscal year) in excess of [***] individually or [***] in the aggregate;

(e)     except as required by the terms of any Company Document or any Contract or Employee Plan as in effect on the date hereof, or in relation to employees who will become employees of Holdco or Olive as of, or prior to, the Closing: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to any Service Provider, other than any such increases that do not exceed [***] in the aggregate, on an annualized basis; (ii) grant, pay or increase any severance or change in control pay or benefits to any Service Provider; (iii) loan or advance any money or other property to any Service Provider or any officer, director or employee of the Company (except advancement of expenses as permitted by any of the existing Employee Plans as in effect on the date hereof in the Ordinary Course of Business); (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Employee Plan; (v) grant any equity or equity-based compensation award to a Service Provider; (vi) except to allow Continuing Employees to continue to participate in an Employee Plan as a multiple employer plan following Closing, amend, terminate, modify, extend, or increase the rate of benefits provided under, any Employee Plan or enter into, grant, or adopt any arrangement that would be an Employee Plan if in effect on the date hereof ; or (vii) hire any person to be employed by the Company or terminate the employment of any employee of the Company, other than (A) the termination of, or transfer to Holdco or Olive of the relationship with, any Service Providers whose employment or engagement with the Company is not primarily related to the Business or (B) the hiring or firing of employees below the level of Director or with total annual compensation not in excess of [***];

(f)     subject any of its assets to any Lien, except Permitted Exceptions;

(g)     except in the Ordinary Course of Business, sell, assign, license, lease or transfer any of its material assets or material property, other than pursuant to Contracts existing as of, and made available to the Buyer in the Data Archive prior to, the date hereof;

(h)     amend, modify or change any of its material accounting policies, practices or procedures, except as required by GAAP;

(i)     (i) amend, modify, make, change or revoke any Tax election (including an election on IRS Form 8832 to be treated as an association taxable as a corporation), (ii) enter into any Tax sharing, Tax indemnity or closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law), (iii) settle or compromise any Tax Claim, notice, audit report or assessment, (iv) file any amended Tax Return, (v) amend, modify or make any change to (or make a request to change) its Tax accounting or reporting principles, periods, methods or practices, (vi) surrender any claim for a refund of Taxes, (vii) file any Tax Return other than one prepared in the Ordinary Course of Business or with a due date on or prior to the Closing Date, (viii) fail to pay any Taxes when due, or (ix) consent to any extension or waiver of the limitation period applicable to any Tax Return, Tax Claim or assessment;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(j)     acquire (by merger, consolidation or other combination, or acquisition of stock or assets or otherwise) any interest in any Person or any material asset, other than purchases of supplies or inventory in the Ordinary Course of Business;

(k)     delay or postpone in any material respect any payment of any accounts payable, or accelerate the collection of accounts receivable, in each case other than in the Ordinary Course of Business;

(l)     other than with respect to any purchase orders in the Ordinary Course of Business, amend or modify in any material respect, elect not to renew or terminate any Listed Company Contract, enter into any Contract that if entered into prior to the date hereof would have been a Listed Company Contract or grant a waiver of any material provision in any Listed Company Contract;

(m)     [***];

(n)     except in the Ordinary Course of Business, amend or modify in any material respect, or make any material changes in, the Company’s standard sales terms and conditions that are as a practice of the Company first proposed to its customers;

(o)     other than under the Company Credit Facility, incur, create or assume any Indebtedness in excess of [***] individually or [***] in the aggregate;

(p)     settle or compromise any pending or threatened Legal Proceeding, except for settlements or compromises not to exceed [***] individually, payable solely in cash and for which the Company receives a full release without any restrictions on its ongoing operations;

(q)     sell, modify, amend, license (other than non-exclusive licenses granted to customers in the Ordinary Course of Business pursuant to sales of Products not otherwise restricted by this Section 5.3) or otherwise transfer any rights under or to any Intellectual Property owned by the Company (excluding: (i) any Excluded Intellectual Property; provided that the Seller retains all rights with respect to such Excluded Intellectual Property that the Seller requires to (A) fulfill all of its obligations under the Transitional Services Agreement and (B) grant the licenses granted under the Technology License Agreement; and (ii) any Intellectual Property that the Company, in its reasonable business judgment, has determined to be worthless or obsolete), or terminate, default or otherwise fail to maintain any license to any material Intellectual Property owned by a third party and licensed or sublicensed to the Company; or

(r)     agree or commit, whether in writing or otherwise, to do any of the foregoing.

5.4         Publicity. None of the Parties or Parent shall issue any press release or public announcement concerning this Agreement or the Ancillary Documents and the transactions contemplated hereby and thereby without the other Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement, any Ancillary Document or any transaction contemplated hereby or thereby, and provide to each other for review an advance copy of any such press release or statement, except (a) as may be required by applicable Law or any requirements or obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations, in which case the Party required to make the release or announcement shall use its commercially reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance and shall consider in good faith such reasonable comments from the other Party (including any reasonable request to redact or otherwise obtain confidential treatment in respect of any portion of this Agreement or any Ancillary Document) and (b) each Party may make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in reports filed pursuant to applicable Law or securities exchange listing requirements or regulations, in each case to the extent that such statements are consistent with previous press releases, public disclosures or public statements made jointly by the Parties or otherwise in compliance with this Section 5.4.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.5          Confidentiality.

(a)     In addition to the obligations pursuant to the terms of the Non-Disclosure Agreement, dated as of October 25, 2017, by and between the Buyer and Olive (the “Confidentiality Agreement”), from the Closing Date until the [***] anniversary of the Closing Date, each Party shall not and, as applicable, shall direct its directors, officers, employees and Affiliates not to, (i) directly or indirectly, disclose, reveal, divulge or communicate to any Person other than (A) authorized officers, directors and employees of the other Parties and their respective Affiliates, and (B) advisors or consultants of the other Parties and their respective Affiliates, in each case who have a need to know such information and are bound by obligations of confidentiality with regards to such information, or (ii) use or otherwise exploit for its own benefit or for the benefit of anyone (other than the other Parties), any Confidential Information. No Party shall have any obligation to keep confidential (or direct its directors, officers, employees and Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law or in the course of any audit or any general examination of such Party’s books and records by any securities, Tax or other regulatory authority; provided, however, that in the event disclosure is required by applicable Law or such audit or examination, such Party shall, to the extent reasonably possible, provide the Party that owns such Confidential Information with prompt notice of such requirement prior to making any disclosure so that such Party may seek an appropriate protective order. “Confidential Information” means any information primarily related to the business or activities of a Party and its Affiliates disclosed to the other Party in connection with the transactions contemplated by this Agreement, including methods of operation, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters, in each case to the extent existing as of immediately prior to the Closing; provided, however, that the Parties shall have no obligation hereunder with respect to information (A) that is generally available to the public on the date of this Agreement, (B) that becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder, or (C) primarily relating to its own assets or liabilities, or to its own business or activities as conducted after the Closing (except to the extent the same are conducted for the primary benefit of the other Party or its Affiliates). Notwithstanding the foregoing, all Confidential Information of the Business (excluding any Confidential Information included in the Excluded Assets or that is required for the conduct of the business of the Seller and its Affiliates as conducted at Closing), regardless of whether such information was already known by the Seller or any of its Affiliates prior to or as of the Closing, constitutes the Confidential Information of the Buyer and shall be subject to the obligations and restrictions as to use and confidentiality set forth in Section 5.5. In the event of a conflict between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement shall govern.

(b)     The Parties specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate, and that each Party and its Affiliates shall be entitled to seek any injunctive or other equitable relief, including the issuance of a temporary restraining order from any court of competent jurisdiction to prevent or address any violation or threatened violation of this Section 5.5 without the necessity of proving actual damage or posting any bond whatsoever, or providing notice, to the maximum extent permitted by Law, and each Party hereby agrees not to raise any objection or legal or equitable defense to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by another Party and its Affiliates. The rights and remedies provided by this Section 5.5 are cumulative and in addition to any other rights and remedies that a Party may have hereunder or at law or in equity.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.6         Pre-Closing Restructuring Transactions. Notwithstanding anything to the contrary set forth herein, at or prior to the Closing, Parent, the Company and Olive shall, and shall cause their applicable Affiliates to, effect and carry out the transactions set forth on Exhibit C hereto (the “Restructuring Transactions”), including (a) the Conversion, (b) the Contribution, (c) the distribution of the shares of the Company Subsidiary from the Company to Holdco, (d) the contribution to the Company by any Affiliate of the Company (other than the Company Subsidiary) of any assets of, or solely relating to, the Business (to the extent such assets are held by such Affiliate), and (e) the transfer, from the Company to Olive, Holdco, or any of their respective Affiliates, of the Excluded Assets and the Excluded Liabilities. In addition, promptly following the incorporation of Holdco, Olive shall take such actions as are necessary to, and Parent shall cause Olive to take such actions as are necessary to, cause Holdco to become a party to this Agreement by executing that certain Joinder Agreement, substantially in the form attached hereto as Exhibit G (the “Holdco Joinder”).

5.7         Notification of Certain Matters. During the Pre-Closing Period: (a) the Company or the Seller shall give notice to the Buyer upon acquiring Knowledge, in each case as promptly as reasonably practicable thereafter, of (i) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused, or is reasonably likely to cause, any representation or warranty in this Agreement made by the Company, Olive or Holdco to be untrue or inaccurate in any respect, such that the conditions set forth in Section 6.1(a), Section 6.1(c) or Section 6.1(e), as applicable, would not be satisfied, (ii) any failure of the Company, Olive or Holdco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case such that the conditions set forth in Section 6.1(b) or Section 6.1(d), as applicable, would not be satisfied, or (iii) the institution of or the threat of institution of any Legal Proceeding against it or its Affiliates related to this Agreement or the transactions contemplated hereby; and (b) the Buyer shall give notice to the Company and the Seller upon acquiring Buyer Knowledge, in each case as promptly as reasonably practicable thereafter, of (i) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused, or is reasonably likely to cause, any representation or warranty in this Agreement made by the Buyer to be untrue or inaccurate in any respect, such that the conditions set forth in Section 6.2(a) would not be satisfied, (ii) any failure of the Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case such that the conditions set forth in Section 6.2(b) would not be satisfied, or (iii) the institution of or the threat of institution of any Legal Proceeding against it or its Affiliates related to this Agreement or the transactions contemplated hereby; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the Parties hereto; [***].

5.8          Further Assurances; Wrong Pockets.

(a)     During the Pre-Closing Period, the Parties shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement, including execution of the Ancillary Documents. Subject to Section 5.1, as promptly as practicable after the date hereof, the Company, the Buyer and the Seller (i) shall make all filings and give all notices reasonably required to be made and given by such Party in connection with transactions contemplated by this Agreement, including those set forth on Schedule 5.8(a) and (ii) shall use commercially reasonable efforts to obtain all third-party consents required in connection with the transactions contemplated by this Agreement; provided that, except as otherwise expressly provided in this Agreement, neither the Company nor the Seller shall be required to incur any out-of-pocket costs and expenses, or pay any fees, in connection with obtaining any such third-party consents.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)     From time to time following the Closing, the Seller, the Company and the Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and instruments, and shall take such reasonable actions as may be necessary or appropriate, to make effective the transactions contemplated hereby as may be reasonably requested by the other Parties (including (i) transferring back to the Seller or its designated Affiliates any asset or Liability contemplated by this Agreement to be an Excluded Asset or Excluded Liability, respectively, which asset or Liability remained owned by, or the responsibility of, the Company following the Restructuring Transactions, (ii) transferring to the Company or its designated Affiliates (and having the Company or its Affiliate assume) any asset or Liability which was inadvertently transferred to or assumed by the Seller or one of its Affiliates in connection with the Restructuring Transactions, but was not, in fact, an Excluded Asset or Excluded Liability, (iii) remitting to Holdco (or its designee) any payments made after the Closing by any customers in respect of (A) Products or services of the Company marketed, offered or sold prior to the Closing and not included in the Business, or (B) any products or services marketed, offered or sold by Holdco or any of its Affiliates at any time and where such payment in the case of this clause (B) is or was inadvertently made to the Company and (iv) remitting to the Company (or its designee) any payments made after the Closing by any customers in respect of (A) Products or services of the Business marketed, offered or sold prior to the Closing or (B) any Products or services marketed, offered or sold by the Company or any of its Affiliates at any time, where any such payment is or was inadvertently made to Holdco, Olive or any other Subsidiary of Parent).

5.9          Bank Accounts.

(a)     During the Pre-Closing Period, the Seller and the Company shall take such action as is necessary to, effective as of the Closing, (i) provide that the Buyer (or its designee) shall constitute the sole party having control over and signature authority for any Company bank or brokerage account, (ii) remove any employees that will be transferred to Parent, Olive or Holdco following the Closing from having signature power on, or a power of attorney in respect of, any bank or brokerage account for the Business and (iii) add as signatories to such accounts such persons as the Buyer identifies to the Company no later than five (5) Business Days prior to the Closing.

(b)     As promptly as practicable following the incorporation of Holdco, Holdco shall use its reasonable best efforts to take such actions as are necessary to open new bank and brokerage accounts for the Excluded Business (the “Excluded Accounts”), and to cause any payments in respect of the Excluded Business to be deposited into the Excluded Accounts. In addition, following the opening of the Excluded Accounts, the Company shall send a notice to the customers of the Excluded Business (in form and substance reasonably satisfactory to the Buyer), notifying them of the existence of Holdco and the Excluded Accounts, and directing them to remit future payments in respect of the Excluded Business to the Excluded Accounts.

5.10        Payoff of Company Indebtedness. No later than thirteen (13) Business Days prior to the Closing Date, the Company shall provide to the Buyer a statement setting forth each of its items of Indebtedness as estimated to be outstanding immediately prior to the Closing. The Company shall deliver to the Buyer, not later than three (3) Business Days prior to the Closing Date, a payoff letter (each, a “Payoff Letter”) from each of the Company Creditors in respect of each such item of Indebtedness that the Buyer requests, no later than ten (10) Business Days prior to the Closing Date, to be repaid by the Company on or prior to the Closing, which Payoff Letters shall specify: (a) the aggregate amount required to be paid in order to repay in full such Indebtedness related to such Payoff Letter (including any and all accrued but unpaid interest and prepayment penalty obligations due upon repayment); (b) payment instructions on the projected Closing Date, as well as the per diem amount to be added thereto in the event that the actual Closing Date is a date subsequent to the projected Closing Date; and (c) wire instructions to make such payoff. Each such Payoff Letter shall include customary undertakings to release in full, upon payment of the amounts set forth in such Payoff Letters, all Liens securing the Indebtedness related to such Payoff Letter and to promptly prepare and file with the appropriate Governmental Body such instruments as may be required to effect or evidence such release, and shall include authorization for the Company or another party designated by the Company to prepare and file any such instruments.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.11         Alternative Proposals.

(a)     During the Pre-Closing Period, neither the Company nor the Seller shall, and neither the Company nor the Seller shall authorize or permit any of its Representatives or Affiliates to, directly or indirectly: (i) encourage, solicit, initiate or knowingly facilitate inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person (other than the Buyer, its Affiliates and their respective Representatives) concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Company and the Seller will immediately cease and cause to be terminated, and will cause all of their Representatives immediately to cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal. The Company shall promptly notify the Buyer of any communications from any Person with respect to any proposed Acquisition Proposal or similar solicitation or communication, including the identity of the Person making such proposal (except if the disclosure of such identity is not permitted pursuant to a confidentiality or similar agreement to which the Company is a party as of the date of this Agreement), in each case that the Company, the Seller, or any of their respective Representatives or Affiliates receives during the Pre-Closing Period.

(b)     The Parties specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate, and that the Buyer and its Affiliates shall be entitled to seek any injunctive or other equitable relief, including the issuance of a temporary restraining order from any court of competent jurisdiction to prevent or address any violation or threatened violation of this Section 5.11 without the necessity of proving actual damage or posting any bond whatsoever, or providing notice, to the maximum extent permitted by Law.

5.12         Non-Competition.

(a)     From the Closing Date until the [***] anniversary of the Closing Date, Parent shall not, and shall not authorize Seller or any of its other Subsidiaries or controlled Affiliates to, directly or indirectly engage or participate, as an owner, partner, member, shareholder, independent contractor, employee, consultant, agent, lender, lessor, advisor or (without limitation by the specific enumeration of the foregoing) otherwise in the Restricted Business; provided, however, that the foregoing shall not be violated by (i) Parent or any of its controlled Affiliates owning, directly or indirectly, solely as a passive investment, securities of any Person that engages or participates in the Restricted Business and is publicly traded, if Parent and its Affiliates, together, do not, directly or indirectly, own 5% or more of any class of securities of such Person, or (ii) Parent being acquired directly or indirectly by any Person that is engaged or participates in the Restricted Business as of the time of such acquisition; provided that any such acquisition shall not relieve Parent and its controlled Affiliates from their respective obligations under this Section 5.12.

(b)     The Parties specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate, and that the Buyer, the Company and their Affiliates shall be entitled to seek any injunctive or other equitable relief, including the issuance of a temporary restraining order from any court of competent jurisdiction to prevent or address any violation or threatened violation of this Section 5.12 without the necessity of proving actual damage or posting any bond whatsoever, or providing notice, to the maximum extent permitted by Law. The rights and remedies provided by this Section 5.12 are cumulative and in addition to any other rights and remedies that the Buyer and the Company may have hereunder or at law or in equity.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.13         Termination of Affiliate Agreements. Prior to the Closing, the Company shall take all actions necessary and sufficient to cause to be terminated at or prior to the Closing, the Contracts set forth on Schedule 5.13.

5.14        Claims Cooperation. Following the Closing, the Seller shall use its reasonable best efforts to cooperate with the Buyer to (a) ensure the Company obtains the benefit of the employment practices liability insurance policies in place prior to the Closing in respect of any claims made at any time prior to the Closing and related to or arising from any acts or omissions of the Company’s employees prior to the Closing, including the Specified Matter and (b) assist the Company in its defense of any such claims or suits arising therefrom (which defense the Company shall lead to the extent that Parent or the Seller are not otherwise required to indemnify the Company pursuant to Article VII) for which coverage is available under such policies, including facilitating communications and arrangements with the applicable insurance carrier. Subject to the limitations set forth in Article VII, the Seller hereby agrees to be liable for the Losses incurred by the Buyer in connection with any such claims or suits, including any insurance deductibles, to the extent such claims are not covered by the Seller’s employment practices liability insurance policies.

5.15        Data Archive. The Seller shall deliver to the Buyer, no later than fifteen (15) Business Days after the Closing Date, one or more flash drives that contain the true, correct and complete contents of the Data Archive as of the Closing Date.

5.16         Non-Solicitation. From the date of this Agreement until the date that is [***] after the Closing Date:

(a)     the Seller and Parent shall not, and shall cause their respective controlled Affiliates not to, directly or indirectly, solicit for employment or hire any individuals who are, (i) at any time from the date of this Agreement until the date that is [***] after the Closing Date, employees of the Company in an [***] or (ii) employees of the Buyer or its Affiliates with whom such Persons first came into contact in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby; and

(b)     the Buyer shall not, and shall cause its controlled Affiliates (including the Company) not to, directly or indirectly, solicit for employment or hire any individuals who are, (i) at any time from the date of this Agreement until the date that is [***] after the Closing Date, employees of the Company to be transferred to Holdco or Olive in connection with the Restructuring Transactions that hold an [***] or (ii) employees of Parent, the Seller or their Affiliates (including any employees of the Company to be transferred to Holdco or Olive in connection with the Restructuring Transactions) with whom such Persons first came into contact in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby;

provided that the foregoing restrictions in clauses (a) and (b) shall not prohibit any Party or their respective Affiliates from (A) hiring any such employees who responds to a general solicitation to the public or general advertising or solicitation by search firms not specifically directed at any such employees or (B) soliciting or hiring any employee who has ceased to be employed or retained by any Party at least [***] prior to such solicitation.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.17         Employee Matters.

(a)     Effective as of the Closing and for a period of no less than [***] thereafter, the Buyer shall provide, or shall cause the Company or another Affiliate of the Buyer to provide employees of the Company who remain in the employment of the Company or the Buyer or any Affiliate of the Buyer (the “Continuing Employees”), with: (i) a base salary or hourly wage, as applicable, that is not less than that provided to similarly situated employees of the Buyer; (ii) bonus, incentive and commission opportunities that are not less than those provided to similarly situated employees of the Buyer; (iii) severance benefits that are no less than those provided to similarly situated employees of the Buyer; and (iv) other employee benefits that are no less favorable in the aggregate than the employee benefits provided to similarly situated employees of the Buyer (other than those described in clauses (i) through (iii)).

(b)     Where applicable or required by Law, the Buyer shall credit and shall cause its Affiliates to credit each Continuing Employee’s length of service with the Company and its ERISA Affiliates for all purposes (including eligibility, vesting and benefit accrual, and calculating entitlement to vacation days, sick days and severance payments) under any benefit plan, program, policy or arrangement maintained by the Buyer or any of its Affiliates to the same extent such service was recognized under a similar plan, program, policy or arrangement of the Company, except (i) with respect to benefit accrual under any equity plan or qualified and nonqualified defined benefit pension plans, (ii) to the extent such recognition would result in the duplication of benefits or (iii) to the extent prior service is not credited to employees of Buyer under comparable Buyer plans.

(c)     Prior to the Closing, the Company shall (i) take the actions as are necessary to amend all equity or equity-based compensation awards held by Continuing Employees, with effect as of immediately prior to the Closing, to accelerate the vesting of such awards, and (ii) to the extent permitted by Law, [***].

(d)     The provisions of this Section 5.17 are solely for the benefit of the parties to this Agreement and nothing in this Section 5.17 or elsewhere in this Agreement, expressed or implied, shall be construed to (i) create a right in any Continuing Employee to employment with Buyer, the Company or any of their respective Affiliates or shall restrict in any way the rights of Buyer, the Company or any of their respective Affiliates to terminate such Continuing Employee’s services at any time for any reason or no reason, (ii) limit the right of Buyer, the Company or any of their respective Affiliates to amend or terminate any employee benefit plan of Buyer, any Employee Plan or any other employee benefit plan, (iii) create any third party rights, benefits or remedies of any nature whatsoever in any Continuing Employee (or any beneficiaries or dependents thereof) or any other Person that is not a party to this Agreement, or (iv) be treated as establishing or amending any employee benefit plan or arrangement of Buyer, the Company or any of their respective Affiliates.

(e)     The Buyer shall not take any action and shall cause the Company not to take any action on or after the Closing Date that would cause any termination of employment of any employees by the Company or its Affiliates that occurs prior to the Closing to constitute a “plant closing,” “mass layoff” or group termination or similar event under WARN or any similar Law, or to create any Liability or penalty to the Seller or its Affiliates for any employment terminations under Law. The Seller shall notify the Buyer of any layoffs subject to WARN of any Company employees in the 90-day period prior to the Closing Date.

(f)     The Buyer, on behalf of itself and its Affiliates (including, after the Closing, the Company) hereby (i) acknowledges that, in the course of, or as a condition to, their engagement by or employment with the Company, certain Service Providers have entered into agreements not to compete or similar restrictive covenants or agreements in favor of the Company, (ii) acknowledges and agrees that each Service Provider whose employment or relationship with the Company is not solely related to the Business will be transferred to Holdco or Olive prior to or at the Closing and (iii) waives any such agreements not to compete or similar restrictive covenants or agreements entered into by any such Service Providers or to which they may otherwise be bound, agrees not to seek enforcement (and to cause each of its Affiliates not to seek any such enforcement) thereunder and releases Olive, Holdco, Parent, the controlled Affiliates of Parent and any such Service Provider from any such obligations thereunder, in each case only to the extent any such Service Provider is providing services to Olive, Holdco, Parent or any of the controlled Affiliates of Parent, which services would otherwise constitute a breach of any such agreement not to compete or similar restrictive covenant or agreement in favor of the Company. Notwithstanding the foregoing, this Section 5.17(f) shall not apply to, or constitute a waiver of, any covenant for nondisclosure of confidential information or trade secrets.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.18         Use of Retained Names and Marks.

(a)     The Buyer hereby acknowledges that the Seller or its Affiliates shall, after the Closing, own all right, title and interest in and to the trademarks, service marks, domain names, social media identifiers, handles and tags, logos and names set forth in Schedule 5.18, together with all variations and acronyms thereof and all trademarks, service marks, Internet domain names, logos, trade names, trade dress, company names, social media identifiers, handles and tags, and other identifiers of source or goodwill containing, incorporating or based on any of the foregoing (collectively, the “Retained Names and Marks”), and that, except as expressly provided below, any and all right of the Company or the Buyer to use the Retained Names and Marks shall terminate as of the Closing and shall immediately revert to the Seller and its Affiliates, along with any and all goodwill associated therewith. The Buyer further acknowledges that it has no rights or interests, and is not acquiring any rights or interests, directly or indirectly, through the Company or otherwise, to use the Retained Names and Marks, except as expressly provided herein.

(b)     The Company shall, for a period of [***] following the Closing Date, be entitled to use, solely in connection with the operation of the Business in substantially the same manner as operated by the Company during the period of [***] prior to the Closing, all of the Company’s (i) existing stocks of Product labeling, inserts and packaging, signs, letterheads, invoices, other office supplies, equipment, machinery, advertisements and promotional materials and (ii) Internet domain names, website content, other Internet or electronic communications vehicles, inventory and other documents and materials in existence and used by the Company as of the Closing (collectively, the “Existing Stock”), in each case, containing the Retained Names and Marks, after which period the Buyer shall cause the removal or obliteration of all Retained Names and Marks from such Existing Stock or cease using such Existing Stock (and, in the case of any domain names or social media identifiers, handles or tags, at the Seller’s direction, either relinquish, or transfer to the Seller or one of its designated Affiliates, each such domain name or social media identifier, handle or tag and the account associated therewith). In addition to the foregoing, the Company may, at all times after the Closing, (A) retain and use, for the Company’s internal business purposes, records and other historical or archived documents containing or referencing the Retained Names and Marks, and (B) use the Retained Names and Marks to the extent required by or permitted as a fair use or otherwise under applicable Law, including any uses that would not cause confusion as to the origin or sponsorship of a good or service.

(c)     Within [***] of the Closing, the Buyer shall cause the Company to amend its applicable Organizational Documents so as to change its entity name to a name which does not include “Oxford,” “Immunotec” or any other Retained Names and Marks, and, as promptly as practicable following the Closing, the Buyer shall cause the Company to make any filings, notifications, submissions, registrations or declarations as may be required to reflect such new name on any Permits or any qualifications of the Company as a foreign or extra-provincial corporation. Upon the Seller’s request, at Seller’s sole cost and expense, the Buyer shall, and shall cause the Company to, reasonably promptly execute all assignment, transfer and other documents, and take all steps, in each case, that the Seller believes are necessary or desirable to confirm, effectuate or otherwise evidence or record the Seller’s and its Affiliates’ rights, title and interests in and to, and control over, the Retained Names and Marks.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)     Except as expressly provided in this Section 5.18, no other right to use the Retained Names and Marks is granted by the Seller or any of its Affiliates to the Buyer, its Affiliates or, after the Closing, the Company, whether by implication or otherwise, and nothing hereunder permits the Buyer, its Affiliates or, after the Closing, the Company, to use the Retained Names and Marks in any manner, other than in connection with the Existing Stock as set forth in this Section 5.18, or to register or seek to register, or to permit, cause or assist any third party to register or to seek to register, any of the Retained Names and Marks in any jurisdiction. Any and all goodwill generated by the use of the Retained Names and Marks, including under this Section 5.18, shall inure solely to the benefit of the Seller and its Affiliates. In any event, the Buyer shall not, and shall cause its Affiliates and, after the Closing, the Company, not to, use the Retained Names and Marks in any manner that may damage or tarnish the reputation of the Seller or its Affiliates or the goodwill associated with the Retained Names and Marks.

(e)     The Parties specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate, and that the Seller and its Affiliates (other than the Company) shall be entitled to seek any injunctive or other equitable relief, including the issuance of a temporary restraining order from any court of competent jurisdiction to prevent or address any violation or threatened violation of this Section 5.18 without the necessity of proving actual damage or posting any bond whatsoever, or providing notice, to the maximum extent permitted by Law. The rights and remedies provided by this Section 5.18 are cumulative and in addition to any other rights and remedies that the Seller may have hereunder or at law or in equity.

5.19        Cooperation to Enforce Certain Rights. The Parties acknowledge that (a) the Company is a party to certain confidentiality or similar agreements that were entered into by the Company for its own benefit and the benefit of its Affiliates (including, prior to the Closing, the Seller and Parent) and (b) each of Parent or Olive may be party to certain confidentiality or similar agreements that were entered into by Parent or Olive for its own respective benefit and the benefit of its Affiliates (including, prior to the Closing, the Company). The Parties recognize the mutual benefit inherent to each such agreements, and their common interest in seeking to enforce their terms for their mutual benefit in protecting information that is valuable for the respective businesses of each of Parent, the Seller, the Buyer, the Company and their respective Affiliates, including such businesses as conducted after the Closing. Accordingly, each Party agrees to, after the Closing, use its respective reasonable best efforts to cooperate with the other Parties and any of the other Parties’ Affiliates in connection with the protection of any such confidential information covered by such agreements, the enforcement of the terms thereof and causing the rights and benefits thereunder to be enjoyed by each other Party, including by (i) ensuring compliance with the terms thereof by any of the parties thereto, and (ii) enforcing the terms of any such agreement to which such Party is a party, for the benefit of and at the request of any other Party, in each case at the sole cost and expense of such requesting Party.

5.20        Certain Real Estate Matters. The Company shall use its commercially reasonable efforts to, as promptly as practicable following the date hereof, take such actions as are necessary to: (a) cause the term of the Company’s lease of the 315 Norwood Premises to be extended to March 31, 2023 by executing (i) the Norwood Lease Termination, and (ii) the New Norwood Lease; provided that in no event shall the Company agree to amend or modify in any material way any other term of the Existing Norwood Lease (other than as provided in the forms of the Norwood Lease Termination and the New Norwood Lease attached hereto as Exhibit H and Exhibit I, respectively) or the form of the New Norwood Lease without the prior written consent of the Buyer; (b) if the Norwood Lease Termination and the New Norwood Lease are not executed prior to the Closing, otherwise extend the term of the Company’s lease of the 315 Norwood Premises to March 31, 2021; provided, that in the event any cash payments are made to the landlord in order to obtain such extension (whether pursuant to clause (a) or (b)), and the amount of any such payments is previously agreed in writing by the Buyer or otherwise expressly provided in the forms of the Norwood Lease Termination and the New Norwood Lease attached hereto as Exhibit H and Exhibit I, respectively, then the amount of such payments shall be deemed to be, and shall be added to the balance of, Closing Date Cash for the purposes of calculating the Purchase Price; and (c) amend the underlying Real Property Lease relating to the Subleased Premises, to permit that the Subleased Premises be used for (i) [***] and (ii) [***].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.21       [***]

5.22       [***]. As promptly as practicable following the date hereof, the Company [***]; provided that, [***].

5.23       Customer Contracts. The Company shall, starting as promptly as practicable following the date hereof, work diligently to deliver, and shall deliver at least three (3) Business Days prior to the Closing, to the Buyer, correct and complete copies of all Contracts with customers of the Business.

5.24       Logistics and Customer Information. The Company shall deliver to the Buyer, as promptly as practicable, and in any event no later than fifteen (15) Business Days following the date hereof: (a) courier route sheets regarding customer pickup routes, drop-off locations and reports including (i) the address of each pickup location for samples, (ii) the frequency of each route per week, (iii) the frequency of route stops or customers, as applicable, (iv) the number of samples typically collected per route stop or customer, as applicable and (v) whether any non-testing samples are transported; and (b) the following additional information related to customers of the Business: (i) customer legal name, (ii) full address, (iii) telephone number and (iv) relevant physician names.

5.25       Volume, Shipment and Revenue Reports. On each Tuesday that is a Business Day during the Pre-Closing Period (and, if such Tuesday is not a Business Day, then the next Business Day), the Company shall provide to Buyer (a) the daily volume report in respect of the Business and (b) the daily shipment report in respect of the tick-borne testing business, in the case of each of clauses (a) and (b) for the prior week, and in the same form as such reports have been provided to the Buyer prior to the date hereof, including unredacted client and customer names, for each of the Memphis Facility and the 315 Norwood Premises. In addition, promptly following the availability thereof, and in any event, no later than fifteen (15) Business Days after the end of each full calendar month included in the Pre-Closing Period, the Company shall provide to the Buyer monthly revenue reports in respect of the Business, in the same form as such reports have been provided to the Buyer prior to the date hereof.

5.26        [***]

Article VI

CONDITIONS TO CLOSING

6.1         Conditions Precedent to the Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions precedent (any or all of which may be waived in writing by the Buyer in whole or in part to the extent permitted by applicable Law):

(a)     (i) the Company Fundamental Representations (other than those contained in Section 2.21) and the representation and warranty contained in Section 2.7(b) shall be true and correct in all respects, in each case as of the date hereof and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), other than de minimis inaccuracies; (ii) the representations and warranties of the Company contained in Section 2.21 shall be true and correct in all respects, in each case as of the date hereof and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except where the failure of any of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to be material to the Business; and (iii) all other representations and warranties of the Company contained in Article II shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications), in each case as of the date hereof and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except where the failure of any of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)     the Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement and the other Company Documents to be performed or complied with by it on or prior to the Closing Date;

(c)     the representations and warranties of Olive and Holdco contained in Article III shall be true and correct in all respects, in each case as of the date hereof and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except for inaccuracies that would not reasonably be expected to impair the Seller’s ability to consummate the transactions contemplated hereby;

(d)     each of Olive and Holdco shall have performed and complied in all material respects with all obligations and agreements required in this Agreement and the other Seller Documents to be performed or complied with by it on or prior to the Closing Date;

(e)     since the date of this Agreement, there shall not have occurred a Material Adverse Effect that is continuing to exist;

(f)     the Company and the Seller shall have delivered to the Buyer each of the documents required to be delivered by either of them pursuant to Section 1.5(a) and Section 1.5(b), respectively, and Holdco shall have executed and delivered to the Buyer the Holdco Joinder promptly following its incorporation; and

(g)     the Company shall have delivered to the Buyer documentation, in form and substance reasonably satisfactory to the Buyer, evidencing that the Restructuring Transactions shall have been completed.

6.2         Conditions Precedent to the Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions precedent (any or all of which may be waived in writing by the Seller in whole or in part to the extent permitted by applicable Law):

(a)     the representations and warranties of the Buyer contained in Article IV shall be true and correct in all respects, in each case as of the date hereof and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except for inaccuracies that would not reasonably be expected to impair the Buyer’s ability to consummate the transactions contemplated hereby;

(b)     the Buyer shall have performed and complied in all material respects with all obligations and agreements required by this Agreement and the other Buyer Documents to be performed or complied with by the Buyer on or prior to the Closing Date; and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)     the Buyer shall have executed and delivered (or caused to be executed and delivered) to the Company the items required by Section 1.5(c).

6.3        Additional Conditions Precedent to All Parties’ Obligations. The obligations of all Parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions precedent (any or all of which may be waived in writing by the Buyer and the Seller in whole or in part to the extent permitted by applicable Law):

(a)     any and all waiting periods applicable to the transactions contemplated by this Agreement and the Supply Agreement under the HSR Act and any other applicable Competition Law shall have expired or been terminated, or approval in connection therewith shall have been granted by the relevant Governmental Antitrust Entity;

(b)     no Order issued by any Governmental Body of competent jurisdiction shall be in effect that prevents the consummation of the transactions contemplated by this Agreement and the Supply Agreement on the terms contemplated hereby and thereby, and no applicable Law shall have been enacted or be deemed applicable to such transactions that makes their consummation illegal; and

(c)     there shall be no pending Legal Proceeding or enforcement action under any Law by any Governmental Body that (i) prevents the performance of this Agreement, the Supply Agreement, or the other Ancillary Documents or the consummation of the transactions contemplated hereby or thereby; or (ii) declares unlawful the transactions contemplated by this Agreement or the Ancillary Documents or causes such transactions to be rescinded.

Article VII

INDEMNIFICATION

7.1         Survival.

(a)       The representations and warranties of the Parties contained in this Agreement and the other Ancillary Documents shall survive the Closing through and including the date that is [***] following the Closing; provided that (i) the Extended Representations (other than those set forth in Section 2.21) shall survive until the expiration of the applicable statute of limitations, (ii) the representations and warranties set forth in Section 2.21 shall survive until the earlier of (x) the date that is [***] following the Closing and (y) the applicable statute of limitations, and (iii) the representations and warranties set forth in Section 2.8 and in clauses (g), (i) and (j) of Section 2.11 shall survive until the date that is [***] following the expiration of the applicable statute of limitations. Notwithstanding the foregoing, any obligation under this Section 7.1 shall not terminate with respect to any Loss as to which the Person to be indemnified shall have given written notice to the indemnifying party in accordance with Section 7.3 before the termination of the applicable survival period described in this Section 7.1(a); and

(b)       The covenants of the Parties contained in this Agreement and in any Ancillary Document shall survive the Closing in accordance with their terms.

7.2         Indemnification.

(a)        Subject to Sections 7.1, 7.4, and 7.6, the Seller and Parent shall, jointly and severally, indemnify and hold harmless the Buyer Indemnified Parties from and against, and pay to each applicable Buyer Indemnified Party (in accordance with Sections 7.4 and 7.5), the amount of any and all Losses based upon, attributable to or resulting from:

(i)      the breach of or inaccuracy of any representation or warranty made by the Company in this Agreement or any other Company Document;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)     the breach of or inaccuracy of any representation or warranty made by Olive or Holdco in this Agreement or any other Seller Document;

(iii)    the breach of any covenant or other agreement on the part of the Company under this Agreement or any other Company Document, in each case on or prior to the Closing Date;

(iv)    the breach of any covenant or other agreement on the part of Olive or Holdco under this Agreement or any other Seller Document; and

(v)     any Excluded Liability or Excluded Asset.

(b)         Subject to Sections 7.1 and 7.4, the Buyer hereby agrees to indemnify and hold the Seller Indemnified Parties harmless from and against any and all Losses based upon, attributable to or resulting from:

(i)      the breach of or inaccuracy of any representation or warranty made by the Buyer in this Agreement or any other Buyer Document;

(ii)     the breach of any covenant or other agreement on the party of the Company under this Agreement or any other Company Document, in each case after the Closing Date; and

(iii)    the breach of any covenant or other agreement on the part of the Buyer under this Agreement or any other Buyer Document.

(c)         The right to indemnification under this Article VII or any other remedy based upon, attributable to or resulting from a breach or inaccuracy of any representations and warranties, or a breach of covenants and agreements, in each case contained in this Agreement, any other Seller Document or any other Company Document, shall not be affected by any investigation conducted at any time, or any knowledge acquired, capable of being acquired, or which is alleged the applicable Party should have known, at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement, and (ii) the waiver of any condition to Closing based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, shall not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements.

7.3         Indemnification Procedures. (a) A claim for indemnification for any matter not including a Third Party Claim may be asserted by reasonably specific written notice to the Party from whom indemnification is sought, describing the essential circumstances claimed to constitute the indemnified Losses, to the extent known or reasonably expected at such time, and which notice shall be provided before the indemnified party incurs substantial expense with respect to responding to said Losses (except where exigent circumstances require an immediate response); provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VII, except to the extent that the indemnifying party is actually and materially prejudiced thereby. After such initial written notice, the indemnified shall provide additional information and details in response to all reasonable requests from the indemnifying party to the extent the indemnified party has knowledge of such information and details.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)       In the event of any Third Party Claim, the indemnified party shall promptly cause written notice of the assertion of any Third Party Claim of which it has knowledge that is covered by this Article VII to be forwarded to the indemnifying party (describing the factual basis for the Third Party Claim and the estimated amount of the Third Party Claim, in each case, in reasonable detail in light of the facts to the extent then known by the indemnified party), and which notice shall be provided before the indemnified party incurs substantial expense with respect to responding to said Losses (except where exigent circumstances require an immediate response); provided, however, that the failure of the indemnified party to give reasonably prompt notice of any Third Party Claim shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VII, except to the extent that the indemnifying party is actually and materially prejudiced thereby. After such initial written notice, the indemnified party shall provide additional information and details in response to all reasonable requests from the indemnifying party to the extent the indemnified party has knowledge of such information and details. Subject to the provisions of this Section 7.3(b), the indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to control the defense of, negotiate, settle or otherwise deal with any Third Party Claim that relates to any Losses indemnified against hereunder; provided, however, that the indemnifying party shall, within fifteen (15) Business Days after such indemnified party’s notice of the Third Party Claim has been given to the indemnifying party (or sooner, if the nature of the Third Party Claim so requires), notify the indemnified party of such election, together with an acknowledgment in writing to the indemnified party of its obligation to indemnify the indemnified party to the extent of any Losses actually suffered by the indemnified party in connection with such Third Party Claim pursuant to the terms and conditions of this Article VII. If, with respect to a Third Party Claim, the indemnifying party (i) elects not to defend against, negotiate, settle or otherwise deal with such Third Party Claim that relates to any Losses indemnifiable against hereunder, (ii) fails to comply with the terms of this Section 7.3(b) which are required in order to defend such Third Party Claim, (iii) contests its obligation to indemnify the indemnified party for such Losses under this Agreement or (iv) fails to actively and diligently conduct the defense of such Third Party Claim, then the indemnified party may control the defense of, negotiate, settle or otherwise deal with such Third Party Claim on the terms set forth in this Section 7.3(b). If the indemnified party controls the defense of any Third Party Claim, the indemnifying party shall, subject to the limitations set forth in this Article VII, reimburse the indemnified party for the reasonable and documented fees and expenses of defending such Third Party Claim, upon submission of periodic bills. If the indemnifying party assumes the defense of any Third Party Claim, the indemnified party may participate, at his, her or its own expense, in the defense of such Third Party Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party (subject to the limitations set forth in this Article VII) if (A) so requested by the indemnifying party to participate or (B) based on the reasonable opinion of outside counsel to the indemnified party, a conflict of interest or potential conflict of interest exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than the reasonable and documented fees and expenses of one such counsel, in addition to any local counsel reasonably required, for all indemnified parties in connection with any Third Party Claim. The Parties agree to provide reasonable access to one another to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Third Party Claim. Notwithstanding the foregoing provision, the indemnifying party shall not, without the written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), permit a default or consent to entry of any judgment, or settle, compromise, or offer to settle or compromise, any Third Party Claim unless it includes an unconditional release of the indemnified party and would not result in (1) the imposition of an Order that would restrict future activity or conduct of the indemnified party or any of its Affiliates, (2) a finding or admission of a violation of Law or violation of the rights of any Person by the indemnified party or any of its Affiliates or (3) a finding or admission that would have a material adverse effect on other claims made or threatened against the indemnified party or any of its Affiliates, to the extent the existence of such claims are disclosed to the indemnifying party by the indemnified party, or are otherwise known to the indemnifying party. The indemnifying party shall not have the right to control the defense of any Third Party Claim nor any right to consent to any settlement or compromise of a Third Party Claim if (I) such Third Party Claim seeks an injunction or other equitable remedies in respect of the indemnified party or its business, (II) such Third Party Claim involves as a counterparty, a customer, supplier or other partner of the indemnified party or any of its Subsidiaries, the loss of the commercial relationship with whom would be materially adverse to the business of such indemnified party, (III) such Third Party Claim involves a criminal or regulatory proceeding, action, indictment, allegation or investigation, (IV) such Third Party Claim involves an investigation or inquiry by any Governmental Body, or (V) such Third Party Claim has, in the good faith judgment of the indemnified party, a reasonable risk of resulting in Losses (when aggregated with other realized Losses or potential Losses that relate to indemnification claims that have been made under this Article VII) that would exceed the amount of Losses for which indemnification would be available pursuant to this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)        After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement, in each case, with respect to any Third Party Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall pay, or instruct the Escrow Agent to pay on its behalf, as applicable, to the extent that indemnification is available for such amounts pursuant to this Agreement, subject to the limitations set forth in this Article VII, all of such remaining sums so due and owing to the indemnified party from the Escrow Account in accordance with the terms of this Agreement and the Escrow Agreement, as applicable.

7.4          Limitations on Indemnification for Breaches of Representations and Warranties.

(a)     Absent actual and intentional fraud, neither the Seller nor Parent shall be required to indemnify any Buyer Indemnified Party under Section 7.2(a)(i) (i) for any Loss unless the amount of such Loss with respect to any individual matter, or group of matters arising out of the same or substantially similar set of facts, circumstances or events exceeds $15,000, and any individual Losses disregarded pursuant to this clause (i) shall not be applied toward the Basket below and the determination of the maximum liability under Section 7.4(c)(i) and (ii) unless the aggregate amount of Losses incurred by the Buyer Indemnified Parties and indemnifiable hereunder exceeds the Basket, and then only to the extent of such excess; provided, however, that the foregoing limitations shall not apply to Losses based upon, attributable to or resulting from a breach of or inaccuracy of the Company Fundamental Representations.

(b)     Absent actual and intentional fraud, neither the Seller nor Parent shall be required to indemnify any Buyer Indemnified Party under Section 7.2(a)(i) for any aggregate amount of Losses exceeding the amount in the Escrow Account at the applicable time, and the amounts in the Escrow Account shall be the Buyer Indemnified Parties’ sole and exclusive source for the Seller’s and Parent’s indemnification obligations under Section 7.2(a)(i); provided, however, that the foregoing limitation shall not apply to Losses based upon, attributable to or resulting from a breach of or inaccuracy of the Company Fundamental Representations.

(c)     Other than in the case of Losses based upon or arising out of acts of actual and intentional fraud of an indemnifying party (where the indemnified parties’ rights shall not be limited by anything set forth in this Agreement to the contrary), in no event shall (i) the aggregate amount for which the Buyer Indemnified Parties shall be indemnified and held harmless under Section 7.2(a) (including in the case of breach of the Company Fundamental Representations) exceed the Final Purchase Price actually received by the Seller and (ii) the aggregate amount for which the Seller Indemnified Parties shall be indemnified and held harmless under Section 7.2(b) exceed the Final Purchase Price actually received by the Seller.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)     The Seller shall not be required to indemnify any Buyer Indemnified Party for any otherwise indemnifiable Loss to the extent the matter giving rise to such Loss had been reserved or provided for in the Final Closing Statement and had been deducted in computing the Purchase Price, or to the extent of any item for which any Buyer Indemnified Party has been otherwise compensated through any adjustment to the Purchase Price under Section 1.3.

(e)     Each indemnified party shall take all commercially reasonable actions to mitigate all Losses; provided, however, that no indemnified party shall be required to make or pursue any claims for insurance or other payments available from third parties with respect to Losses for which it seeks indemnification hereunder.  In the event that an indemnified party pursues any claims for insurance or other payments available from third parties with respect to Losses for which it seeks indemnification hereunder, then the amount of any Losses for which indemnification is provided for under this Agreement shall be reduced by any insurance proceeds or other amounts actually recovered by such indemnified party with respect to such Losses.  To the extent such proceeds or amounts are recovered or realized after an indemnifying party makes an indemnification payment hereunder with respect to such Losses, the indemnified party shall promptly remit such amounts to the indemnifying party.

(f)     Following the Closing, the remedies set forth in this Article VII shall constitute the sole and exclusive remedies for money damages with respect to breaches by the Parties of any of the terms of this Agreement or any other Ancillary Document (except to the extent otherwise expressly provided in any such other Ancillary Document), and shall be in lieu of any other remedies for money damages that may be available to the Parties with respect to any Losses of any kind or nature incurred directly or indirectly resulting from or arising out of this Agreement or the applicable Ancillary Documents (it being understood that nothing in this Section 7.4(f) or elsewhere in this Agreement shall affect any Party’s right to specific performance or other similar non-monetary equitable remedies to the extent expressly provided in this Agreement). The Parties each hereby waive any provision of any applicable Law (including actions under the Comprehensive Environmental Response, Compensation, and Liability Act and any analogous state statutes) to the extent that it would limit or restrict the agreement contained in this Section 7.4(f).

(g)     For purposes of determining the inaccuracy or breach of any representations or warranties and calculating the amount of Losses indemnifiable hereunder as a result of any such inaccuracy or breach, any reference to materiality or Material Adverse Effect in the representations and warranties shall be disregarded; provided that the foregoing limitations shall not apply, for purposes of determining the inaccuracy or breach of the applicable representations or warranties, with respect to the use of any such references (i) as incorporated in the definitions of “Listed Company Contract” or “Permitted Exceptions,” (ii) in any clause in Section 5.3 that is incorporated by reference in [***], or (iii) in Section 2.5, Section 2.7(b), [***].

7.5         Escrow Account.

(a)     To secure and to serve as recourse in respect of (i) any indemnification obligations owed to any Buyer Indemnified Parties pursuant to this Article VII, if any, and (ii) any payment or partial payment to the Company of adjustments to the Purchase Price calculated in accordance with Article I, at the Closing, the Buyer shall deposit into the Escrow Account, on behalf of the Seller and Parent, by wire transfer of immediately available funds, the Escrow Amount, by deducting such amount from the Estimated Purchase Price otherwise payable at Closing, in accordance with the terms of this Agreement and the Escrow Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)     On the [***] anniversary of the Closing Date (the “First Escrow Release Date”), the Escrow Agent shall, and the Buyer shall cause the Escrow Agent to, release to the Seller the lesser of (i) [***] and (ii) the amount, if any, remaining in the Escrow Account (including any accumulated interest thereon) minus the amount of claims for indemnification under this Article VII (other than claims made pursuant to Section 7.2(b)) asserted but not yet resolved (“Escrow Unresolved Claims”) on or prior to the First Escrow Release Date. Each portion of the Escrow Account retained for Escrow Unresolved Claims pursuant to this Section 7.5(b) shall be released by the Escrow Agent (to the extent not utilized to pay the Buyer Indemnified Parties for any such claims resolved in favor of the Buyer Indemnified Parties) in accordance with the terms of the Escrow Agreement upon the later of (A) the resolution of the applicable Escrow Unresolved Claims in accordance with this Article VII and (B) the Final Escrow Release Date.

(c)     On the [***] anniversary of the Closing Date (the “Final Escrow Release Date”), the Escrow Agent shall, and the Buyer shall cause the Escrow Agent to, release to the Seller the excess, if any, of (i) the amount, if any, remaining in the Escrow Account (including any accumulated interest thereon) over (ii) the amount of Escrow Unresolved Claims existing on or prior to the Final Escrow Release Date. Each portion of the Escrow Account retained for Escrow Unresolved Claims pursuant to this Section 7.5(c) shall be released by the Escrow Agent (to the extent not utilized to pay the Buyer Indemnified Parties for any such claims resolved in favor of the Buyer Indemnified Parties) upon the resolution of the applicable Escrow Unresolved Claims, in accordance with this Article VII and the terms of the Escrow Agreement.

(d)     In the case of a Buyer Indemnified Party’s rights to indemnification pursuant to this Article VII, for as long as there are funds available in the Escrow Account to cover the Buyer Indemnified Parties’ indemnifiable Losses pursuant to Section 7.2(a)(i), any and all Losses payable by the Seller or Parent to the Buyer Indemnified Parties with respect to such indemnifiable Losses will be paid in cash first out of the Escrow Account, and in the event any Losses that are not otherwise limited by Section 7.4(b) exceed, or are not paid and satisfied in full from, the Escrow Account, such Losses will be paid directly by the Seller or Parent to the applicable Buyer Indemnified Parties; provided that, in the event any Losses based upon, attributable to or resulting from breaches or inaccuracies of Company Fundamental Representations have reduced the funds available in the Escrow Account, Seller or Parent shall, upon the request of the Buyer, transfer immediately available funds to the Escrow Agent for deposit into the Escrow Account, up to an amount equal to the Losses paid from the Escrow Account in respect of such Company Fundamental Representations.

7.6         Tax Matters.

(a)       Tax Indemnification. The Seller and Parent each agrees, jointly and severally, to indemnify and hold harmless the Buyer Indemnified Parties from and against the amount of any and all Losses, without duplication (including without duplication of any amounts indemnified pursuant to Section 7.2), in respect of: (i) Taxes of the Company (or any predecessor thereof) for any Pre-Closing Tax Period (with such Taxes in respect of a Straddle Tax Period determined as provided in Section 7.6(c)); (ii) Taxes imposed on the Company (A) by reason of being or having been a member of an affiliated, combined, consolidated or unitary group with another Person on or prior to the Closing Date by reason of Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of Law), or (B) by reason of being or having been a transferee or successor, or (C) by contract, assumption, operation of Law or otherwise (limited in the case of clauses (B) and (C) to Liability for Taxes relating to or arising out of an action, event or transaction occurring, or existing, on or before the Closing Date); (iii) the failure of any of the representations and warranties contained in Section 2.8, Section 2.11(g), Section 2.11(i) and Section 2.11(j) to be true and correct in all respects; (iv) the failure of Olive or Holdco to perform any covenant contained in this Agreement with respect to Taxes; (v) Transfer Taxes for which the Seller is responsible pursuant to Section 7.6(f); and or (vi) Taxes imposed in connection with the Restructuring Transactions; provided, however, that the Seller and Parent shall not have any obligation to indemnify the Buyer Indemnified Parties under this Section 7.6(a) to the extent that any such Loss arises solely as a result of a violation by Buyer of Section 7.6(m).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)         Filing of Tax Returns; Payment of Taxes.

(i)     The Seller shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of the Company (A) due on or prior to the Closing Date and (B) due after the Closing Date that relate to a Pre-Closing Tax Period (other than any Tax Return relating to a Straddle Tax Period as provided in Section 7.6(b)(ii)), and the Seller shall pay or cause to be paid all Taxes shown due thereon. All such Tax Returns shall be prepared in a manner consistent with the past practice of the Company’s Tax Return preparation in the Ordinary Course of Business, except as otherwise required by Law. The Seller shall provide the Buyer with copies of completed drafts of any Income Tax Returns prepared pursuant to this Section 7.6(b)(i) (including, for the avoidance of doubt, any such Income Tax Return to be filed between the date of this Agreement and the Closing Date) at least fifteen (15) Business Days prior to the due date for filing thereof, and such other material Tax Returns at least three (3) Business Days prior to the due date for filing thereof, along with supporting work papers, for the Buyer’s review and approval, such approval not to be unreasonably withheld, delayed or conditioned.

(ii)     After the Closing, the Buyer shall prepare, or cause to be prepared, and the Company shall file or cause to be filed, all Tax Returns of the Company relating to a Straddle Tax Period, and, subject to the rights to payment from the Seller pursuant to this Section 7.6(b)(ii), the Company shall pay or cause to be paid all Taxes shown due thereon. All such Tax Returns shall be prepared in a manner consistent with the past practice of the Company’s Tax Return preparation in the Ordinary Course of Business, except as otherwise required by Law. The Buyer shall provide the Seller with copies of completed drafts of Income Tax Returns prepared pursuant to this Section 7.6(b)(ii) at least fifteen (15) Business Days prior to the due date for filing thereof, and such other Tax Returns at least three (3) Business Days prior to the due date for filing thereof, along with supporting work papers, for the Seller’s review and approval, such approval not to be unreasonably withheld, delayed or conditioned. Promptly, but in no event later than thirty (30) days following the due date for the payment of Taxes with respect to any Tax Return that the Buyer has the responsibility to prepare pursuant to this Section 7.6(b)(ii), the Seller or Parent shall pay or cause to be paid to the Buyer the amount of any Liability for Taxes shown on such Tax Returns prepared by Buyer and owed by the Seller or Parent pursuant to the provisions of Section 7.6(a). No payment pursuant to this Section 7.6(b)(ii) shall excuse the Seller or Parent from their indemnification obligations pursuant to Section 7.6(a) if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns exceeds the amount of the Seller’s payment under this Section 7.6(b)(ii).

(c)        Straddle Tax Period Tax Allocation. The Company shall, to the extent permitted by applicable Law, close the taxable period of the Company as of the close of business on the Closing Date. If applicable Law does not permit the Company to close its taxable year as of the close of business on the Closing Date, and in any case in which a Tax is assessed with respect to a taxable period that includes (but does not end on) the Closing Date (a “Straddle Tax Period”), the amount of such Taxes of the Company based on or measured by income, sales, use, receipts or similar items (other than property and ad valorem Taxes) of the Company for the portion of the Straddle Tax Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date, and the amount of any other Taxes, and any exemptions, allowances or deductions, that relates to the portion of the Straddle Tax Period ending on and including the Closing Date shall be deemed to be the amount of such Tax, exemption, allowance, or deduction for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Tax Period.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)        Refunds and Credits. The Seller shall be entitled to receive from the Buyer, the Company and their respective Affiliates the amount of any Tax refunds (including any interest thereon), whether received as a cash payment or as a credit against a Tax payment, attributable to a Pre-Closing Tax Period of the Company, net of any costs, including Taxes, incurred to obtain such Tax refund. The Buyer shall pay, or cause to be paid, any such net amounts to the Seller within thirty (30) days after the receipt of any such refund or the filing a Tax Return reflecting the use of such refund as a credit against a Tax payment.

(e)         Tax Proceedings.

(i)     If notice of any Tax Claim is received by the Buyer or the Company for which the Seller and Parent may reasonably be expected to be liable pursuant to Section 7.6(a), the notified Party shall promptly notify the Seller and Parent in writing of such Tax Claim (including a copy of all correspondence given to and received from any Governmental Body in connection therewith); provided, however, that the failure of the notified Party to give the Seller and Parent notice or copies as provided herein shall not relieve the Seller or Parent of its obligations under this Section 7.6, except to the extent that the Seller or Parent is actually and materially prejudiced thereby.

(ii)     The Seller and Parent shall have the right, at their sole expense, to the extent such Tax Claim is subject to indemnification by the Seller and Parent pursuant to Section 7.6(a), to represent the interests of the Company in any such Tax Claim (other than a Tax Claim with respect to a Tax Return in respect of a Straddle Tax Period, if Buyer is representing the interests of the Company in accordance with the provision below); provided, however, that the Seller and Parent shall have elected in writing to represent the interests of the Company and shall have acknowledged in writing to the Buyer their obligation to indemnify the Buyer to the extent of any Losses actually suffered by the Buyer in connection with such Tax Claim pursuant to this Section 7.6, within fifteen (15) Business Days after such notice of the Tax Claim has been given to the Seller and Parent. If the Seller and Parent comply with the foregoing provision of this Section 7.6(e)(ii) and have elected to represent the interests of the Company in such Tax Claim, they shall conduct such representation actively and diligently, shall periodically update the Buyer with respect to developments related to such Tax Claim, and shall not settle such claim without the consent of the Buyer, which consent may not be unreasonably withheld, delayed or conditioned. If the Seller and Parent do not elect to represent the interests of the Company with respect to such Tax Claim or fail to comply with the terms of this Section 7.6(e)(ii), or with respect to a Tax Claim that relates to a Tax Return in respect of a Straddle Tax Period that is subject to indemnification by the Seller and Parent pursuant to Section 7.6(a), the Buyer may represent the interests of the Company, and the Seller and Parent shall reimburse the Buyer for the reasonable and documented out-of-pocket fees and expenses of defending such Tax Claim (based on a pro rata allocation of such fees and expenses between the portion of the Straddle Tax Period that is a Pre-Closing Tax Period and the portion of the Straddle Tax Period that is a Post-Closing Tax Period), upon submission of periodic bills; provided that the Buyer shall periodically update the Seller and Parent with respect to developments related to such Tax Claim and the Buyer shall not settle such claim without the consent of the Seller and Parent, such consent not to be unreasonably withheld, delayed or conditioned. If the Seller or Parent assumes the defense of any Tax Claim, the Buyer may participate, at its own expense, in the defense of such Tax Claim; provided, however, that the Buyer shall be entitled to participate in any such defense with separate counsel at the expense of the Seller and Parent if (A) so requested by the Seller or Parent to participate, or (B) based on the reasonable opinion of outside counsel to the Buyer, a conflict of interest or potential conflict of interest exists between the Buyer and the Seller, Parent or Olive, as applicable, that would make such separate representation advisable. Notwithstanding any provision herein to the contrary, to the extent that a provision of this Section 7.6(e)(ii) directly conflicts with any provision of Section 7.3, this Section 7.6(e)(ii) shall govern.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)     Transfer Taxes. All sales, use, stamp, documentary, filing, recording, transfer or similar Taxes levied by any Taxing Authority in connection with the transactions contemplated by this Agreement and the Ancillary Documents (collectively, the “Transfer Taxes”), if any, shall be borne equally by Seller and Parent, on the one hand, and Buyer, on the other hand; provided that any Transfer Taxes incurred as a result of the Restructuring Transactions shall be borne one hundred percent (100%) by the Seller.

(g)     Disputes. Any dispute as to any matter covered by this Section 7.6 shall be resolved in accordance with Section 9.4. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner which the Party responsible for preparing such Tax Return deems correct without prejudice to the other Party’s rights hereunder.

(h)     Time Limits. Any claim for indemnity under this Section 7.6 may be made at any time prior to forty five (45) days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive). Notwithstanding the foregoing, any obligation under this Section 7.6 shall not terminate with respect to any Loss as to which the Person to be indemnified shall have given written notice to the indemnifying party in accordance with Section 7.6 before the termination of the applicable survival period described in this Section 7.6.

(i)     Exclusivity. For the avoidance of doubt, this Section 7.6 shall be the exclusive provision for indemnification claims by the Buyer Indemnified Parties related to Tax matters, other than in respect of any breach of or inaccuracy of the representations and warranties set forth in Section 2.5 to the extent relating to Tax matters (which shall be subject to Section 7.2 and shall not be subject to this Section 7.6). In the event of a conflict between the provisions of this Section 7.6, on the one hand, and the provisions of Sections 7.1 through 7.5, on the other hand, the provisions of this Section 7.6 shall control; provided that the limitations set forth in (i) Section 7.4(c) and Section 7.4(d) shall apply to any indemnification claims made pursuant to this Section 7.6 and (ii) Section 7.4(a) shall not apply to any indemnification claim made pursuant to this Section 7.6.

(j)     Termination of Tax Sharing Agreements. The Seller shall cause any and all Tax allocation or Tax sharing agreements (except for commercial Contracts entered into in the Ordinary Course of Business the primary purpose of which is not Taxes, and containing customary Tax indemnification provisions) between the Company, on the one hand, and any other Person, on the other hand, to be terminated with effect as of the Closing Date such that on, from and after the Closing Date, the Company shall not be obligated to make any payment pursuant to any such agreement for any past or future period.

(k)     Cooperation on Tax Matters. Each of the Parties shall, at its own expense, reasonably cooperate, as and to the extent reasonably requested by another Party, in connection with the filing of Tax Returns, and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records during normal business hours and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(l)     Purchase Price Allocation. The Buyer shall prepare and deliver to the Seller, within ninety (90) days after determination of the Final Purchase Price, an allocation of the Purchase Price, as determined for Tax purposes, including any Liabilities considered assumed by the Buyer for Tax purposes, among the assets of the Company for U.S. federal income Tax purposes in accordance with Section 1060 of the Code, the Treasury Regulations promulgated thereunder and the methodology set forth on Exhibit D (the “Purchase Price Allocation”). The Purchase Price Allocation shall become final and binding on the Parties hereto twenty (20) days after the Buyer provides such schedule to the Seller, unless the Seller notifies the Buyer in writing that it objects to the allocation set forth in the Purchase Price Allocation. The Buyer and the Seller shall use commercially reasonable efforts to resolve such dispute within fifteen (15) days. In the event the Seller and the Buyer reach a resolution within such time, the Seller and the Buyer (and any of their applicable respective Affiliates) shall report consistently with the Purchase Price Allocation in all Tax Returns, including IRS Form 8594, and neither the Seller nor the Buyer (nor any of their applicable respective Affiliates) shall take any position in any Tax Return that is inconsistent with the Purchase Price Allocation, as agreed, in each case unless required to do so by a final determination as defined in Section 1313(a) of the Code. In the event, however, that the Buyer and the Seller are unable to resolve such dispute within fifteen (15) days, each Party shall be permitted to file its Tax Return, including IRS Form 8594, in a manner it determines in its sole discretion.

(m)     Post-Closing Actions. After the Closing, except as otherwise required by Law or as permitted under this Section 7.6 , the Buyer shall not, and shall not cause or permit the Company or any of its Subsidiaries to, (i) amend any Tax Returns with respect to any Pre-Closing Tax Period, (ii) file any Tax Returns in respect of a Pre-Closing Tax Period (other than Tax Returns in respect of a Straddle Tax Period filed pursuant to Section 7.6(b)(ii)) or (iii) make any Tax election or take any other action in respect of Taxes that has retroactive effect to any Pre-Closing Tax Period, in each case without the prior written consent of the Seller (not to be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding any of the foregoing, the Buyer shall have the right to file or cause the Company to file any Tax Return [***], as reasonably determined by the Buyer with respect to such Tax matters, and Buyer shall keep Seller reasonably informed with the status of any such communications and agreements, and shall consider in good faith any reasonable comments of Seller. For the avoidance of doubt, no actions taken by the Buyer pursuant to the foregoing proviso shall have any effect on the Buyer Indemnified Parties’ rights to indemnification pursuant to Section 7.6(a).

(n)     Employer Identification Number. The Parties acknowledge and agree that, following the Conversion, the Company shall retain and continue to use the employer identification number assigned to the Company prior to the Conversion. In connection with the Conversion, Holdco shall apply for and obtain a new employer identification number in accordance with the procedures set forth in Treasury Regulations Section 301.6019-1(d)(2).

(o)     Massachusetts Sales and Use Tax Returns. The Seller shall file or cause to be filed all Massachusetts sales and use Tax Returns due with respect to the taxable periods ending December 31, 2016, and December 31, 2017, and from January 1, 2018 through July 31, 2018, that have not been filed, and shall pay or cause to be paid all Taxes due with respect thereto prior to the Closing.

7.7         Tax Treatment of Payments. The Parties agree to treat any payment pursuant to Article VII, any release payment from the Escrow Account, or any other indemnity payment made pursuant to this Agreement as an adjustment to the Purchase Price for all income Tax purposes, as otherwise required by applicable Law, or pursuant to the good faith resolution of a Tax contest.

7.8         No Subrogation. The Seller hereby agrees that if, following the date hereof, any payment is required to be made pursuant to Section 7.2(a), Section 7.2(b), or Section 7.6, the Seller shall have no right against the Company or its directors, officers, employees, Affiliates, agents, attorneys, representatives, assigns or successors, whether by reason of subrogation, contribution, reimbursement or otherwise, in respect of any such payments or Liabilities, and shall not take any action against the Company or its directors, officers, employees, Affiliates, agents, attorneys, representatives, assigns or successors with respect thereto, except in the event such Person’s actual and intentional fraud resulted in such payment.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article VIII

TERMINATION

8.1         Termination. This Agreement may be terminated at any time prior to the Closing only:

(a)     by mutual written consent of the Buyer and the Seller;

(b)     at the election of the Buyer or the Seller at any time after March 25, 2019 (the “Termination Date”), if the Closing shall not have occurred by 11:59 p.m., Eastern time, on the Termination Date; provided, however, that the terminating Party is not in breach of any of its obligations hereunder that has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(c)     by the Seller, if the Buyer shall have breached or failed to perform under any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of the Buyer shall have become untrue, in either case such that any condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days following receipt by the Buyer of notice of such breach from the Seller;

(d)     by the Buyer, if Olive, Holdco or the Company shall have breached or failed to perform under any of their respective representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Olive, Holdco or the Company shall have become untrue, in either case such that any condition set forth in Section 6.1(a), Section 6.1(b), Section 6.1(c) or Section 6.1(d) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days following receipt by Olive, Holdco or the Company of notice of such breach from the Buyer; or

(e)     by the Buyer or Olive, if a Governmental Body of competent jurisdiction issues an Order permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable.

8.2         Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, all obligations under this Agreement (other than those provisions set forth in the Confidentiality Agreement, in this Article VIII and Article IX, and the related definitions in Annex I) shall terminate and shall be of no further force or effect; provided, however, that any Party to this Agreement may seek to recover damages in the event of a termination of this Agreement pursuant to Section 8.1 as a result of a willful breach of this Agreement by another Party prior to the termination of this Agreement. For purposes of this Agreement, “willful breach” means a breach that is a consequence of an intentional act or omission taken with the knowledge that such action or omission constitutes a material breach of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article IX

MISCELLANEOUS

9.1        Expenses. Except as otherwise provided in this Agreement, Olive, Holdco, the Company and the Buyer shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby; provided, however, that the Buyer and the Seller shall each bear 50% of the fees payable to the Escrow Agent pursuant to the Escrow Agreement.

9.2        Remedies. The Parties specifically acknowledge and agree that the remedies available at law will be inadequate in the event that any term or provision of this Agreement is not performed by any Party in accordance with the terms hereof, and that each Party shall be entitled to seek any injunctive or other equitable relief, including the issuance of a temporary restraining order from any court of competent jurisdiction to prevent or restrain breaches of this Agreement or specific performance of the terms and provisions hereof, in addition to any other remedies to which such Party is entitled at law or in equity, without the necessity of proving actual damage or posting any bond whatsoever, or providing notice, to the maximum extent permitted by Law. Each Party hereby agrees not to raise any objection or legal or equitable defense to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by another Party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of another Party under this Agreement.

9.3        Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract, tort, equity or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution, performance, validity, interpretation, construction and enforcement of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such state, without regard to any choice or conflict of laws provisions or rules (whether of the State of Delaware or otherwise) that would require the application of the Laws of any other jurisdiction.

9.4         Submission to Jurisdiction; Consent to Service of Process; WAIVER OF JURY TRIAL.

(a)     The Parties and Parent hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, and in the absence of such jurisdiction, the exclusive jurisdiction of any other federal or state court located within the State of Delaware, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each Party and Parent hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The Parties and Parent hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties and Parent agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)     Each of the Parties and Parent hereby consents to process being served by any Party or Parent in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 9.8.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)     EACH PARTY AND PARENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY AND PARENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY OR PARENT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY AND PARENT AGREES AND CONSENTS THAT ANY SUCH LEGAL PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH PARTY AND PARENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY AND PARENT TO THE WAIVER OF EACH RESPECTIVE PARTY’S RIGHT TO TRIAL BY JURY. EACH PARTY AND PARENT CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER; (iii) EACH PARTY AND PARENT MAKES THIS WAIVER VOLUNTARILY; AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4(c).

9.5         Interpretive Matters and Rules of Construction. Unless otherwise expressly provided, for purposes of this Agreement and any Annexes, Exhibits and Schedules attached hereto, the following rules shall apply:

(a)     When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day;

(b)     Any reference in this Agreement to $ shall mean U.S. dollars;

(c)     The Annexes, Exhibits and Schedules to this Agreement or referred to herein are hereby incorporated and made a part hereof and are an integral part of this Agreement, as if set forth in full herein. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement;

(d)     Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

(e)     Any reference in this Agreement to a payment notice or delivery that is to be made by the Buyer, or a payment, notice or delivery that is to be received by the Buyer, shall be made or received on behalf of, for the benefit of or for further distribution to the Buyer;

(f)     The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)     The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise expressly requires;

(h)     Whenever this Agreement requires the Seller or Holdco to take any action or to refrain from taking any action, such requirement shall be deemed to involve an undertaking on the part of Olive to require Holdco (or any other applicable Subsidiary of Olive) to take (or refrain from taking) such action;

(i)     Any reference in this Agreement to the Company shall mean (A) Oxford Immunotec, Inc., a Delaware corporation, prior to the Conversion, (B) Oxford Immunotec, LLC, a Delaware limited liability company, following the Conversion until such time as the Buyer changes the name of the Company pursuant to Section 5.18(c) or otherwise, and (C) the Company as operating under any other name following the Closing as shall be determined by the Buyer (or any successor thereof), pursuant to Section 5.18(c) or otherwise;

(j)     The word “including” or any variation thereof means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and

(k)     The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

9.6        Entire Agreement; Amendments and Waivers. This Agreement (including the Annexes, Schedules and Exhibits hereto), the Confidentiality Agreement and the Ancillary Documents represent the entire understanding and agreement between the Parties with respect to the subject matter herein and therein and can be amended only by a written instrument signed by each of the Company, the Buyer and the Seller. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies, equitable or legal.

9.7        No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Company, the Buyer, Olive and, following its execution hereof, Holdco, and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except (a) to Seller Indemnified Parties pursuant to Article VII and (b) to the Buyer Indemnified Parties pursuant to Article VII.

9.8        Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission), or (c) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case, at the following addresses and facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

If to the Company, to:

Oxford Immunotec, Inc.
700 Nickerson Road, Suite 200

Marlborough, MA 01752
Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Oxford Immunotec, Inc.
700 Nickerson Road, Suite 200

Marlborough, MA 01752
Attention: General Counsel

With a copy (which shall not constitute notice) to (before the Closing):

Covington & Burling LLP
The New York Times Building

620 Eighth Avenue
New York, NY 10018-1405
Facsimile: (646) 441-9079
Attention: Jack S. Bodner

With a copy (which shall not constitute notice) to (after the Closing):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153-0119
Facsimile: (212) 310-8007
Attention: Michael E. Lubowitz, Esq.

If to the Seller, to:

Oxford Immunotec Limited
700 Nickerson Road, Suite 200

Marlborough, MA 01752
Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Oxford Immunotec Limited
700 Nickerson Road, Suite 200

Marlborough, MA 01752
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Covington & Burling LLP
The New York Times Building

620 Eighth Avenue
New York, NY 10018-1405
Facsimile: (646) 441-9079
Attention: Jack S. Bodner

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

If to the Buyer or, following the Closing, the Company, to:

Quest Diagnostics Incorporated

500 Plaza Drive

Secaucus, NJ 07094

Facsimile: (201) 325-2106

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153-0119
Facsimile: (212) 310-8007
Attention: Michael E. Lubowitz, Esq.

9.9        Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect as closely as possible the original intent of the Parties.

9.10       Disclosure Schedules. The inclusion of any information in the Disclosure Schedules will not be deemed an admission or acknowledgment that such information is required to be listed in the Disclosure Schedules or that such items are material. The Disclosure Schedules are arranged in sections corresponding to the sections contained in this Agreement merely for convenience, and the disclosure of an item in one section of the Disclosure Schedules as an exception to a particular covenant, agreement, representation or warranty will be deemed adequately disclosed as an exception with respect to all other covenants, agreements, representations and warranties to the extent that the relevance of such item to such other covenants, representations, agreements or warranties is reasonably apparent on the face of such disclosure, notwithstanding the presence or absence of a specific cross-reference thereto.

9.11       No Third Party Liability. This Agreement may only be enforced against the Parties and, solely in the case of Section 5.4, Section 5.6, Section 5.12, Section 5.16, Article VII and Article IX, Parent. All claims or causes of action that may be based upon, arise out of or relate to this Agreement may be made only against the Persons that are expressly identified as Parties (or Parent, as applicable), and no past, present or future director, officer, employee, incorporator, member, partner, securityholder, Affiliate, agent, attorney or representative of any Party (or Parent, as applicable) (including any Person negotiating or executing this Agreement on behalf of a Party (or Parent, as applicable)) shall have any Liability with respect to this Agreement or with respect to any claim or cause of action that may arise out of or relate to this Agreement.

9.12       Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and Parent and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder by any Party (or Parent, as applicable) may be made without the prior written consent of the other Parties (or Parent, as applicable) and any attempted assignment without such required consents shall be void; provided, however, that the Buyer may assign, or may cause its permitted Affiliates to assign, (without any other Party’s consent) this Agreement and any or all of its rights or obligations hereunder (including its right to seek indemnification hereunder) to any Affiliate of the Buyer or any Person to which the Buyer or any its Affiliates proposes to sell all or substantially all of the assets relating to the Business, but no such assignment shall relieve the Buyer or the Company of any Liability hereunder.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.13        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall be sufficient to bind the Parties and Parent to the terms and conditions of this Agreement.

9.14        Releases.

(a)     Effective as of the Closing, Parent, on behalf of itself and its Affiliates and Representatives (separately and collectively, the “Parent Releasors”) hereby irrevocably, unconditionally and completely releases and forever discharges the Company and its Affiliates and its and their Representatives (separately and collectively, the “Company Releasees”) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, any obligations and liabilities of the Company Releasees, and any and all claims, demands, actions, losses, causes of action of whatever kind, known or unknown, that any of the Parent Releasors may have had in the past, may now have or may have in the future against a Company Releasee, in each case solely related to Seller’s capacity as an equity holder of the Company, except for claims of Parent or the Seller for breach of the terms of this Agreement by the Buyer or as otherwise expressly provided in this Agreement or any other Ancillary Document.

(b)     Effective as of the Closing, the Company, on behalf of itself and its Affiliates and Representatives (separately and collectively, the “Company Releasors”) hereby irrevocably, unconditionally and completely releases and forever discharges Parent and its Affiliates and its and their Representatives (separately and collectively, the “Parent Releasees”) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, any obligations and liabilities of the Parent Releasees, and any and all claims, demands, actions, losses, causes of action of whatever kind, known or unknown, that any of the Company Releasors may have had in the past, may now have or may have in the future against a Parent Releasee, in each case solely related to Seller’s capacity as an equity holder of the Company, except for claims of the Company or the Buyer for breach of the terms of this Agreement by Parent or the Seller or as otherwise expressly provided in this Agreement or any other Ancillary Document.

(c)     Each of Parent and the Buyer hereby acknowledges that it has considered the possibility that it may not now know the nature or value of the claims which are generally released pursuant to Section 9.14 and that such general release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past or present, however arising.

**REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, the Parties and Parent have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BUYER:

quest diagnostics incorporated

By:

Name:

Title:

SELLER:

OXFORD IMMUNOTEC LIMITED

By:

Name:

Title:

COMPANY:

OXFORD IMMUNOTEC, INC.

By:

Name:

Title:

PARENT (Solely for the purposes of Section 5.4, Section 5.6, Section 5.12, Section 5.16, Article VII and Article IX):

OXFORD IMMUNOTEC GLOBAL PLC

By:

Name:

Title:

[Signature page to the Limited Liability Company Interest Purchase Agreement]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ANNEX I

DEFINITIONS

For purposes of this Agreement, certain terms shall have the meanings specified in this Annex I:

“315 Norwood Premises” means that certain 18,083 rentable square feet in the building at 315 Norwood Park South, Norwood, Massachusetts, leased by the Company pursuant to the Existing Norwood Lease, as further described therein.

“Accounting Firm” has the meaning set forth in Section 1.3(d).

“Accounting Principles” has the meaning set forth in Section 1.3(a).

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than the Buyer or any of its Representatives) concerning (a) a merger, consolidation, liquidation, recapitalization, purchase of Shares or Interests, share exchange or other business combination transaction involving the Company, or (b) the sale, lease, exchange or other disposition of any material portion of the Company’s properties or assets related to the Business; but excluding, in any such case, any of the Restructuring Transactions.

“Affiliate” means, with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Documents” means, other than this Agreement, the Company Documents, the Buyer Documents and the Seller Documents.

“Annual Financial Statements” has the meaning set forth in Section 2.5.

“Assets” has the meaning set forth in Section 2.6.

“Bankruptcy and Equity Exceptions” has the meaning set forth in Section 2.1.

“Base Purchase Price” means one hundred seventy million dollars ($170,000,000).

“Basket” means [***].

“Books and Records” means all books, records, files, documentation, correspondence, lists and other materials, including research and development information, information relating to clinical trials, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, list of present and former customers and personnel and employment records, in each case whether in hard copy or computer format.

“Business” means the Company’s business of clinical laboratory testing services for tuberculosis and tick-borne diseases, in the United States, as conducted as of the date hereof and as of immediately prior to the Closing, after giving effect to the Restructuring Transactions.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Business Day” means any day of the year other than a Saturday or a Sunday on which national banking institutions in the United States and the United Kingdom are open to the public for conducting business and are not required or authorized to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Documents” means this Agreement, the Supply Agreement, the Transitional Services Agreement, the Escrow Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement and executed by the Buyer at or prior to the Closing in connection with the consummation of the transactions contemplated hereby.

“Buyer Indemnified Parties” means (a) the Buyer, (b) solely following the Closing, the Company, and (c) each of their respective directors, officers, employees, Affiliates, members, agents, attorneys, representatives, successors and assigns (in each case, other than any Seller Indemnified Party).

“Buyer Knowledge” means, with respect to the Buyer: (a) the actual knowledge of Kim Uva; and (b) (i) the actual knowledge of Cathy Doherty and (ii) knowledge of such facts or matters that Cathy Doherty would reasonably be expected to discover or become aware of after reasonable inquiry of the employees of the Buyer directly reporting to her.

“Cash” means cash and cash equivalents of the Company, including marketable securities, short-term investments and certificates of deposit (other than escrowed or fiduciary funds and Restricted Cash, except for the Restricted Cash held as collateral for the Company’s purchasing card program, which shall be counted as Cash (and is equal to $200,000 on the date of this Agreement)) of the Company, in each case determined in accordance with GAAP. For the avoidance of doubt, Cash shall (a) be calculated net of (i) issued but uncleared checks (other than fiduciary funds and Restricted Cash), (ii) wire transfers and drafts of the Company, and (iii) overdrawn accounts, and (b) include checks, wire transfers and drafts deposited for the account of the Company, net of amounts required to be funded to fiduciary fund accounts.

“CLIA” means the Clinical Laboratory Improvement Amendments of 1988 and the regulations promulgated pursuant thereto.

“Closing” has the meaning set forth in Section 1.4.

“Closing Date” has the meaning set forth in Section 1.4.

“Closing Date Cash” means the Cash as of the Measuring Time.

“Closing Date Debt” means the Indebtedness of the Company as of the Measuring Time.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commercial Payors” has the meaning set forth in Section 2.24.

“Company” has the meaning set forth in the Preamble.

“Company Business Systems” means the computer systems, including software, hardware (whether general or special purpose), electronic data processing, information, applications, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes in each case, that (a) are not in the Excluded Assets and (b) are (i) owned, licensed or used by the Company or (ii) otherwise used in the conduct of the Business.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Company Credit Facility” means, collectively, that certain (a) Credit, Security and Guaranty Agreement (Term Loan), dated as of October 4, 2016, by and among the Company, Olive and Parent as guarantors, the other credit parties party from time to time thereto, MidCap Financial Trust as agent and a lender, and the additional lenders from time to time party thereto and (b) Credit, Security and Guaranty Agreement (Revolving Loan), dated as of October 4, 2016, by and among the Company, Olive and Parent as guarantors, the other credit parties party from time to time thereto, MidCap Financial Trust as agent and a lender, and the additional lenders from time to time party thereto.

“Company Creditor” means a lender or creditor or any agent acting on behalf of such lender or creditor with respect to any Indebtedness of the Company.

“Company Documents” means this Agreement, the Technology License Agreement, the Trademark Assignment Agreement, the Sublease Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement and executed by the Company at or prior to the Closing in connection with the consummation of the transactions contemplated hereby.

“Company Fundamental Representations” means the representations and warranties set forth in Section 2.1 (Power and Authorization), Section 2.2 (Organization), Section 2.3 (Capitalization and Subsidiaries), Section 2.4 (No Violation; Approval and Consents) but excluding those set forth in Section 2.4(b), Section 2.21 (Health Care Compliance) and Section 2.26 (Brokers).

“Company IP Rights” means the Intellectual Property owned by or licensed to the Company and used in the conduct of the Business, but excluding any Excluded Intellectual Property.5

“Company Releasees” has the meaning set forth in Section 9.14(a).

“Company Releasors” has the meaning set forth in Section 9.14(b).

“Company Software” means any proprietary software that is (a) owned or purported to be owned by the Company and (b) used by the Company in the Business, but excluding any such software that constitutes an Excluded Asset.

“Company Subsidiary” means Immunetics, Inc., a Massachusetts corporation.

“Competition Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other federal, state, local or non-United States statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws, each as amended from time to time, that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Compliance Matter” means a matter relating to compliance with any Health Care Laws that is identified by a Party, whether through internal audit or otherwise, for which another Party may bear responsibility or exposure.

“Confidential Information” has the meaning set forth in Section 5.5(a).

“Confidentiality Agreement” has the meaning set forth in Section 5.5(a).

“Contingent Worker” has the meaning set forth in Section 2.19.

“Continuing Employees” has the meaning set forth in Section 5.17(a).

“Contract” means any oral or written contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation.

“Contribution” means the contribution of the Shares by Olive to Holdco, pursuant to the Restructuring Transactions.

“Conversion” means a conversion of the Company from a corporation to a limited liability company in accordance with the provisions of Delaware Code, Title 8 - Corporations, Section 266 -Conversion of a domestic corporation to other entities, pursuant to the Restructuring Transactions.

“Data Archive” means the documents made available to the Buyer in the electronic data room established for purposes of the transactions contemplated by this Agreement and the Ancillary Documents and maintained by Intralinks, Inc.

“Data Security Requirements” means, collectively, all of the following to the extent relating to privacy, security, or security breach notification requirements, in each case to the extent applicable to the Company in the conduct of the Business: (a) the Company’s own rules, policies, and procedures; (b) all Legal Requirements; (c) industry standards applicable to the industry in which the Company’s businesses operates; and (d) Contracts into which the Company has entered or by which it is otherwise bound.

“Determination Date” has the meaning set forth in Section 1.3(e).

“Disclosure Schedules” means the disclosure schedules to this Agreement that are being delivered by the Company in connection with the execution and delivery of this Agreement.

“Dispute Notice” has the meaning set forth in Section 1.3(c).

“Employee Plans” means (a) all “employee benefit plans” (as defined in Section 3(3) of ERISA); and (b) all other retirement, pension, supplemental retirement, individual account based savings plans, bonus, employment, individual consulting, incentive compensation, collective bargaining, equity or equity-based compensation, stock purchase, employee stock ownership, employee loan, deferred compensation, change in control, retention, severance, retiree medical or life insurance, Section 125 flexible benefit, sick leave, vacation pay, salary continuation, hospitalization, welfare benefit, educational or employee assistance and all other employee benefit plans, programs, agreements, policies, arrangements, or practices, whether or not subject to ERISA, whether formal or informal, oral or written, in each case of (a) and (b), sponsored, maintained or contributed to or required to be contributed to by the Company, or with respect to which the Company has or could have any direct or indirect present or future Liability, contingent or otherwise.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Environmental Law” means any Law pertaining to pollution, protection of the environment or natural resources or human health and safety as related to environmental matters.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries is treated as a single employer under Section 414 of the Code.

“Escrow Account” means the account designated by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement where the Escrow Amount is held for disbursement by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement.

“Escrow Agent” means The Bank of New York Mellon.

“Escrow Agreement” means that certain Escrow Agreement, to be dated the Closing Date, by and among the Buyer, Holdco and the Escrow Agent, in form and substance reasonably satisfactory to the Buyer and the Seller.

“Escrow Amount” means [***], as such amount may be reduced from time to time in accordance with the terms of this Agreement and the Escrow Agreement.

“Escrow Unresolved Claims” has the meaning set forth in Section 7.5(b).

“Estimated Closing Balance Sheet” has the meaning set forth in Section 1.3(a).

“Estimated Closing Statement” has the meaning set forth in Section 1.3(a).

“Estimated Net Working Capital” has the meaning set forth in Section 1.3(a).

“Estimated Purchase Price” has the meaning set forth in Section 1.3(a).

“Excluded Accounts” has the meaning set forth in Section 5.9(b).

“Excluded Assets” means all of the following:

(a)     the shares of, and any other equity interests in, the Company Subsidiary;

(b)     the assets, properties, rights (including Contract rights), businesses and activities of the Company Subsidiary;

(c)     all interests, rights, claims and benefits under the Excluded Contracts, including any purchase orders thereunder;

(d)     all assets, properties, rights and Contracts that are necessary to the provision of any services under the Transitional Services Agreement;

(e)     all assets, properties, rights and Contracts relating to any Employee Plan;

(f)     all interests, rights, claims and benefits as a lessee or sublessee of the Marlborough Property, including the Real Property Lease in respect thereto;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)     all fixtures, machinery, equipment, furniture, office equipment, tangible tools and other tangible personal property (other than those items covered specifically in clause item (h) below) that are (i) located at the Marlborough Property or the Subleased Premises, or (ii) specifically described on Schedule 1.1(a), including in each case any Contracts primarily relating to any rights in connection therewith;

(h)     all physical computer systems, data processing equipment, hardware, telecommunications systems, networks, interfaces, platforms, servers and peripherals: (i) located at the Marlborough Property, the Subleased Premises, or in the server room currently located on the second floor of the facility leased by the Company at 320 Norwood Park South, Norwood, Massachusetts 02062, or at the offsite data center managed by Iron Mountain Information Management, LLC and its Affiliates at 171 Bearfoot Road, Northborough, Massachusetts 01532; (ii) otherwise deployed to Service Providers stationed at the Marlborough Property or the Subleased Premises; provided that any Service Provider that remains employed by the Company may retain his or her physical computer systems, data processing equipment and hardware; or (iii) deployed to Service Providers transferred to Olive or Holdco prior to the Closing, and in each case including any Contracts primarily relating to any rights in connection therewith;

(i)     any Service Provider, consultant, independent contractor or agent of the Company who is not solely engaged in the conduct of the Business;

(j)     all software set forth on Schedule 1.1(a), including all licenses and other Contracts relating thereto; provided that, no later than thirty (30) days [***] the Closing, the Seller shall deliver to the Company a copy of the relevant contents of (A) to the extent not previously provided, the database of Company customers, including copies of Contracts with such customers, as stored on the Salesforce.com software database used by the Company and (B) the database stored on the EtQ quality and compliance management system used by the Company;

(k)     the Excluded Intellectual Property;

(l)     the Retained Names and Marks;

(m)     all (A) assets, properties, rights and Contracts, including all materials relating to development and commercialization, primarily related to any Product or service marketed, offered, sold or provided by the Company that is part of an Excluded Business, and (B) accounts receivable, notes receivable and other indebtedness due and owing to the Company, including all trade accounts receivable representing amounts receivable in respect of goods shipped, products sold or services rendered, and the full benefit of any security for such accounts or debts, in each case to the extent related to an Excluded Business;

(n)     all assets, properties, rights and Contracts in support of the development of the Company’s T-SPOT platform, as performed immediately prior to the transfer of such Excluded Assets to Holdco pursuant to the Restructuring Transactions;

(o)     all data, assets, properties, rights and Contracts related to clinical studies performed, sponsored, or supported by the Company;

(p)     all Permits necessary for the research, development, marketing, sale, commercialization or other exploitation of any Product or service primarily related to an Excluded Business;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(q)     all (i) legal, regulatory and tax memoranda, records and communications that contain or reflect advice or direction from legal, tax or regulatory professionals or consultants, even if such advice appears on its face to be related specifically to the United States market, (ii) email records of Service Providers, consultants, independent contractors or agents with responsibilities that are primarily related to (A) an Excluded Business or (B) the business of Parent, Olive or other direct or indirect Subsidiaries of Parent other than the Company, (iii) email records of Service Providers, consultants, independent contractors or agents with sales and marketing roles who will be transferred to Olive or Holdco with continuing responsibilities in the Excluded Business to the extent such email records are not related to the Business, (iv) email records of Service Providers, consultants, independent contractors or agents who will be employed or otherwise engaged by the Company immediately following Closing, to the extent such email records are primarily related to an Excluded Business or the business of Parent, Olive or other direct or indirect Subsidiary of Parent other than the Company, (v) Books and Records primarily related to any Contracts that constitute Excluded Assets, (vi) to the extent permitted by Law, Books and Records primarily relating to any Product or service marketed, offered, sold or provided by the Company that is part of an Excluded Business and (vii) other than such other Books and Records used or held for use primarily in connection with the Business, other Books and Records of the Company;

(r)     all records or information relating to any Service Provider, consultant, independent contractor or agent of the Company, to the extent the same is transferred to Olive or Holdco prior to the Closing;

(s)     all records relating to Parent, the negotiation and consummation of the transactions contemplated by this Agreement and any Ancillary Documents, and all records prepared in connection with the sale of the Company or the Business, including confidential communications with legal counsel representing the Company or its Affiliates and the right to assert the attorney-client privilege with respect thereto;

(t)     any de-identified data derived from clinical data held by the Company in connection with its clinical laboratory testing service business, to the extent such data is de-identified by the Company in accordance with HIPAA and transferred to Olive or Holdco prior to Closing or pursuant to the Restructuring Transactions; provided that all underlying data required for clinical, licensing, accreditation or other regulatory purposes shall remain the property of the Company;

(u)     all interests, rights, claims and benefits under the Excluded Accounts; and

(v)     all interests, rights, claims and benefits to the extent relating to any of the items referred to in clauses (a) through (u) or any Excluded Liability, including any causes of action, lawsuits, judgments and demands in connection therewith.

“Excluded Business” means the business of the Company other than the Business.

“Excluded Contracts” means the Contracts set forth on Schedule 1.1(b), and including all modifications, amendments, waivers, schedules, annexes, exhibits and other attachments thereto as in effect as of the Closing; provided that, to the extent such Contracts are identified by category on such Schedule 1.1(b), Seller shall update such Schedule as promptly as practicable after the date hereof and prior to the Closing Date to specifically identify each such individual Contract.

“Excluded Intellectual Property” means the items of Intellectual Property set forth on Schedule 1.1(c).

“Excluded Liabilities” means all Liabilities to the extent arising out of, in respect of or relating to (a) the Excluded Assets and (b) the Specified Contract.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Existing Norwood Lease” means the Amended and Restated Lease dated as of March 23, 2018, by and between 1144 Properties, LLC and NPS Libbey, LLC (successor to Brookwood Park South Investors, LLC) and the Company, as amended by that certain Memorandum dated April 6, 2018.

“Existing Stock” has the meaning set forth in Section 5.18(b).

“Extended Representations” means (a) the Company Fundamental Representations, (b) the representations and warranties of Olive and Holdco set forth in Article III and (c) the representations and warranties of the Buyer set forth in Article IV.

“FDA” means the U.S. Food and Drug Administration.

“Final Closing Balance Sheet” has the meaning set forth in Section 1.3(e).

“Final Closing Statement” has the meaning set forth in Section 1.3(e).

“Final Escrow Release Date” has the meaning set forth in Section 7.5(c).

“Final Purchase Price” means the Purchase Price as set forth on the Final Closing Statement.

“Financial Relationship” has the meaning set forth in Section 2.21(e).

“Financial Statements” has the meaning set forth in Section 2.5.

“First Escrow Release Date” has the meaning set forth in Section 7.5(b).

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Antitrust Entity” means any Governmental Body with regulatory jurisdiction over enforcement of any applicable Competition Law.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Hazardous Material” means any substance, material or waste that is regulated, classified or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic” or “radioactive” or as a “pollutant” or “contaminant” or words of similar meaning or effect, including petroleum and its by-products, asbestos and polychlorinated biphenyls.

“Health Care Laws” means all Laws relating to health care operations, health care industry regulation, and payment for health care services, including Health Care Program conditions of participation, other legal requirements imposed by any Governmental Body, and any Order concerning the licensure, certification, qualification, or operation of the Business of the Company, including, to the extent applicable: (a) Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), or other federal and state health care programs, including requirements for contractors of entities participating in Medicare, Medicaid, or other federal and state health care programs; (b) Laws governing participation in Health Care Programs by the Business; (c) Laws relating to kickbacks and self-referrals, including (i) the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), (ii) the False Claims Act (31 U.S.C. §§ 3729 et seq.), (iii) the Beneficiary Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), (iv) the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), (v) the exclusion Laws (42 U.S.C. § 1320a-7), (vi) the civil monetary penalty Laws (42 U.S.C. § 1320a-7a), (vii) the Stark Laws (42 U.S.C. § 1395nn), and (viii) any related or analogous Laws imposed by any state; and (d) any Laws governing the billing of, or receipt of payment for, laboratory services in any state including (i) the New Jersey direct billing law (N.J. Stat. § 45:9-42.41a), (ii) the New York direct billing law (N.Y. Pub. Health Law § 586) and (iii) the Rhode Island direct billing law (R.I. Stat. § 23-16.2-5.1).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Health Care Programs” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, TRICARE and Medicaid.

“Health Care Provider” means any physician, technician or any other Person who is required by law to be licensed or certified to furnish professional health care services in the Business, whether as an independent contractor or employee of the Company.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended

“Holdco” has the meaning set forth in the recitals.

“Holdco Joinder” has the meaning set forth in Section 5.6.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax Return” means any Tax Return with respect to any federal, state, local or foreign Tax measured by or imposed on net or gross income (however denominated), including, for the avoidance of doubt, Texas franchise tax, Washington business and occupancy tax, Seattle business excise tax, and Ohio commercial activity tax.

“Indebtedness” of any Person means, without duplication, and including the current portion thereof: (a) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds, letters of credit or other similar instruments for the payment of which such Person is responsible or liable (for purposes of clarity, excluding any performance or surety bonds or letters of credit which have not been drawn or presented and which are issued in the Ordinary Course of Business); (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current Liabilities arising in the Ordinary Course of Business to the extent included in Net Working Capital (other than the current Liability portion of any indebtedness for borrowed money)); (c) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (d) all obligations of such Person under interest rate or currency obligations swap, hedges or similar arrangements (valued at the termination value thereof); (e) all obligations of the type referred to in clauses (a) through (d) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (f) all obligations of the type referred to in clauses (a) through (e) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person). For the avoidance of doubt, fitout loans or other accounting debt required by GAAP are not considered Indebtedness, so long as they are included in the calculation of Net Working Capital.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Intellectual Property” means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including: (a) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof; (b) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof; (c) all internet domain names; (d) all copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof; (e) trade secrets and know-how; and (f) all other intellectual property rights.

“Interest” means, after the Conversion, each limited liability company interest issued by the Company.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to the Company: (a) [***] would reasonably be expected to discover or become aware of after reasonable inquiry of the employees of the Company directly reporting to such Persons.

“Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, Order or other requirement of any Governmental Body.

“Leased Real Property” has the meaning set forth in Section 2.9(b).

“Legal Proceeding” means any judicial, administrative, arbitral or other actions, suits, mediation, investigation, inquiry, audits, proceedings or claims (including counterclaims), whether public or private, by or before a Governmental Body.

“Legal Requirements” means any United States federal, state or local or foreign statute, law, ordinance, code, rule or regulation.

“Liability” means any debt, loss, damage, fine, penalty or liability (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto, including all fees and expenses of legal counsel, experts, engineers and consultants, and costs of investigation.

“Licensed IP Rights” means each of the Blood Stability Patent, the T-SPOT.TB Know-How and the Copyrighted Works (as each such term is defined in the Technology License Agreement).

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation with respect to any property or asset of a Person.

“Listed Company Contract” has the meaning set forth in Section 2.15(b).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Loss” or “Losses” means (a) with respect to any Third Party Claim, any losses, damages (including special, consequential, punitive, treble or exemplary damages, diminution in value or lost profits or revenues, to the extent asserted in such Third Party Claim), deficiencies, other Liabilities, assessments, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including reasonable legal, accounting and other professional fees and expenses and (b) with respect to claims which are not Third Party Claims, any losses, damages, deficiencies, other Liabilities, assessments, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including reasonable legal, accounting and other professional fees and expenses; provided that in the case of this clause (b), Losses shall exclude (i) all punitive, special, treble or exemplary damages and (ii) any consequential damages, incidental damages, diminution in value or lost profits or revenue that are not the probable and reasonably foreseeable result of the event that gave rise to such Loss.

“Marlborough Property” means the premises located at 700 Nickerson Road, Suite 200, Marlborough, Massachusetts 01752, as currently leased by the Company.

“Material Adverse Effect” means any event, circumstance, change or effect that, either alone or in combination, is or would reasonably be expected to be materially adverse to: (a) the Business, assets, properties, Liabilities, results of operations or condition (financial or otherwise) of the Company, other than any such event, circumstance, change or effect resulting from or arising in connection with (i) general legal, Tax, economic, political or regulatory conditions (or changes therein), including any changes effecting financial, credit or capital market conditions, (ii) any generally applicable change in Law or GAAP or interpretation of any of the foregoing, (iii) any condition (or changes therein) in any industry in which the Company operates, (iv) any conditions arising out of acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, (v) any action taken by the Company at the request or with the consent of the Buyer, that, if taken without the request or the consent of the Buyer, would have been prohibited by the terms of this Agreement, (vi) any action specifically required to be taken by the Company, or the failure of the Company to take any action that the Company is specifically prohibited by the terms of the Agreement from taking, (vii) the negotiation, execution, announcement, pendency or performance of this Agreement, any Ancillary Document or any transaction contemplated hereby or thereby, including any adverse change in customer, employee, supplier, financing source, licensor, licensee, sub-licensee or similar relationship, including as a result of the identity of the Buyer, (viii) any failure by the Company to meet any forecasts or estimates of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Material Adverse Effect”), and (ix) the items set forth in Schedule 2.8 and Schedule 2.21(a) (but only, in each case in this clause (ix), to the extent of the Liabilities described therein); but only in the case of the foregoing clauses (i), (ii), (iii) or (iv), to the extent such event, circumstance, change or effect does not disproportionately affect the Company relative to other participants in any industry in which the Company operates; or (b) the ability of the Company to perform its obligations under this Agreement or the Company Documents. For the avoidance of doubt, the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Material Adverse Effect.

“Material Customers” has the meaning set forth in Section 2.24.

“Material Payees” has the meaning set forth in Section 2.24.

“Maximum Target Net Working Capital” means [***].

“MDEE” has the meaning set forth in Section 5.26.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Measuring Time” means 11:59 p.m., Eastern time, as of the date immediately preceding the Closing Date.

“Memphis Facility” means the Company’s facility located at 5846 Distribution Drive, Memphis, Tennessee 38141.

“Minimum Target Net Working Capital” means [***].

“Most Recent Balance Sheet” has the meaning set forth in Section 2.5.

“Most Recent Balance Sheet Date” has the meaning set forth in Section 2.5.

“Most Recent Financial Statements” has the meaning set forth in Section 2.5.

“Net Working Capital” means (a) the current assets of the Company (consisting only of the asset account line items specified as “Current Assets” on the Reference Working Capital Statement) minus (b) the current liabilities of the Company (consisting only of liability account line items specified as “Current Liabilities” on the Reference Working Capital Statement), in each case, determined in accordance with GAAP and calculated as of the Measuring Time.  For the avoidance of doubt, (i) Net Working Capital shall be calculated exclusive of amounts reflecting accruals with respect to the current portion of the Closing Date Debt, the Unpaid Company Transaction Expenses and exclusive of Closing Date Cash or any Tax liabilities or Tax assets, and (ii) the responsibilities of the Parties for Taxes shall be governed by the other provisions of this Agreement that do not involve the computation of Net Working Capital.

“New Norwood Lease” means a new lease agreement with the Norwood Landlord in respect of the 315 Norwood Premises, substantially in the form attached hereto as Exhibit I.

“Norwood Landlord” means 1144 Properties, LLC and NPS Libbey, LLC.

“Norwood Lease Termination” means a lease termination agreement with the Norwood Landlord, in respect of the Existing Norwood Lease, substantially in the form attached hereto as Exhibit H.

“Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the Business through the date of this Agreement consistent with past practice.

“Organizational Documents” means, with respect to any Person (other than an individual), the certificate or articles of incorporation or organization of such Person and any limited liability company, operating or partnership agreement, by-laws or similar documents or agreements relating to the legal organization of such Person, including any stockholder agreements, voting trusts, agreements among members related to limited liability company interests, or other similar agreements.

“Parent” has the meaning set forth in the Preamble.

“Parent Releasees” has the meaning set forth in Section 9.14(b).

“Parent Releasors” has the meaning set forth in Section 9.14(a).

“Party” and “Parties” have the meanings set forth in the Preamble.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Payment Recipient” has the meaning set forth in Section 1.6.

“Payoff Amount” means the aggregate amount set forth in all the Payoff Letters.

“Payoff Letter” has the meaning set forth in Section 5.10.

“Payor Agreement” means any Contract between (a) the Company and (b)(i) any Health Care Program or (ii) any insurance company, managed care organization, preferred provider organization, health or medical plan or program or other third-party payor, whether private, commercial or governmental, or any fiscal intermediary or contractor of any of the foregoing.

“Permit” means any clearance, exemption, approval, authorization, consent, license, permit, registration, listing or certificate of a Governmental Body.

“Permitted Exceptions” means: (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances which do not materially interfere with the present use of such asset for the purpose for which such asset is currently used in connection with the Business; (b) excluding with respect to Intellectual Property, all defects, exceptions, restrictions, easements, rights of way and encumbrances of record that do not materially interfere with the present use of such asset for the purpose for which such asset is currently used in connection with the Business; (c) statutory Liens for current Taxes, assessments or other governmental charges not yet due or delinquent or the amount or validity of which is being diligently contested in good faith by appropriate proceedings; provided that, with respect to contested amounts, an appropriate reserve has been established therefor in the Most Recent Financial Statements to the extent required by GAAP; (d) mechanics’, carriers’, workers’, and repairers’ Liens that are not material to the Business and that are not resulting from a breach, default or violation by the Company of any Contract or Law; (e) restrictions under any Real Property Lease, or any lease, sublease, license or other Contract under which any Leased Real Property is occupied or used; (f) Liens that have been placed by any developer, landlord or other Person (other than the Company) on the fee property over which the Company has leasehold, license, occupancy or easement rights and subordination or similar agreements relating thereto; (g) zoning, building codes and other land use Laws regulating the use or occupancy of any Leased Real Property or the activities conducted thereon which are imposed by any Governmental Body having jurisdiction over such Leased Real Property which are not violated, in any material respect, by the present use of such Leased Real Property for the purpose for which such asset is currently used in connection with the Business; (h) purchase money Liens and Liens securing rental payments under capital lease arrangements; and (i) non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Personal Information” has the meaning set forth in Section 2.22(a).

“Post-Closing Tax Period” means (a) all taxable periods beginning after the Closing Date and (b) the portion of any Straddle Tax Period beginning after the Closing Date.

“Pre-Closing Period” has the meaning set forth in Section 5.2.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Privacy Laws” has the meaning set forth in Section 2.22(a).

“Privacy Policies” has the meaning set forth in Section 2.22(a).

“Products” means all products that are owned by, used by, marketed or sold by, held for use by or licensed to (or otherwise available to) the Company, and any and all line extensions, modifications, improvements, additions, successors thereto and replacements therefor.

“Proposed Final Closing Balance Sheet” has the meaning set forth in Section 1.3(b).

“Proposed Final Closing Statement” has the meaning set forth in Section 1.3(b).

“Purchase Price” has the meaning set forth in Section 1.2.

“Purchase Price Allocation” has the meaning set forth in Section 7.6(l).

“Real Property Leases” shall have the meaning set forth in Section 2.9(b).

“Reference Working Capital Statement” means the statement set forth on Exhibit A, which sets forth an illustrative calculation of the Net Working Capital as of [***].

“Registered Intellectual Property” means Intellectual Property used in the conduct of the Business that is issued by, or registered or filed with, any Governmental Body or Internet domain name registrar, including patents, registered copyrights, registered trademarks, Internet domain names and applications for any of the foregoing but excluding, in each case, any Excluded Intellectual Property.

“Representatives” means, with respect to any Person, the officers, directors, employees, partners, agents, attorneys, accountants, advisors and representatives of such Person.

“Restricted Business” means [***].

“Restricted Cash” means all cash and cash equivalents that are not freely useable by the Company because they are subject to restrictions or limitations on use or distribution by Law, Contract or otherwise, including restrictions on dividends and repatriation.

“Restructuring Transactions” has the meaning set forth in Section 5.6.

“Retained Names and Marks” has the meaning set forth in Section 5.18(a).

“Revenue Statement” has the meaning set forth in Section 2.5.

“Section 409A” means Section 409A of the Code and the regulations promulgated thereunder.

“Seller” means (a) prior to the Contribution, Olive and (b) from and after the consummation of the Contribution, Holdco.

“Seller Documents” means this Agreement, the Supply Agreement, the Escrow Agreement, the Transitional Services Agreement, the Technology License Agreement, the Trademark Assignment Agreement, the Sublease Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement and executed by Olive or Holdco, as applicable at or prior to the Closing in connection with the consummation of the transactions contemplated hereby.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Seller Indemnified Parties” means (a) the Company, (b) the Seller and (c) each of their respective Affiliates, equityholders, members, Representatives, successors and permitted assigns; provided, however, that following the Closing, the Company shall not be a Seller Indemnified Party.

“Service Provider” means any current or former employee, individual, officer or non-employee director of the Company.

“Shares” means the shares of common stock of the Company, par value $0.001.

“Specified Contract” has the meaning set forth on Schedule 1.1(f).

“Specified Matter” has the meaning set forth on Schedule 2.17.

“Stark Law” has the meaning set forth in Section 2.13.

“Straddle Tax Period” has the meaning set forth in Section 7.6(c).

“Sublease Agreement” means that certain Sublease Agreement, to be dated the Closing Date, by and between the Company and Holdco, in form and substance reasonably satisfactory to the Buyer and the Seller, and including the terms set forth on Exhibit J, pursuant to which the Company shall sublease to Holdco the Subleased Premises.

“Subleased Premises” means that portion of the premises located at 320 Norwood Park South, 1st floor, Norwood, Massachusetts, as specified in the Sublease Agreement.

“Subsidiary” means, with respect to any Person, any Affiliate controlled by such Person, either directly or indirectly through one or more intermediaries.

“Supply Agreement” means that certain Supply Agreement, to be dated the Closing Date, by and between the Buyer and Holdco, substantially in the form attached hereto as Exhibit B.

“[***]” has the meaning assigned to such term in the Supply Agreement.

“Tax Claim” means any Legal Proceeding instituted or any claim or demand asserted by any third party in respect of which indemnification may be sought under Section 7.6(a).

“Taxes” means (a) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, escheat, unclaimed or abandoned property, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, and (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (a).

“Tax Return” means any return, report or statement filed or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, any claim for refund, any amended, consolidated, combined, unitary or similar return and any declaration of estimated Tax.

“Taxing Authority” means any Governmental Body responsible for the administration or collection of any Tax.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Technology License Agreement” means that certain Technology License Agreement, to be dated the Closing Date, by and between the Company and Olive, substantially in the form attached hereto as Exhibit F.

“Termination Date” has the meaning set forth in Section 8.1(b).

“Third Party Claim” means any Legal Proceedings instituted or any claim or demand asserted by any third party in respect of which indemnification may be sought under Section 7.2 of this Agreement.

“Trademark Assignment Agreement” means that certain Trademark Assignment Agreement, to be dated the Closing Date, by and between the Company and Olive, in form and substance reasonably satisfactory to the Buyer and the Seller, pursuant to which Olive shall assign the Transferred Marks to the Company.

“Transfer Taxes” has the meaning set forth in Section 7.6(f).

“Transferred Marks” means the trademarks set forth on Schedule 1.1(e).

“Transitional Services Agreement” means that certain Transitional Services Agreement, to be dated the Closing Date, by and between the Buyer (or an Affiliate thereof) and Holdco, substantially in the form attached hereto as Exhibit E.

“Unpaid Company Transaction Expenses” means, to the extent not paid in full prior to the Closing, (a) the fees and expenses incurred by the Company in connection with the drafting, negotiation, execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, including the fees and expenses of the Company’s accountants, lawyers, and other representatives and advisors, (b) any fees and expenses of the Seller and any of its Affiliates and of its and their representatives and advisors incurred in connection with the transactions contemplated by this Agreement or any Ancillary Documents that are required to be paid by or on behalf of the Company, (c) any amount required to be paid by or on behalf of the Company to any current or former employee, equityholder, officer, manager, director or other Person in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Document pursuant to any management services, employment, consulting, change of control, retention, severance or termination or other similar agreement or arrangement, together with the employer portion of any payroll Taxes required to be paid in connection therewith, and (d) any other amounts required to be paid by or on behalf of the Company at or prior to Closing in connection with the transactions contemplated by this Agreement or any Ancillary Document; but in any case excluding those amounts for which the Buyer is responsible as provided in this Agreement or any Ancillary Document.

“WARN” has the meaning set forth in Section 2.19.

“Withholding Party” has the meaning set forth in Section 1.6.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

Agreement to Purchase Test Kits and Accessories

This Agreement to Purchase Test Kits and Accessories, effective «month» «day», 20«year» (“Effective Date”), is between Quest Diagnostics Incorporated, a Delaware corporation with offices at 500 Plaza Drive, Secaucus, New Jersey 07094 (“Quest Diagnostics”) and «Oxford Immunotec [INSERT LEGAL NAME OF U.S. ENTITY]», a «Delaware» corporation with offices at «700 Nickerson Road», «Marlborough», «MA» «01752» (“«Oxford Immunotec »”). Quest Diagnostics and «Oxford Immunotec » are each a “Party” and collectively “Parties.”

Background

«Oxford Immunotec » sells test kits and accessories to clinical laboratories. «Oxford Immunotec » is a wholly-owned subsidiary of Oxford Immunotec Limited (“OI Limited”), which is the manufacturer of the Kits and Accessories (as defined below) that are the subject of this Agreement. Quest Diagnostics is interested in purchasing test kits and accessories from «Oxford Immunotec »; and «Oxford Immunotec » is interested in selling test kits and accessories to Quest Diagnostics. This Agreement sets forth the terms and conditions pursuant to which «Oxford Immunotec » will sell, and Quest Diagnostics will purchase test kits and accessories. The Parties agree as follows:

1.	General Provisions

1.1.	Definitions

(a)     Capitalized terms not otherwise defined in this Agreement have the meanings set forth in this Section (and all other capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the IPA)

(b)     “Acceptance” occurs as provided in Section 6.3 [Acceptance].

(c)     “Accessories” means [***].

(d)     “Act” is the federal Food, Drug, and Cosmetic Act and any regulations promulgated under it, as amended from time to time.

(e)     “Affiliate” means an entity that directly or indirectly controls, is controlled by, or is under common control with a Party through the ownership of a majority of the outstanding voting securities of such entity.

(f)     “Agreement” is this Agreement to Purchase Test Kits and Accessories, including all schedules, exhibits, and attachments referenced in this Agreement and any reference in this Agreement to a Section, Article, Schedule, or Exhibit is to a Section, Article, Schedule, or Exhibit of this Agreement.

(g)     “Applicable Laws” are the international, federal, state, and local laws, rules, and regulations that relate to the conduct of the Parties’ businesses and their performance of their respective obligations under this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(h)     “Authorized Representatives” are a Party’s officers, directors, employees, agents, consultants, counsel, and advisors that the Party authorizes to act in its place and on its behalf under this Agreement.

(i)     “Business Day” is any day other than a Saturday, Sunday, or day on which the Federal Reserve Bank of Philadelphia is closed.

(j)      “Compliant Use” of a Product means [***].

(k)     “Confidential Information” is defined in Section 16.1(a) [Confidential Information].

(l)     “Contract Period” is defined in Section 2.1 [Contract Period], and includes any extensions.

(m)     “Dispute” is any dispute, controversy, or claim between the Parties arising out of or under this Agreement or its performance.

(n)     “Eligible Purchasers” are (i) Quest Diagnostics; (ii) any Affiliate or joint venture entity controlled by Quest Diagnostics or its Affiliates; (iii) any licensed clinical laboratories controlled by any entity described in (i) or (ii) above; (iv) any client laboratory managed by any entity described in (i) or (ii) above; or (v) any distributor of Quest Diagnostics or its Affiliates that purchases Products on behalf of any Eligible Purchaser and delivers such Products to such Eligible Purchaser.

(o)     “Expenses” with respect to Quality Issues and Shortages may include the labor costs and administrative expenses specified in Schedule 9.1 [Expenses].

(p)     “FDA” is the United States Food and Drug Administration.

(q)     “Force Majeure Event” is an act or event, foreseen or unforeseen, that (i) prevents a Party from performing its obligations under this Agreement (“Non-Performing Party”); (ii) is beyond the control and not the fault of the Non-Performing Party, and (iii) the Non-Performing Party has been unable to avoid or overcome by exercising due diligence. A Force Majeure Event does not include economic hardship, changes in market conditions, or insufficiency of funds.

(r)     “[***]” are those set forth on Schedule 1.5(a).

(s)     “Incorrect Shipment” is a shipment that includes items (i) that Quest Diagnostics did not order; (ii) shipped in duplicate; (iii) shipped in excess of the amounts specified in an Order; (iv) that have no expiration date, if they should have an expiration date; or (v) are “Short Dated” and Quest Diagnostics did not agree in advance to receive Short-Dated items.

(t)     “IPA” is the Interest Purchase Agreement, dated as of [●], entered into by «Oxford Immunotec » and Quest Diagnostics.

(u)     “Kits” is the T-SPOT.TB.[***] test kit manufactured by OI Limited that includes the materials necessary to perform the T-SPOT.TB Test, including the microtiter plates, TB antigens, PHA control, conjugate reagent and substrate solution, or its equivalent if «Oxford Immunotec » or OI Limited changes the current name of the Kits, replaces the Kits with a new version or offers an alternative to the Kits with the same intended use as the Kits, as described in the FDA-approved package inserts for such Kits.

Confidential	Page 2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(v)     “Lowest Pricing” is as described in Section 4.2 [Lowest Pricing].

(w)     “Nominal Per Test Price” is the price of a [***] kit divided by the Nominal Test Rating of such kit.

(x)     “Nominal Test Rating” is the manufacturer’s claimed number of T-SPOT.TB Tests performable using a [***].

(y)     “Order” is any request for Kits or Accessories placed (i) by purchase order; or (ii) in emergencies, by telephone followed promptly by purchase order.

(z)     “Performance Management Criteria” are the agreed upon performance standards and commitments that «Oxford Immunotec » must provide under this Agreement.

(aa)     “Performance Management Criteria Failure” is «Oxford Immunotec »’s failure to meet any Performance Management Criteria.

(bb)     “Products” means the Kits and the Accessories.

(cc)     “Product Quality Issue” involves Products that (i) do not conform to, or perform within, the Specifications; (ii) are the subject of a Quality Notice; or (iii) are manufactured in a facility that does not comply with a required quality management system in manufacturing the Products.

(dd)     “Purchasing Operations Center” is the Quest Diagnostics facility located in Collegeville, Pennsylvania.

(ee)     “Quality Issue” involves a Product Quality Issue or a Service Quality Issue, or both.

(ff)     “Quality Notice” is a notice that «Oxford Immunotec » must provide to Quest Diagnostics about the Products’ quality or performance (such as defects, warnings, or recalls or communications from or to any government or regulatory agency) that may affect test results or diagnoses. A Quality Notice includes changes to package inserts or specifications.

(gg)     “Quarterly Report” has the meaning set forth in Section 5.4.

(hh)     “Records” are the books and records relative to «Oxford Immunotec » selling the Products, including prices, quality system certifications or compliance with the quality requirements of an appropriate association, instructions, plans, receipts, invoices, vouchers, and all manifests as well as any other records or reports required under this Agreement or Applicable Laws.

(ii)     “Relationship Manager” is a Party’s representative who is the main point of contact for business issues relating to, arising out of, or in connection with this Agreement. A Relationship Manager has no authority to waive or settle any Disputes, unless the Relationship Manager is an Authorized Representative for the specific Dispute.

Confidential	Page 3

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(jj)     “Research Purposes” means (i) any testing activity subject to a clinical study protocol under review by an institutional review or ethics board; or (ii) any other research and development activity under which patient-specific results are not intended for patient care purposes.

(kk)     “Restrictions” means the limitations on «Oxford Immunotec »’s activities as set forth on Schedule 1.5(a).

(ll)     “Service Quality Issue” means a failure to perform Services in accordance with this Agreement.

(mm)     “Services” are the product support services described in Section 13 that «Oxford Immunotec » will provide or be required to provide pursuant to this Agreement.

(nn)     “Ship-to Location” is any location in the United States of America to which Quest Diagnostics or Eligible Purchaser may require «Oxford Immunotec » to ship the Products.

(oo)     “Short-Dated” means (i) with respect to Kits, any Kits having an expiration date of less than [***] following delivery, (ii) with respect to [***] and (iii) with respect to [***].

(pp)     “Shortage” is defined in Section 8.5(a).

(qq)     “Specifications” means the published specifications for the Kits and Accessories as set forth in the applicable package insert.

(rr)      [***]

(ss)      [***]

(tt)     “T-SPOT.TB Test” is an indirect test for the identification of tuberculosis infection using the Kits.

1.2.        Interpretive Provisions

Each Party had its own counsel or access to counsel during the negotiation and drafting of this Agreement. The Parties negotiated the words used in this Agreement. Neither Party is a fiduciary of the other. The fact that a particular Party drafted the language at issue shall not be a consideration when resolving any ambiguity in this Agreement. If provisions in this Agreement conflict with provisions in a Schedule or Exhibit, the provisions of this Agreement control, unless the Schedule or Exhibit expressly states that it will control. Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, and the term “including” or “includes” means including, without limiting the generality of any description preceding that term. When this Agreement refers to a number of days, unless otherwise specified as Business Days, that reference is to calendar days. As used in this Agreement, the term “or” shall not be exclusive and shall mean “and/or”. The headings in this Agreement are provided for convenience only and do not affect its meaning. Unless specified otherwise, any reference to a statute means that statute and any successor statute and regulations promulgated under it, all as amended or supplemented from time to time.

Confidential	Page 4

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.3.        Eligible Purchasers

(a)     Eligible Purchasers. Quest Diagnostics has the right to (i) purchase Products for itself; (ii) purchase Products on behalf of any other Eligible Purchasers; and (iii) authorize any other Eligible Purchasers to purchase Products. Eligible Purchasers other than Quest Diagnostics are third party beneficiaries under this Agreement, but only with respect to the placement of Orders under this Agreement and payment therefor; provided, however, Eligible Purchasers shall not have an independent right to enforce the terms of this Agreement. Quest Diagnostics is the only Eligible Purchaser that has the right to enforce (including for its own benefit or for the benefit of other Eligible Purchasers) all aspects of this Agreement with respect to all Orders placed under this Agreement. Quest Diagnostics shall be responsible to «Oxford Immunotec » for the performance and non-performance of any Eligible Purchasers under this Agreement. Further, all Orders by Eligible Purchasers under this Agreement are subject to, and shall comply in all respects with, the terms of the Agreement.

(b)     Pre-Existing Agreement. If Quest Diagnostics or any of its Affiliate acquires an entity that has a pre-existing agreement with «Oxford Immunotec » or any of its Affiliates for the sale of Products by it to such entity (“Pre-Existing Agreement”), the acquired entity will become an Eligible Purchaser on that date which is [***] immediately following «Oxford Immunotec »’s receipt of a formal notice from Quest Diagnostics stating that the entity shall become an Eligible Purchaser (“Eligible Purchaser Notice”). Quest Diagnostics may elect to terminate that Pre-Existing Agreement by so stating in the Eligible Purchaser Notice. Any Pre-Existing Agreement that Quest Diagnostics elects to terminate will terminate as of that date which is [***] immediately following the date of «Oxford Immunotec »’s receipt of the Eligible Purchaser Notice requesting the termination of the Pre-Existing Agreement. Notwithstanding the foregoing, any orders for Products that are open as of the date an entity becomes an Eligible Purchaser shall be fulfilled by «Oxford Immunotec » and paid for by the applicable entity at the price set forth in the order. For the avoidance of doubt, any minimum purchase commitments under any Pre-Existing Agreements shall not be binding on Quest Diagnostics or its Affiliate.

1.4.        No Minimum Purchases

This Agreement is not a requirements contract nor does it guarantee any minimum purchase by Quest Diagnostics or any other Eligible Purchaser, except as otherwise expressly set forth in this Agreement. Failure to meet a specific purchase amount will not result in any penalty or other obligation, financial or otherwise, to Quest Diagnostics or any other Eligible Purchaser, except as otherwise expressly set forth in this Agreement.

1.5.         Certain Sales Transactions

(a)     During the Contract Period, «Oxford Immunotec » and its Affiliates shall not, directly or indirectly through resellers or otherwise, sell Kits to the persons and entities set forth in Schedule 1.5(a), subject to certain exceptions and [***] set forth in Schedule 1.5(a). This Section 1.5 and Schedule 1.5(a) apply only to «Oxford Immunotec »’s and its Affiliates’’ sales completed after the Effective Date and shall not affect sales completed prior to that date or sales to customers listed on Schedule 1.5(b).

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(b)     Schedule 1.5(b) lists all customers that, as of the Effective Date, purchase from Oxford Immunotec Inc. and perform the T-SPOT.TB Test in laboratories in the United States.

(c)     For purposes of this Section 1.5 and Schedule 1.5(a), [***]

(d)     [***]

(e)     [***]

2.	Contract Period and Expiration or Termination

2.1.	Contract Period

The Initial Contract Period starts on the Effective Date and ends at midnight seven (7) years after the Effective Date unless a Party terminates it as provided in this Agreement. The “Contract Period” is the Initial Contract Period and any extensions or renewals. The Agreement will automatically renew for one (1) twelve (12) month extension unless the Parties provide notice of non-renewal ninety (90) days in advance of the expiration date. Quest Diagnostics may request an extension for a longer period. If the Parties agree, this Agreement will continue for the agreed upon period.

2.2.	Termination

(a)     For Cause. Either Party may terminate this Agreement for cause. Cause exists to terminate this Agreement if either Party defaults. A Party defaults if it fails to meet or perform any material term, provision, agreement, or obligation contained in this Agreement. If a Party breaches a term of this Agreement and the non-defaulting Party decides to declare the breach a default, the non-defaulting Party will give the defaulting Party written notice of the default (“Default Notice”). The defaulting Party has [***] from the date of the Default Notice to cure the default (“Cure Period”). If, within the Cure Period, the defaulting Party does not cure the default, the non-defaulting Party may seek any available legal or equitable remedy available to it under Applicable Law. If, during the Cure Period, the defaulting Party cures the default, this Agreement will remain in effect and the Default Notice will be void. If the defaulting Party does not cure the default but makes substantial progress towards curing the default, the non-defaulting party may opt to void the Default Notice or exercise any of the rights listed above.

(b)     Insolvency. Either Party shall have the right, at its option, to cancel and terminate this Agreement in the event that (i) the other Party shall (a) become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business, or (b) make an assignment of all or substantially all of its assets for the benefit of creditors; or (ii) a receiver or trustee is appointed for the other Party.

(c)     Other. A Party may terminate this Agreement as provided elsewhere in this Agreement.

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2.3.	Effect of Termination

Termination of this Agreement does not relieve the Parties of rights accrued or obligations incurred prior to the effective date of termination. Any provisions that by their nature are intended to survive termination or contemplate performance or observance subsequent to termination of this Agreement will survive termination of this Agreement.

3.	LOT SEQUESTERING

3.1.         Lot Sequestering. If the Parties agree that lot sequestering is appropriate, they will develop a lot sequestering program.

4.	Pricing

4.1.	Prices.

(a)     The prices for the Products are set forth in Schedule 4.1 of this Agreement and will not increase during the Initial Contract Period.

(b)     As of the Effective Date, [***]

The parties agree that the Accommodation Amount is not a penalty but rather a reasonable approximation of the damages incurred by Quest Diagnostics as a result of «Oxford Immunotec »’s [***].

[***]

(c)     [***] will be considered an Accessory for all purposes under this Agreement and Schedule 4.1 shall be amended to include agreed pricing for [***].

4.2.        Lowest Pricing. During the Contract Period, neither «Oxford Immunotec » nor any of its Affiliates will sell Products at a lower price than those set forth in Schedule 4.1 of this Agreement to any other customer of «Oxford Immunotec » or its Affiliates located in the United States of America who purchases from «Oxford Immunotec » or its Affiliates a volume of that Product less than the volume purchased by Quest Diagnostics and Eligible Purchasers (collectively) under this Agreement for use in the United States of America. This provision shall not apply to the supply of Products by «Oxford Immunotec » or its Affiliates to its customers who purchase such Products solely for Research Purposes. Schedule 4.2 lists those customers purchasing Kits from «Oxford Immunotec » or its Affiliates as of the Effective Date [***] as set forth in Schedule 4.1. «Oxford Immunotec » and its Affiliates shall adjust its prices to such customers in a manner that brings such prices into compliance with this Section 4.2 by no later than [***] after the Effective Date.

4.3.       Independent Auditors and Discrepancies. Throughout the Contract Period, «Oxford Immunotec » will permit a major independent auditing firm to conduct audits no more frequently than once per calendar year to ensure compliance with the Lowest Pricing requirements. The provisions in Section 10 [Audit] control how the Parties will conduct any audit.

5.	Orders

5.1.     Ordering. Quest Diagnostics and each Eligible Purchaser will submit each Order with a purchase order number and «Oxford Immunotec » will not process any Order without a purchase order number. Orders shall indicate a desired shipment date that is consistent with the applicable Rolling Forecast (as described below). Upon «Oxford Immunotec »’s receipt of an Order, «Oxford Immunotec » will provide Quest Diagnostics with written documentation that acknowledges «Oxford Immunotec »’s receipt of such Order (“Order Acknowledgement”).

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5.2.       Notices Regarding Orders. «Oxford Immunotec » will promptly notify the Purchasing Operations Center, by calling 1.800.880.4155, regarding any other issues, problems, or concerns regarding any purchase or Order, including Shortages and pricing discrepancies contained in the Order. This notice is in addition to the Order Acknowledgement and any notices regarding Shortages. The notice regarding Shortages must specify the expected duration of the Shortage. The Parties will resolve the Shortage as provided in Section 8.5 Shortages.

5.3.        Forecasting.

5.3.1 Forecasting Team. The Parties shall establish a forecasting team, which will include at least one Quest Diagnostics employee with authority to represent each Eligible Purchaser and an appropriate number of members chosen by «Oxford Immunotec », each of whom shall be an employee of «Oxford Immunotec » or one of its Affiliates. Each member of the team is bound by the obligations of confidentiality and non-disclosure set forth in this Agreement. The forecasting team will meet quarterly to (i) review forward-looking supply and demand for the Products; (ii) verify the forecasting accuracy; and (iii) minimize the risks identified by the forecasting team.

5.3.2 Quest Diagnostics shall provide «Oxford Immunotec » with [***].

5.3.3 «Oxford Immunotec » shall accept all Orders consistent with this Section 5; provided that «Oxford Immunotec » will not be obligated to accept (i) Orders to the extent they, in the aggregate (all Orders during a given calendar quarter), exceed the smallest amount indicated in a [***] or (ii) Orders with a shipment date less than [***] after the date of such Order.

5.3.4 Within the first [***] period of the Contract Period and at least once during each subsequent [***] period of the Contract Period, the Parties agree to (i) review this Section 5.3 in light of the Parties’ experience implementing the terms of this Agreement and (ii) negotiate in good faith with respect to any modifications that may be warranted with respect to forecasts or the binding nature of such forecasts.

5.4.        Sales Reporting.

Quest Diagnostics shall provide «Oxford Immunotec » with [***]. Quest Diagnostics will provide [***]. Any other use related to other persons or entities and diagnostic providers is strictly prohibited and written permission must be obtained by «Oxford Immunotec » from Quest Diagnostics.

6.	Shipment

6.1.        Packaging

(a)     Labeling. If possible, «Oxford Immunotec » will provide Quest Diagnostics and Eligible Purchasers with the lot number and expiration date of Kits or Accessories sold by «Oxford Immunotec » to Quest Diagnostics and Eligible Purchasers under this Agreement as part of the packing slip referenced in Section 6.1(c) below. «Oxford Immunotec » will further indicate on external boxes containing Kits or Accessories the storage conditions for such Kits or Accessories, all as consistent with applicable label requirements for such Kits or Accessories.

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(b)     Automatic Identification. As Quest Diagnostics progresses with its supply chain strategy, «Oxford Immunotec » will make commercially reasonable efforts to support this strategy by using automatic identification technology (such as bar coding, etc.). Quest Diagnostics shall reimburse «Oxford Immunotec » for those expenses incurred by «Oxford Immunotec » in connection with such support; provided, however, «Oxford Immunotec » shall notify Quest Diagnostics in writing prior to incurring any such expenses and Quest Diagnostics will then have [***] to approve or reject such expenses, which it may do in its sole and absolute discretion. For the purposes of this Section 6.1(b), if Quest Diagnostics does not respond within [***], «Oxford Immunotec »’s proposed expenses will be deemed to be rejected. If Quest rejects or is deemed to reject an expense, «Oxford Immunotec » shall not be required to incur it and no reimbursement will be granted in connection therewith. These identifiers will be required on external packaging, internal packaging, and packing slips; provided, however, that the foregoing shall not be construed to require «Oxford Immunotec » to modify the packaging or labeling of Kits or Accessories in a manner inconsistent with its FDA clearance or approval, as the case may be. Quest Diagnostics will communicate the specifications for the technology to «Oxford Immunotec ».

(c)     Packing Slip. An itemized packing slip must accompany every shipment of Products. The packing slip must identify the (i) items shipped; (ii) «Oxford Immunotec »’s product numbers; (iii) quantities shipped; and (iv) the applicable Quest Diagnostics Order number. Quest Diagnostics’ count of items received is final and conclusive on shipments not accompanied by an itemized packing slip.

6.2.        Shipping Terms and Shipping Delays

«Oxford Immunotec » must ship all Products FOB origin. Quest Diagnostics will pay freight and insurance in accordance with its routing guide (“Routing Guide”), as amended from time to time. Exhibit A is a copy of the current Routing Guide. Quest Diagnostics will give «Oxford Immunotec » or its Affiliates a copy of the Routing Guide whenever Quest Diagnostics amends it. All incidents of ownership in Products including, title to the Products and risk of loss pass to Quest Diagnostics when «Oxford Immunotec » tenders Products to the carrier.

6.3.         Inspection, Testing, Right of Rejection, and Acceptance

Quest Diagnostics and Eligible Purchasers have the right to inspect Products upon their arrival at a Ship-to Location and has [***] after receiving them to reject all or part of the shipment as an Incorrect Shipment. Rejecting part of a shipment does not invalidate the remainder of the relevant Order. If Quest Diagnostics or the Eligible Purchaser, as applicable, does not notify «Oxford Immunotec » within the specified time that the Ship-to Location rejects all or part of the Incorrect Shipment, the Products shall be deemed to be accepted by Quest Diagnostics or the Eligible Purchaser (“Acceptance”).

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6.4.         Importing Products

«Oxford Immunotec » shall be the importer of record of the Products into the United States of America. «Oxford Immunotec » shall be responsible for paying any import duties, fees or taxes that are associated with importing the Products into the United States of America, including but not limited customs brokers fees, and «Oxford Immunotec » is responsible for providing all required documentation for clearing the Products through United States Customs.

7.	Invoices, Payment Terms, and Invoice Disputes

7.1.         Invoices

«Oxford Immunotec » will invoice Quest Diagnostics for Products. Quest Diagnostics will not accept third party invoices. «Oxford Immunotec »’s invoice must reference the Order number and separately list any taxes that «Oxford Immunotec » is collecting from Quest Diagnostics. Invoices for multiple items must separately identify the charges for those items. «Oxford Immunotec »’s failure to follow these requirements may result in delayed payments by Quest Diagnostics for which «Oxford Immunotec » will have no right to declare a breach or to treat as a late payment.

7.2.         Payment Terms/Invoice Disputes

(a)     Payment Terms. Except as provided below, Quest Diagnostics and each Eligible Purchaser will pay «Oxford Immunotec » [***]. [***] as used herein means that the applicable invoice must be paid within [***] from receipt of the applicable invoice. Quest Diagnostics will pay «Oxford Immunotec » by ACH transfer.

(b)     Invoice Disputes. If Quest Diagnostics or an Eligible Purchaser disputes an invoice, the Parties’ Authorized Representatives will meet by telephone or in person to discuss the Dispute and work to resolve it. Once the Parties resolve the Dispute, Quest Diagnostics or the Eligible Purchaser will remit any amounts it owes to «Oxford Immunotec » within ten Business Days. An invoice Dispute does not relieve either Party or any Eligible Purchaser of its performance obligations under this Agreement.

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7.3.     Taxes

Except for Transaction Taxes hereinafter defined, «Oxford Immunotec » is responsible for all taxes imposed on its own income, gross receipts, capital, property and employees, and the prices quoted herein for Products and Services are inclusive of all such taxes, and «Oxford Immunotec » shall not invoice Quest Diagnostics or any Eligible Purchaser, for any such taxes. The prices for Products and Services exclude all sales and use taxes (or similar taxes such as Valued Added Taxes) directly imposed under the laws of the United States of America, or any state or local political subdivision thereof, directly attributable to the receipt by Quest Diagnostics or an Eligible Purchaser from «Oxford Immunotec » of the Products and Services hereunder or the issuance an invoice by «Oxford Immunotec » to Quest Diagnostics or an Eligible Purchaser for the Products and Services hereunder (“Transaction Taxes”). Quest Diagnostics and the Eligible Purchasers, as applicable, shall be responsible for Transaction Taxes, and «Oxford Immunotec » shall be entitled to invoice Quest Diagnostics or the applicable Eligible Purchaser for Transaction Taxes. The invoice from «Oxford Immunotec » shall indicate the jurisdiction imposing any Transaction Tax, the applicable tax rate, and the portion of the invoice subject to tax versus the portion of the invoice, if any, not subject to tax. For the avoidance of any doubt, «Oxford Immunotec » shall not invoice Quest Diagnostics or any Eligible Purchaser for any sales tax on any Accessories shipped to Quest Diagnostics in Florida, Kansas, New Jersey, Maryland, North Carolina, Washington, or any other state that does not impose sales tax on Accessories. Upon the request of Quest Diagnostics or an Eligible Purchaser, «Oxford Immunotec » shall provide reasonable documentary support of its calculations of any Transaction Taxes, along with explanation, for any Transaction Taxes that it invoiced Quest Diagnostics or the Eligible Purchaser, as applicable. Quest Diagnostics or the applicable Eligible Purchaser shall timely pay «Oxford Immunotec » any Transaction Taxes that «Oxford Immunotec » properly invoices Quest Diagnostics or the Eligible Purchaser hereunder. «Oxford Immunotec » shall promptly remit the amount of any Transaction Taxes collected from Quest Diagnostics or an Eligible Purchaser to the applicable governmental entity, and upon the request of Quest Diagnostics or the Eligible Purchaser, «Oxford Immunotec » shall provide Quest Diagnostics or the Eligible Purchaser reasonable documentary evidence of the timely and proper remittance of such amounts. «Oxford Immunotec » shall reimburse Quest Diagnostics or the applicable Eligible Purchaser for any taxes invoiced in error within thirty (30) days of Quest Diagnostics or the Eligible Purchaser providing reasonable written evidence of the error. Quest Diagnostics or the applicable Eligible Purchaser shall be entitled to deduct from any payments hereunder any taxes that Quest Diagnostics or the Eligible Purchaser is required under applicable law to remit on behalf of «Oxford Immunotec » in a capacity as withholding agent (“Withholding Taxes”). In the event that Quest Diagnostics or an Eligible Purchaser deducts any Withholding Taxes from any payments hereunder, Quest Diagnostics or the Eligible Purchaser shall promptly remit the amounts so deducted to the applicable governmental entity, and upon the request of «Oxford Immunotec », Quest Diagnostics or the Eligible Purchaser, as applicable, shall promptly provide «Oxford Immunotec » reasonable documentary evidence of such payment. Quest Diagnostics or the Eligible Purchaser and «Oxford Immunotec » shall cooperate in good faith to qualify the transactions hereunder from any exemptions from, or reductions in, otherwise applicable Transaction Taxes or Withholding Taxes provided under applicable law. Quest Diagnostics or the Eligible Purchaser, as applicable, and «Oxford Immunotec » shall cooperate in good faith to complete such tax forms or exemption certificates which are necessary or helpful to qualify the transactions hereunder for exemptions from, or reduction in, otherwise applicable Transaction Taxes or Withholding Taxes. Upon the request of Quest Diagnostics or the applicable Eligible Purchaser, «Oxford Immunotec » shall provide the requesting entity a properly completed and executed IRS Form W-9, California Form 590, or such other tax form which is necessary or helpful to establish the tax status or residency of «Oxford Immunotec ».

8.	Quality System Requirements, Quality Issues, Shortages, and Performance Management Criteria Failures

8.1.        Quality System Requirements

«Oxford Immunotec » shall ensure that OI Limited develops and maintains a quality management system that meets industry standards and regulatory requirements, including the FDA’s current Good Manufacturing Practice regulations (cGMP, Title 21 CFR, Part 820) and ISO 13485 standard (for Products shipped internationally).

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8.2.         Notices

(a)     Quality Notice. «Oxford Immunotec » or its Affiliate shall deliver a Quality Notice to the Quest Diagnostics Relationship Manager within [***] after it receives any material correspondence from the FDA or other regulatory body or if it confirms after an investigation that a matter triggers a Quality Notice in relation to a Product sold under this Agreement. For the avoidance of doubt, correspondence with FDA in connection with regulatory submissions are not subject to the requirements of this provision. The Quality Notice must identify the Eligible Purchasers that purchased the Products from «Oxford Immunotec » or its Affiliates under this Agreement. Notice may be by e-mail.

(b)     Change Notice. «Oxford Immunotec » shall give the Quest Diagnostics Relationship Manager at least [***] advance written notice of any changes to the Products or to the manufacturing or service center location (“Change Notice”), unless prevented from doing so due to circumstances beyond its control. Other changes that require a Change Notice include any changes to «Oxford Immunotec »’s certification status, Products discontinuations, quality control changes, device changes, and raw materials changes that could affect usage, product performance specifications, or quality.

(c)     Historical Performance Notice. Quest Diagnostics may notify «Oxford Immunotec » if the Products do not meet historical, documented quality, or performance standards or patterns (a “Historical Performance Notice”), even if the Products performs within the specifications that Quest Diagnostics believes will affect patient care.

8.3.        Quality Issue Resolution Plan

(a)     Meeting. If one Party notifies the other Party of a potential Product Quality Issue, the Parties will meet, in person or by telephone, to review and discuss the potential issue (the “Initial Meeting”). The Parties shall diligently investigate the cause of the potential Product Quality Issue. Once it is determined that there is a Product Quality Issue, in collaboration with Quest Diagnostics, «Oxford Immunotec » shall develop a plan to resolve the Product Quality Issue. This plan will describe «Oxford Immunotec »’s proposed action steps to correct the issue and include a time line for implementing the plan.

(b)     SCAR Form. In addition, if there is a Product Quality Issue, Quest Diagnostics may send «Oxford Immunotec » a Supplier Corrective Action Report (“SCAR”) form. «Oxford Immunotec » will send a written initial response to the Quest Diagnostics Relationship Manager, within [***] from «Oxford Immunotec »’s receipt of the SCAR form. «Oxford Immunotec » will continue with its root cause analysis and develop permanent resolution plans and submit those in writing on the SCAR form to Quest Diagnostics in a reasonable response time.

(c)     Dispute. If «Oxford Immunotec » disagrees that a Product Quality Issue exists or believes that the Product Quality Issue is due to (i) Quest Diagnostics’ negligence, (ii) Quest Diagnostics’ use of the Products that is not a Compliant Use, then within [***] after «Oxford Immunotec » identifies the root cause of the issue, «Oxford Immunotec » will provide documentation to Quest Diagnostics supporting «Oxford Immunotec »’s conclusion. The Parties will use commercially reasonable efforts to resolve the Dispute within [***] after «Oxford Immunotec » provides its documentation to Quest Diagnostics.

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(d)     Expert. If the Parties are unable to resolve the Dispute within those [***] or they cannot agree on a Corrective Action Plan, «Oxford Immunotec » may arrange, at its expense, for an independent third-party expert (“Expert”) reasonably acceptable to Quest Diagnostics to review the Parties’ documentation. «Oxford Immunotec » shall require the Expert, who will be subject to confidentiality requirements similar to those set forth in this Agreement, to submit a decision as to the cause of the Product Quality Issue within [***] after receiving the Parties’ documentation. If a Party disagrees with the Expert’s decision, it may then avail itself of the Dispute Resolution provisions contained in Section 21 [Dispute Resolution/Governing Law].

8.4.         Historical Performance Investigations

If Quest Diagnostics issues «Oxford Immunotec » of a Historical Performance Notice, the Parties will meet within [***] to review and discuss Quest Diagnostics documentation. To the extent permitted by FDA regulations, “Oxford Immunotec » will cooperate with Quest Diagnostics in determining the root cause for the change in performance.

8.5.        Shortages

(a)     Allocation. «Oxford Immunotec » and its Affiliates will prioritize allocation of its available Kits and Accessories to fulfill accepted Quest Diagnostics and Eligible Purchaser Orders before «Oxford Immunotec »’s and its Affiliates’ other customer orders. Except as otherwise provided under Section 5.3.3, If «Oxford Immunotec » or its Affiliates cannot fulfill an accepted Order within [***] of the scheduled ship date (a “Shortage”), «Oxford Immunotec » and its Affiliates shall endeavor to secure alternative arrangements to ensure supply of Products to fulfill outstanding Orders. For avoidance of doubt, Shortages that result in a material failure of an Eligible Purchaser to meet its customer requirements or that occur more than [***] during any calendar year during the Contract Period shall be a material breach for purposes of Section 2.2(a). If a Shortage is due to a Force Majeure Event, «Oxford Immunotec » and its Affiliates shall take appropriate preventive measures and work diligently to reduce the potential for Shortages to occur in the future.

(b)     Corrective Action Plan. If requested, «Oxford Immunotec » and its Affiliates shall also develop and implement a corrective action plan within [***] or other period agreed upon by the Parties to prevent Shortages from recurring and to identify an appropriate resolution to any future Shortages.

8.6.     Performance Management Criteria Failures

(a)     Performance Management Criteria. Schedule 8.6 [Performance Management Criteria] specifies the Performance Management Criteria that «Oxford Immunotec » must meet under this Agreement.

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(b)     [***]

(c)     [***]

(d)     [***]

8.7.         Audit / Remedies

Audit. Throughout the Contract Period, «Oxford Immunotec » will permit Quest Diagnostics to audit the records, systems, facilities, and processes of OI Limited and «Oxford Immunotec » to ensure compliance with the performance and quality standards. Routine audits may be conducted no more frequently than once per calendar year. Except as provided otherwise in this Agreement, the costs of an audit under this provision shall be borne solely by Quest Diagnostics. The provisions in Section 10 [Audit] control how the Parties will conduct any audit.

8.8.         Quality Records Retention Period

«Oxford Immunotec » or its Affiliate shall provide secure storage and maintenance of all design, development, manufacturing and quality records for a minimum period of seven (7) years or such period during which such data and records are required to be maintained under regulations or rules promulgated by the Regulatory Authorities, whichever period is longer.

8.9.        Quality Control Processes

(a)     The following provisions pertain to the Kits and Accessories sold to Quest Diagnostics or Eligible Purchasers under the terms of this Agreement:

(i)     «Oxford Immunotec » or its Affiliates are responsible for the design of all Kits and Accessories that «Oxford Immunotec » or its Affiliates manufacture.

(ii)     «Oxford Immunotec » or its Affiliates shall be responsible for the purchase of all materials used for the manufacturing of the Kits and Accessories and shall control incoming material acceptance.

(iii)     «Oxford Immunotec » or its Affiliates shall be responsible for qualifying «Oxford Immunotec »‘s or its Affiliate’s vendors.

(iv)     «Oxford Immunotec » or its Affiliates are responsible for manufacturing and testing the Kits and Accessories. This includes (i) the maintenance of the manufacturing facilities within GMP requirements; (ii) all manufacturing and testing Products must be maintained in a calibrated state; (iii) segregation of Products found out of calibration; and (iv) preventive maintenance of facilities and Products must be executed as necessary to ensure the quality of the Products and components.

(v)     «Oxford Immunotec » or its Affiliates shall be responsible for releasing the Kits and Accessories. Where Products meet the Specifications, they shall be released by «Oxford Immunotec » when (i) the manufacture of the batch is complete; (ii) all batch records have been prepared, reviewed and approved by ««Oxford Immunotec »’s or its Affiliates’ quality department; (iii) all testing on each batch is completed, reviewed and approved by «Oxford Immunotec »’s or its Affiliates’ quality department; (iv) the certificate of analysis or certificate of compliance are issued in executed form; (v) all deviations have been reviewed and adequately addressed by «Oxford Immunotec »’s or its Affiliates’ quality department; and (vi) all other requirements under this Agreement have been met.

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8.10.     Product Traceability

«Oxford Immunotec » or its Affiliates are responsible for managing the Product Traceability of all Products and their components provided to Quest Diagnostics or Eligible Purchasers. In the event that there is a Product Quality Issue / Product Notice / Recall with the Products or components or materials being used in the manufacture of the Products and components, «Oxford Immunotec » or its Affiliates shall determine all affected lots and batches and submit this information to Quest Diagnostics or the Eligible Purchaser within [***] of the notification. For purposes of this Section 8.10, “Product Traceability” means the ability to identify and to verify the history, location, or application of a Product, component, or material by means of documented or recorded identification.

8.11.     Product Holds or Recalls

In the event any Products do not perform as specified in the Product package insert, Quest Diagnostics shall give notice to «Oxford Immunotec » of the nonconformance. «Oxford Immunotec » shall promptly notify Quest Diagnostics throughout the Contract Period regarding any and all issues, problems or concerns that could reasonably be expected to have a material adverse impact on Quest Diagnostics, including without limitation FDA-reportable events regarding the quality or performance of the Products or Products, including but not limited to, Product defects, warnings or recalls and communications regarding the same from FDA.

«Oxford Immunotec » agrees to cooperate with Quest Diagnostics in discussing corrective action plans of «Oxford Immunotec » and preventative measures to be implemented for the future.

9.	Remedies

9.1.        Quality Issues and Shortages

(a)     Reimbursement. «Oxford Immunotec » shall reimburse Quest Diagnostics or the applicable Eligible Purchaser for Expenses incurred by Quest Diagnostics or Eligible Purchasers arising from a Product Quality Issue or a Shortage.

(b)     Shortages. In addition, to reimbursing Quest Diagnostics for Expenses incurred due to a Shortage, during a Shortage, «Oxford Immunotec » will reimburse Quest Diagnostics or the applicable Eligible Purchaser for the commercially reasonable incremental costs it incurs to obtain alternative products over the contract cost of the Products.

(c)     Force Majeure Event. If a Force Majeure Event caused the Shortage, the Parties will work together to find alternative product and resolve the Shortage.

9.2.         Returns and Replacements

(a)     Incorrect Shipment. If Quest Diagnostics or and Eligible Purchaser receives an Incorrect Shipment, Quest Diagnostics or the Eligible Purchaser will contact «Oxford Immunotec » for instructions on whether to return or dispose of the Incorrect Shipment.

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(b)     Returned Goods Authorization. Unless «Oxford Immunotec » directs Quest Diagnostics or the Eligible Purchaser to dispose of the Incorrect Shipment, Quest Diagnostics or the Eligible Purchaser, as applicable, will return the Incorrect Shipment to «Oxford Immunotec » at «Oxford Immunotec »’s expense. «Oxford Immunotec » will promptly refund any Expenses, including any packing, marking, and shipping charges, incurred by Quest Diagnostics or the Eligible Purchaser in returning the Incorrect Shipment. There will be no re-stocking or other charges on the return of the Incorrect Shipment.

(c)     Disposal: If «Oxford Immunotec » directs Quest Diagnostics or an Eligible Purchaser to dispose of the Incorrect Shipment, Quest Diagnostics or the Eligible Purchaser may dispose of the Incorrect Shipment in the most appropriate manner taking into account any Applicable Laws or recommendation by «Oxford Immunotec ». Quest Diagnostics or the Eligible Purchaser, as applicable, will incur no liability by complying with «Oxford Immunotec »’s directive or recommendation in disposing of the Incorrect Shipment. If Quest Diagnostics or the Eligible Purchaser disposes of the Incorrect Shipment as directed or as recommended by «Oxford Immunotec », «Oxford Immunotec » must indemnify and defend Quest Diagnostics or the Eligible Purchaser, as applicable, against third party claims arising out of or relating to Quest Diagnostics’ disposal of the Incorrect Shipment.

(d)     Replacement: If requested, at Quest Diagnostics’ or the Eligible Purchaser’s option, «Oxford Immunotec » will promptly replace Incorrect Shipments or refund to Quest Diagnostics or the Eligible Purchaser any amounts paid for the Incorrect Shipment. If Quest Diagnostics or the Eligible Purchaser opts to have «Oxford Immunotec » replace the Incorrect Shipment, «Oxford Immunotec » is responsible for the shipping charges Quest Diagnostics or the Eligible Purchaser incurs in replacing the Incorrect Shipment. «Oxford Immunotec » must pay any refund [***] (defined above) from the date on which the refund was requested.

9.3.         Reimbursements

«Oxford Immunotec » will pay any reimbursements required under this Section [***] (as defined above) from the event giving rise to the reimbursement requirement.

10.	Audits

10.1.     Election to Audit. If Quest Diagnostics elects to exercise its audit rights under Section 4.3 or 8.7, it will provide written notice to «Oxford Immunotec ». Within [***] from the date of the notice for an audit, the Parties shall meet to establish the timing, audit parameters and objectives of the audit. In addition, depending on the type of audit, the Parties will select a firm, agency, or individual acceptable to both Parties, to conduct the audit as Quest Diagnostics’ Authorized Representative, subject to the confidentiality provisions in Section 16 [Confidentiality].

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10.2.     Audit Process. «Oxford Immunotec » shall cooperate with the auditors to facilitate an efficient audit process and provide reasonable assistance to the auditors to ensure that the audit will encompass the objectives of the audit. The auditors will review «Oxford Immunotec »’s Records at reasonable times, upon reasonable notice, during normal business hours and in such manner so as not to disrupt «Oxford Immunotec »’s financial, commercial, manufacturing or other operations.

10.3.     Audit Report. After the auditors complete the audit, they will provide the results to the Parties in an agreed format. The audit report will include documentation to support the auditor’s general findings. «Oxford Immunotec » will send a written initial response to the Quest Diagnostics Relationship Manager within [***] from «Oxford Immunotec »’s receipt of the audit report. With respect to «Oxford Immunotec » ‘s compliance or non-compliance with Section 4.2 [Lowest Pricing], the audit report will provide all lower pricing that «Oxford Immunotec » charges to its other similarly situated customers who purchased Products and a general description as to why the other customers receive a lower price than Quest Diagnostics. All such reports shall be anonymized such that the identity of any given customer is not ascertainable solely from the report.

10.4.     Failure to provide Lowest Pricing. If the audit results indicate that «Oxford Immunotec » did not comply with the Lowest Pricing requirement as set forth in Section 4.2, «Oxford Immunotec » will promptly adjust its pricing for Products. In addition, Quest Diagnostics and Eligible Purchasers will receive, at Quest Diagnostics’ option, a refund or a credit from «Oxford Immunotec » in an amount equal to the difference between the amount Quest Diagnostics and the Eligible Purchasers paid for the Products and amount they would have paid if «Oxford Immunotec » had afforded Quest Diagnostics and the Eligible Purchasers the Lowest Pricing as set forth in Section 4.2. In determining the amount of the refund or credit, if any, the Parties will include the period beginning on the date «Oxford Immunotec » afforded the other customer the lower pricing and continuing during the portion of the Contract Period that Quest Diagnostics and the Eligible Purchasers paid the excess. If the pricing variance is greater than ten percent, «Oxford Immunotec » will also reimburse Quest Diagnostics for the costs associated with the audit.

10.5.     Failure to comply with Quality Metrics and Performance Management Criteria. If the audit results indicate that «Oxford Immunotec » did not comply with the quality metrics, Quality Management System requirement, or the Performance Management Criteria and Quest Diagnostics learned of that non-compliance only due to the audit, in addition to the remedies available to Quest Diagnostics in Section 9 [Remedies], «Oxford Immunotec » will pay for the audit.

10.6.     Payment. «Oxford Immunotec » will pay any reimbursements required under this Section as provided in Section 11 [Reimbursement].

11.	Reimbursement

«Oxford Immunotec » shall pay any Expenses by check made payable to Quest Diagnostics [***] (as defined above) after «Oxford Immunotec » receives Quest Diagnostics’ invoice for such Expenses. Prior to sending the check, «Oxford Immunotec » shall notify the Relationship Manager. «Oxford Immunotec » shall mail its check to the Quest Diagnostics Purchasing Department Lockbox: 003046 Collections Center Drive, Chicago, IL 60693-0003.

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12.	Warranties

12.1.     «Oxford Immunotec »’s Warranties

(a)     «Oxford Immunotec »’s representations, warranties, and covenants pertaining to the Kits and Accessories will survive any inspection by Quest Diagnostics. «Oxford Immunotec » represents, warrants, and covenants that the Kits and Accessories:

(i)     conform to the Specifications for the applicable stated shelf life;

(ii)     when used in a Compliant Use, comply with their intended use, safety, efficacy, performance, or any other claims regulated by the FDA as well as conform to its FDA clearance or approval and the approved directional insert (if any);

(iii)     were manufactured, stored, labeled, and handled in accordance with Applicable Law, including the Quality System Regulation promulgated by the FDA for the design, manufacture, packaging, labeling, storage, installation, and servicing of Products, and corresponding requirements of other applicable regulatory authorities;

(iv)     are not adulterated or misbranded within the meaning of the Act and are not articles that may not be introduced into interstate commerce under the provisions of Sections 505, 510(k) or 515 of the Act; and

(v)     do not (i) infringe upon the patent, copyright, or trademark of any third party; (ii) misappropriate the trade secret of any third party; or (iii) otherwise violate the intellectual property right of any third party when used in a Compliant Use.

(b)     «Oxford Immunotec » further represents, warrants, and covenants that

(i)     It has, and will convey to Quest Diagnostics, good title to the Products;

(ii)     The Products are free from any security interest, restriction, reservation, lien, or encumbrance;

(iii)     It will render perform all of its Services under this Agreement in a professional and proficient manner;

(iv)     It is not the subject of a case of bankruptcy, insolvency, liquidation, receivership, dissolution or winding-up;

(v)     As of the Effective Date, there are no pending or uncorrected citations or adverse conditions noted in any governmental inspection of any facility where it manufactures, stores, or otherwise handles the Products; and

(vi)     It will not unilaterally take action specifically intended by «Oxford Immunotec » to cause the FDA to determine that Quest Diagnostics may be or is a co-marketer, co-developer, specification developer, or manufacturer of the Products.

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13.	Services

«Oxford Immunotec » will maintain a sufficiently trained and qualified customer service department to respond to general inquiries and provide support of the type and on the terms generally offered by «Oxford Immunotec » to all customers, all at no additional cost to Quest Diagnostics. On Business Days, «Oxford Immunotec »’s customer service department representatives will answer incoming calls from «8:00» AM until «5:00» PM («Eastern» time). «Oxford Immunotec » will maintain a sufficiently trained and qualified technical support service team to provide technical support of the type and on the terms generally offered by «Oxford Immunotec » to all customers related to the Products, at no additional cost to Quest Diagnostics.

14.	Relationship Managers and Reports

14.1.       Relationship Managers

Each Party will designate a Relationship Manager. The Relationship Managers are responsible for communications between the Parties about the relationship. The Quest Diagnostics Relationship Manager may be the Sourcing Manager for the Products.

14.2.     Manufacturing and Service Center Locations

«Oxford Immunotec » shall disclose to the Relationship Manager the names and locations of each of its manufacturing and supply center locations that supply Products under this Agreement. «Oxford Immunotec »’s disclosure must (i) identify the Quality Management System standard under which the facility operates; and (ii) disclose any open regulatory actions or notices pertinent to those locations. A manufacturing location is any facility owned or leased by «Oxford Immunotec » that designs, manufactures, fabricates, assembles, or processes Products and includes those facilities that sterilize, install, re-label, remanufacture, repack Products or that develop specifications.

15.	Compliance with Laws

15.1.       Applicable Laws

Each Party must comply with all Applicable Laws. Either Party may consider the other Party’s failure to comply with Applicable Law to be a material breach of this Agreement.

15.2.       Excluded Provider

Each Party represents that it has not been convicted of a criminal offense related to health care and is not currently listed by a federal agency as debarred, excluded, or ineligible to participate in federally funded programs. Each Party will notify the other Party in writing within five (5) days if any change during the Contract Period renders this representation false. Any change in circumstances will constitute cause to terminate this Agreement immediately. For purposes of this Section, the term “Party” includes the entity entering into this Agreement and its parent, principals, shareholders, directors, and officers and employees.

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15.3.     Privacy and Security Requirements

(a)     Definitions. “HIPAA” is the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, and the regulations issued pursuant to it. “Individually Identifiable Health Information” has the definition set forth in HIPAA. “Privacy Regulations” are all regulations in effect from time to time issued pursuant to HIPAA and applicable to the privacy of Individually Identifiable Health Information. “Protected Health Information” is Individually Identifiable Health Information transmitted by electronic media, maintained in any medium described in the definition of electronic media, or transmitted or maintained in any other form or medium. “Security Regulations” are the regulations in effect from time to time issued pursuant to HIPAA and applicable to the security of Individually Identifiable Health Information.

(b)     Obligations. In performing its obligations under this Agreement, «Oxford Immunotec », or its employees, representatives, or agents, may inadvertently obtain access to Individually Identifiable Health Information (“Patient Information”). Patient Information is not required for «Oxford Immunotec » to perform its obligations under this Agreement. Quest Diagnostics shall take commercially reasonable steps to ensure that Patient Information is not provided to «Oxford Immunotec » during the Contract Term. «Oxford Immunotec » must advise its Authorized Representatives of the requirement to keep Patient Information confidential and require them to comply with the HIPAA requirements regarding the confidentiality and privacy of Patient Information. «Oxford Immunotec » will not use, disclose, or reproduce, in any manner, any Patient Information that it obtains or to which it gains access because of this Agreement. «Oxford Immunotec » will immediately report to Quest Diagnostics any security incident (as defined in the Security Regulations) of which «Oxford Immunotec » becomes aware or any incident in which it or its Authorized Representatives gain access to, uses, or discloses Patient Information. «Oxford Immunotec » will maintain appropriate security policies, procedures, and practices to protect the Patient Information against unauthorized use or disclosure.

16.	Confidentiality

16.1.     Definitions

(a)     Confidential Information. “Confidential Information” is information or material, disclosed by or on behalf of, Disclosing Party relating to Disclosing Party’s business or operations that (i) is not generally known other than by Disclosing Party; and (ii) Receiving Party learns about due to entering into this Agreement or due to the relationship between the Parties. Confidential Information includes the existence and terms of any negotiations between the Parties, and the terms and conditions of this Agreement. Confidential Information also includes information relating to pricing; inventory levels; Product specifications; prototypes; marketing techniques and materials; marketing plans; timetables; strategic and development plan; organizational, technical, and financial data; personnel statistics; customer and patient information; trade secrets; organizational structure; business plans; and financial information whether discussed orally or in writing.

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(b)     Disclosing Party. “Disclosing Party” is the Party (or its Authorized Representatives) disclosing Confidential Information.

(c)     Receiving Party. “Receiving Party” is the Party (or its Authorized Representatives) receiving Disclosing Party’s Confidential Information.

16.2.     Confidentiality Obligations

(a)     Non-Disclosure and Non-Use. Receiving Party shall hold in confidence and not disclose Confidential Information to any person or entity except for Receiving Party’s Authorized Representatives and only to the extent necessary to perform the Receiving Party’s duties and obligations, or to enforce its rights under this Agreement. Each Party shall advise its Authorized Representatives of the confidentiality requirements in this Agreement and shall require them to comply. Each Party is responsible for any breach of this Agreement by its Authorized Representatives. Receiving Party shall use Disclosing Party’s Confidential Information solely for the purposes set forth in this Agreement.

(b)     Limit Dissemination. Receiving Party shall limit dissemination of Disclosing Party’s Confidential Information to its Authorized Representatives who have a need to know the information for the purposes set forth in this Agreement. During the Contract Period and for two (2) years thereafter each Party shall maintain appropriate and adequate safeguards, policies, and procedures to protect Confidential Information against unauthorized use, disclosure, alteration, or destruction.

(c)     Return. Upon Disclosing Party’s written demand, Receiving Party shall promptly return Disclosing Party’s Confidential Information (and all copies) in Receiving Party’s possession. This requirement does not apply to Confidential Information incorporated into Confidential Information that Applicable Law requires Receiving Party to maintain to verify the work it performed, which Receiving Party may retain subject to the restrictions contained in this Section.

16.3.     Exclusions

(a)     Confidential Information does not include information (i) Receiving Party developed independently; (ii) Receiving Party knew before receiving it; (iii) the Parties released from the obligation of confidentiality; (iii) obtained from a third party without an obligation of confidentiality; or (iv) that is or becomes public knowledge through no fault of Receiving Party. These exclusions apply only if supported by verifiable documentation.

(b)     The confidential nature of Confidential Patient Information does not expire.

16.4.     Permitted Disclosures

Receiving Party may disclose Confidential Information when required to do so by Applicable Law, court order, or to its auditors, tax advisors or other financial advisors as necessary to meet the Receiving Party’s obligations under Applicable Law. If required by a court order to disclose Confidential Information, Receiving Party shall promptly notify Disclosing Party of the need for the disclosure and give Disclosing Party a reasonable time, if legally permissible, to oppose the process. In addition, Disclosing Party may disclose only the minimum amount of Confidential Information required to comply with the court order. The confidential nature of Confidential Patient Information does not expire.

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16.5.       No Warranties

The Confidential Information Is Provided By Disclosing Party On An “As Is” Basis Without Warranties Of Any Kind.

17.	Indemnification

17.1.     Definitions

(a)     “Claim” is any third party action brought against either Party entitled to indemnification and defense under this Agreement.

(b)     “Indemnifiable Losses” means the aggregate of Losses and Litigation Expenses.

(c)     “Indemnitee” is the Party seeking indemnification and includes the Party and its Affiliates, assignees, agents, employees, officers, and directors, and (iii) all Affiliates, agents, employees, officers, and directors of its subsidiaries, Affiliates, and assignees.

(d)     “Indemnitor” is the Party providing indemnification and includes the Party and its Affiliates, assignees, agents, employees, officers, and directors, and (iii) all Affiliates, agents, employees, officers, and directors of its subsidiaries, Affiliates, and assignees.

(e)     “Litigation Expenses” are any court filing fees, court costs, or other reasonable costs, witness fees, and the cost of investigating and defending or asserting any Claim for indemnification, including reasonable attorneys’ fees, other professionals’ fees, and disbursements.

(f)     “Losses” are any liabilities, losses, Claims, settlement payments, costs and expenses, interests, awards, judgments, damages, fines, fees and penalties, or other charges, other than a Litigation Expense.

17.2.     Indemnification Obligations

(a)     General. Indemnitor shall indemnify, defend, and hold Indemnitee harmless from and against any Indemnifiable Losses incurred in connection with a Claim arising out of or relating to (i) Indemnitor’s acts or omissions that are a breach of this Agreement; and (ii) personal injury or property damage related to or caused by: (a) Indemnitor’s negligence or willful misconduct; (b) the negligence or willful misconduct of its employees, agents, contractors, or subcontractors.

(b)     «Oxford Immunotec »’s Indemnification Obligations. «Oxford Immunotec », as Indemnitor, will indemnify, defend, and hold Indemnitees harmless from and against any Indemnifiable Losses incurred in connection with a Claim brought against Quest Diagnostics arising out of or relating to (i) infringement (or any claim of infringement) of any intellectual property or other proprietary rights (including patents, copyrights, trademarks, and trade secrets); and (ii) Products or their use to the extent the Products are used in a Compliant Use.

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(c)     Exclusion. Indemnitor is not obligated to defend or indemnify Indemnitee for any Indemnifiable Losses if those losses arise from Indemnitee’s negligence or willful misconduct. «Oxford Immunotec » is not obligated to defend or indemnify Quest Diagnostics to the extent use of the Products is not a Compliant Use.

17.3.      Notice and Procedural Issues

(a)     Notice of Claim. If Indemnitee intends to claim indemnification under this Section, it shall promptly notify Indemnitor of any Claim with respect to which Indemnitee intends to claim indemnification. Indemnitee will give Indemnitor prompt notice of any Claim. Indemnitee’s failure to provide Indemnitor with prompt written notice of a Claim will not discharge Indemnitor’s indemnification obligations under this Section unless the failure or delay in providing the notice materially prejudices its ability to defend the Claim.

(b)     Defense and Settlement. Indemnitee will cooperate with Indemnitor, at Indemnitor’s expense, by complying with its reasonable instructions and requests in connection with the preparation for and defense of the Claim. Indemnitee, at its option and expense, may hire counsel to assist in defending the Claim. Indemnitor will not compromise or settle any Claim that affects Indemnitee adversely or admits any matter concerning Indemnitee without Indemnitee’s prior written consent.

17.4.      Additional Infringement Remedies

If commercially reasonable, and in addition to the other obligations set forth above, «Oxford Immunotec » will, at its sole cost and expense: (i) obtain any rights necessary to enable Quest Diagnostics to continue to use the Products; (ii) modify the Products so that they do not infringe while continuing to meet the required specifications; or (iii) replace the Products, if practicable. If these additional remedies are not available, «Oxford Immunotec » shall refund to Quest Diagnostics all monies it paid for the infringing Products remaining in its possession.

18.	Insurance

18.1       During the term Contract Period, Seller shall, as a minimum and at its own cost and expense, maintain the types and levels of insurances specified below:

(a)     general and products liability insurance in the sum of [***] per claim and [***] in aggregate;

(b)     workers compensation and employer liability insurance in the sum required by Applicable Law; and

(c)     excess liability insurance in the sum of [***] in the aggregate.

18.2        Notwithstanding the above, the parties agree that Seller may also carry additional levels of insurance as are usual for the jurisdiction in which it is based or are statutorily required to operate.

18.3         In the event that any insurance referred to herein is of the “claims made” type, such coverage shall be continued for a period of at least three (3) years after the termination of this Agreement or a three (3) year extended reporting period (also known as “tail coverage”) shall be purchased.

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18.4     All insurance requirements set forth in this contract are minimum required levels of insurance and are not intended as limits on Seller’s liability to Quest Diagnostics for violations of any duties, responsibilities or obligations of Seller as set forth in the Agreement. All insurance required under this contract shall be maintained with insurers that maintain a rating from AM Best of A(-).

18.6     Seller’s insurance shall not be cancellable or reduced without at least thirty (30) days prior notice to Quest Diagnostics. A certificate of insurance evidencing all required coverage will be provided to Quest Diagnostics at the start of the contract and annually upon request thereafter.

19.	Records

«Oxford Immunotec » must maintain complete and accurate Records, in accordance with generally accepted accounting principles, to substantiate «Oxford Immunotec »’s charges and expenses under this Agreement. «Oxford Immunotec » will maintain the Records in accordance with accepted industry information storage practices and record retention periods applicable to «Oxford Immunotec »’s business and the health care industry, in compliance with Applicable Laws and in accordance with sound accounting practices, consistently applied.

20.	Notices

20.1.     Writing. Except as otherwise provided in this Agreement, any notices or communications must be in writing and sent, properly addressed to the other Party at its address listed below or to any other address as a party may specify to the other party in writing.

To Quest Diagnostics:	1201 South Collegeville Road Collegeville, PA 19426 Attention: Sourcing Manager, Commodity
With a copy to:	500 Plaza Drive Secaucus, New Jersey 07094 Attention: General Counsel
To «Oxford Immunotec »:	«Oxford Immunotec [INSERT LEGAL NAME]» 700 Nickerson Road, Suite 200 Marlborough, MA 01752 Attention: Chief Operating Officer
With a copy to:	«Oxford Immunotec » 700 Nickerson Road, Suite 200 Marlborough, MA 01752 Attention: General Counsel

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20.2.     Effective. Notice is effective upon delivery. Unless otherwise specified in this Agreement, the Parties must send any notices or communications by a delivery service (e.g., Federal Express); or certified or registered mail, postage prepaid, return-receipt requested.

21.	Dispute Resolution/Governing Law

21.1.     Procedure. This Section 21 sets forth the exclusive dispute resolution procedures for any Dispute.

21.2.     Negotiation: Each Party’s Authorized Representatives who have the authority to waive or settle the Dispute, must meet within [***] after one Party notifies the other in writing about the Dispute. All negotiations pursuant to this clause are confidential and the Parties shall treat the negotiations as settlement negotiations.

21.3.     Litigation. If the Parties cannot resolve the Dispute, either Party may initiate litigation.

21.4.     Governing Law/Venue: The Law of the State of Delaware, without regard to its conflict of law principles, shall govern any Dispute with respect to this Agreement. «Oxford Immunotec » agrees to submit to the exclusive jurisdiction of the federal and state courts located in Delaware for any Disputes. The Parties Hereby Irrevocably Waive, To The Extent Permitted By Law, All Rights to Trial by Jury in any Action, Proceeding, or Counterclaim Relating to or Arising From This Agreement.  Each Party represents that it has reviewed this waiver and knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  If there is litigation, either Party may file a copy of this Agreement as a written consent to a trial by the court.

21.5.     Litigation Costs and Expenses: Each party shall bear its own costs and expenses including attorneys’ fee.

22.	Miscellaneous

22.1.      [***]

[***]

22.2.      Use of Marks and Press Releases

(a)     «Oxford Immunotec » hereby grants to Quest Diagnostics and all Eligible Purchasers the royalty-free, non-exclusive, non-assignable and non-sublicensable right to use the OI Trademarks (as defined below) only for advertising, marketing, promoting, distributing and selling T-SPOT.TB testing services provided by Quest Diagnostics and all Eligible Purchasers during the Term in the United States of America and only directed at customers in the United States of America. Quest Diagnostics shall utilize the branding standards guide provided to Quest Diagnostics in writing, and as updated from time-to-time in writing by «Oxford Immunotec », as a guide on such matters, and shall promptly discontinue all use of the OI Trademarks immediately at the end of the Contract Period. To the extent that Quest Diagnostics uses any OI Trademark, Quest Diagnostics shall accompany any such use with a conspicuous notation to the effect that such Trademark is owned by “Oxford Immunotec, Ltd.” and with any other proprietary legend of which «Oxford Immunotec » notifies it in writing.

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(b)     Quest Diagnostics acknowledges that all goodwill associated with the use of the OI Trademarks by Quest Diagnostics and all Eligible Purchasers vests and shall vest in «Oxford Immunotec » and undertakes that Quest Diagnostics (for itself or any other Eligible Purchaser) shall make no claim to such goodwill. Without prejudice to the foregoing, if any goodwill or proprietary right in relation to the OI Trademarks vest in Quest Diagnostics (or any other Eligible Purchaser), it shall, immediately upon becoming aware of the vesting of such goodwill or right, assign, or procure the assignment of, such goodwill or right to «Oxford Immunotec ».

(c)     Quest Diagnostics, on behalf of itself and all Eligible Purchasers, undertakes not to commit or omit any act or pursue any course of conduct, during the Contract Period, which would be likely to: (i) bring any of the OI Trademarks into disrepute; (ii) damage the goodwill or reputation attaching to any of the OI Trademarks; (iii) prejudice the validity or enforceability of any of the OI Trademarks (in respect of any goods or services); or (iv) dilute or reduce the value or strength of any of the OI Trademarks or any registrations thereof.

(d)     For purposes of this Section 22.2, “OI Trademarks” means all registered and unregistered trademark rights in the T-SPOT® and T-SPOT®.TB trademarks in the United States of America, together with any further trademarks which «Oxford Immunotec » may permit Quest Diagnostics to use by express notice in writing.

(e)     Other than as set forth above, no Party may use another Party’s name, insignia, symbol, trademark, tradename, or logotype (or any abbreviation or adaptation thereof) in any publications, press releases, promotional materials, or other form of publicity without the other Party’s prior written consent. These restrictions do not prohibit a Party from identifying another Party when required by Applicable Law or the Parties contemplated it when drafting this Agreement. The Parties will not and will not permit their affiliates to issue or publish any press release or make public announcements with respect to this Agreement or another Party, without the prior written consent of that other Party. Without limiting any of the foregoing, each Party expressly consents to permitting the other Party to publicly file and describe this Agreement in furtherance of its obligations under applicable securities and corporate laws, provided such Party provides at least ten (10) days’ prior written notice of such filing to the other Party, and redacts any provisions the other Party notifies the filing Party that it wishes to maintain as Confidential Information, to the extent such redaction will be in compliance with Applicable Law.

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22.3.       Limitation of Liability

Except pursuant to Section 16 (Confidentiality) and Section 17 (Indemnification) or in the event of (i) fraud; or (ii) death or personal injury caused by that Party’s negligence, in any dispute, neither Party shall be liable to the other for any special, exemplary, incidental, consequential or punitive damages. These limitations apply even if a Party has been advised of the possibility of recovering these damages and notwithstanding any failure of essential purpose of any limited remedy.

22.4.       Force Majeure

A Force Majeure Event excuses, the Non-Performing Party from whatever performance the Force Majeure Event prevents, but only to the extent prevented by the Force Majeure Event. When the Non-Performing Party is able to resume performing its obligations, it will immediately give the other Party written notice to that effect and resume performing its obligations no later than two (2) working days after sending the notice. If the Force Majeure Event extends beyond thirty (30) days, Quest Diagnostics has the right to terminate this Agreement, without penalty, upon written notice to «Oxford Immunotec ». Further, during «Oxford Immunotec »’s excused period of non-performance, Quest Diagnostics may procure replacement Products, as needed, from other vendors, without penalty.

22.5.       Independent Contractors

The Parties are independent contractors engaged in the operation of their own respective businesses. No Party is a fiduciary, agent, Authorized Representative, or employee of another. No Party has authority to enter into contracts or assume any obligation for or on behalf of another Party or to make any warranties or representations for or on behalf of another Party.

22.6.      Severability

If a court of law or arbitral panel holds any provision unenforceable, the remaining provisions will continue in effect. If possible, the Parties will amend this Agreement to modify any unenforceable provision to render it valid and enforceable and to preserve, as much as is reasonably practicable, the original intent of the unenforceable provision.

22.7.      Assignment

No Party may assign its rights or delegate its duties or obligation under this Agreement to a third party without the prior written consent of the other Party. However, either Party may assign this Agreement (or any of its rights or interest) to a successor entity to which the assigning Party transfers or assigns all or substantially all of its assets. The assigning Party will provide written notice to the other Party of the assignment and to the extent surviving the transaction will remain liable for the assignee’s performance of its duties or obligations under this Agreement.

22.8.      Entire Agreement

This Agreement constitutes the entire agreement between the Parties concerning its subject matter and supersedes all prior written or oral agreements or understandings between the Parties concerning its subject matter. Modifications to this Agreement must be in writing and signed by the Parties’ Authorized Representatives.

Confidential	Page 27

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

22.9.     Waiver

No waiver of any breach or failure to enforce any terms or conditions of this Agreement will limit or waive the Party’s right to enforce and to compel strict compliance with every term and condition nor will it constitute a waiver by the Party of its rights in equity or under Applicable Law. The rights and remedies provided in this Agreement are cumulative and are in addition to any other rights and remedies available to the Parties at law and in equity.

22.10.     Counterparts

The Parties may execute this Agreement in one or more counterparts, each of which constitutes an original, and all of which, collectively, constitute one agreement. This Agreement is binding when each Party has signed one or more counterparts. The signature of all Parties need not appear on the same counterpart.

22.11.     Prohibition against Gifts

(a)     Offer. «Oxford Immunotec » may not offer gifts or other items of value including cash, free goods, merchandise, tickets to sporting or entertainment events, special discounts, honoraria, liquor, food products, personal services, preferential treatment, reimbursement, or payment for travel expenses, lodging, or meals to Quest Diagnostics employees, representatives, officers, or directors or to their family members (“Gifts”). Promotional items or items of minimal value (i.e., less than $10.00 individually or in the aggregate) such as pens, caps, mugs, and t-shirts are not Gifts.

(b)     Cooperation «Oxford Immunotec » shall cooperate with Quest Diagnostics in investigating any incident in which a Quest Diagnostics employee accepted a Gift offered by «Oxford Immunotec »’s employee. «Oxford Immunotec »’s cooperation would include making the employee who made the offer available to Quest Diagnostics, under agreed upon terms and conditions, to answer questions about the incident.

22.12.     Quest Diagnostics Policies

[Intentionally Omitted]

22.13.     Disaster Recovery/Business Continuity

«Oxford Immunotec » shall have detailed and documented plans for responding to a disaster, emergency, or other unforeseen circumstances that include processes and procedures for resumption of business operations, which shall be reviewed, at least annually.   «Oxford Immunotec » has provided Quest Diagnostics with copies of such plans prior to the Effective Date.

The Parties intend to abide by this Agreement’s terms and condition, understand that it binds them legally, and represent that the individuals executing this Agreement have the authority to bind their respective entities.

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«Oxford Immunotec [insert legal name]»	Quest Diagnostics Incorporated Your signature attests to your compliance with the Supplier and Services Agreement Authorization Requirement
By:	By:
Print Name:	Print Name:
Title:	Title:
Date Signed:	Date Signed:

Schedules:

Schedule 1.5(a)	Entities Referenced in Section 1.5(a)
Schedule 1.5(b)	[∙]
Schedule 4.1	Pricing of Products
Schedule 4.2	List of Supplier’s Customers Referenced in Section 4.2
Schedule 8.6	Performance Management Criteria
Schedule 9.1	Expenses
Exhibit A	Routing Guide

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 1.5(a)

Entities Referenced in Section 1.5(a)

[***]

Schedule 1.5(a)	Page i

 THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 1.5(b)

[●]

Schedule 1.5(b)	Page ii

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.1

Pricing of Products

KITS
Volume Range (in Kits per twelve-month period during Contract Period	Per Kit Price	Equivalent Test volumes†	Per Test Price†
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
† Each Kit contains materials for [***] T-SPOT.TB Tests. [***] [***]
ACCESSORIES
[***]	Unit price: [***]
[***]	Unit price: [***]

Schedule 4.1	Page iii

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Schedule 4.2

List of Supplier’s Customers Referenced in Section 4.2

Schedule 4.2	Page iv

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 8.6

Performance Management Criteria

●	[***]
●	[***].

[***]

●	[***]
●	[***]
●	[***]
●	[***]

Schedule 8.6	Page i

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 9.1

Expenses

[***]

Schedule 9.1	Page i

Exhibit A

Routing Guide

Effective 1/11/2010

[***]

Exhibit A	Page i